                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

     |_|  Preliminary Proxy Statement
     |_| Confidential, for Use of the Commission only (as permitted by Rule
         14a-6(e)(2))
     |X| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |_| Soliciting Material Pursuant to Section 240.14-11(c) or Section
         240.14a-12

                                FRED MEYER, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |_|      No fee required.
         |_|      Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
                  and 0-11.
         |X|      Fee paid previously with preliminary materials.
         |_|      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount previously paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                                               File No. 333-66961
                                               Pursuant to Rule 424(b)3

[KROGER LOGO]

                                                               [FRED MEYER LOGO]

                        JOINT PROXY STATEMENT/PROSPECTUS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of The Kroger Co. and Fred Meyer, Inc. have agreed on a merger of our two companies. If the merger is completed, Fred Meyer stockholders will receive one Kroger common share for each share of Fred Meyer common stock they own. In the merger, each option or warrant to buy shares of Fred Meyer common stock will become an option or warrant to buy the same number of Kroger common shares on the same terms. Unless they exercise their right to dissent from the merger and receive the fair cash value of their Kroger common shares, Kroger shareholders will continue to own Kroger common shares following the merger. After the merger, Fred Meyer will be a wholly-owned subsidiary of Kroger.

     Immediately after the merger, current Fred Meyer stockholders will own approximately 38% of the outstanding Kroger common shares. This percentage is based on the number of shares of each company outstanding on March 5, 1999, the last trading day before the date of this document. On March 5, 1999, the Kroger common shares, which are listed on the New York Stock Exchange under the trading symbol "KR," closed at $63.688 per share and the Fred Meyer common stock, which is listed on the New York Stock Exchange under the trading symbol "FMY," closed at $62.563 per share.

     We cannot complete the merger unless shareholders of both companies vote to approve it. Each company will hold a special meeting of its shareholders to vote on the merger agreement. YOUR VOTE IS VERY IMPORTANT.

     This document is a proxy statement for both Kroger and Fred Meyer to use in soliciting proxies for our special meetings of shareholders. This document is also a prospectus of Kroger relating to the issuance of up to 170 million Kroger common shares in connection with the merger. This document gives you detailed information about the merger, and includes the merger agreement.

     FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 13.

     We are very enthusiastic about the merger and the strength and capabilities we expect from the combined company. We join all the other members of each company's Board of Directors in recommending that you vote in favor of the merger.

                                           Robert G. Miller
Joseph A. Pichler                          Vice Chairman and Chief Executive
Chairman and Chief Executive Officer       Officer
The Kroger Co.                             Fred Meyer, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     JOINT PROXY STATEMENT/PROSPECTUS DATED MARCH 8, 1999, WAS FIRST MAILED
                   TO SHAREHOLDERS ON OR ABOUT MARCH 9, 1999.

                      REFERENCES TO ADDITIONAL INFORMATION

     This document incorporates important business and financial information about our companies from documents that we have filed with the SEC but have not included in or delivered with this document. If you write or call us, we will send you these documents, excluding exhibits, without charge. You can contact us at:

The Kroger Co.                            Fred Meyer, Inc.
1014 Vine Street                          3800 SE 22nd Avenue
Cincinnati, Ohio 45202                    Portland, Oregon 97202
(513) 762-1220                            (503) 232-8844

     Please request documents from Fred Meyer by April 7, 1999 and from Kroger by April 8, 1999. If you request any incorporated documents, we will mail the documents you request by first class mail, or another equally prompt means, by the next business day after we receive your request.

     See "Where You Can Find More Information" on page 84 for more information about the documents referred to in this document.

                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 12, 1999

To the Stockholders of Fred Meyer, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders (the "Fred Meyer Special Meeting") of Fred Meyer, Inc. ("Fred Meyer") will be held on April 12, 1999, at 3:00 p.m., local time, at Ralphs Grocery Company, 1100 West Artesia Boulevard, Compton, California 90220 for the following purpose:

        To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 18, 1998 (the "Merger Agreement"), among The Kroger Co. ("Kroger"), Jobsite Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Kroger ("Merger Sub"), and Fred Meyer, and approve the related merger, pursuant to which Merger Sub will merge with and into Fred Meyer (the "Merger") and each share of common stock of Fred Meyer, par value $.01 per share, issued and outstanding immediately prior to the Merger will be converted into the right to receive one common share, par value $1.00 per share, of Kroger. A copy of the Merger Agreement is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus.

     Fred Meyer reserves the right to abandon the Merger at any time prior to the consummation of the Merger upon the terms and subject to the conditions of the Merger Agreement.

     The board of directors of Fred Meyer has fixed the close of business on March 3, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Fred Meyer Special Meeting. Only stockholders of record at such time will be entitled to notice of and to vote at the Fred Meyer Special Meeting. A list of Fred Meyer stockholders entitled to vote at the Fred Meyer Special Meeting will be available for examination, during ordinary business hours, at 3800 SE 22nd Avenue, Portland, Oregon 97202, during the ten day period prior to the Fred Meyer Special Meeting.

     A form of Proxy and a Joint Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the Fred Meyer Special Meeting accompany this notice.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

     You are cordially invited and urged to attend the Fred Meyer Special Meeting in person. If you attend the Fred Meyer Special Meeting and desire to revoke your Proxy and vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE FRED MEYER SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, WHETHER OR NOT YOU PLAN TO ATTEND THE FRED MEYER SPECIAL MEETING. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                            By Order of the Board of Directors,

                                            Roger A. Cooke
                                            Executive Vice President,
                                            Regulatory and Legal Affairs, and
                                            Secretary
Portland, Oregon
March 8, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers About the Merger......................    1
Summary.....................................................    3
Risk Factors................................................   13
  Since the market price of Kroger common shares will vary,
     Fred Meyer stockholders cannot be sure of the market
     value of the Kroger common shares they will receive in
     the merger.............................................   13
  Our significant indebtedness could adversely affect us by
     reducing our flexibility to respond to changing
     business and economic conditions and increasing our
     borrowing costs........................................   13
  We cannot assure you that Kroger and Fred Meyer will be
     successfully combined or that Fred Meyer's recent
     acquisitions will be successfully combined into a
     single entity..........................................   13
  We may not achieve the expected cost savings and other
     benefits of the merger and we will have significant
     merger related costs that will have a material negative
     effect on our results of operations....................   14
  The termination fees and stock option agreements may
     discourage other companies from trying to combine with
     either of us even if these bids offer higher immediate
     value to shareholders..................................   14
  Officers and directors of Fred Meyer have agreements and
     other arrangements that may create potential conflicts
     of interest with Fred Meyer stockholders regarding the
     merger.................................................   15
Cautionary Statement Regarding Forward-Looking
  Information...............................................   16
The Special Meetings........................................   17
  Matters to be considered at the special meetings..........   17
  Votes required for approval of the merger agreement and
     merger.................................................   17
  How shares will be voted at the special meetings..........   18
  How to revoke a proxy.....................................   18
  Solicitation of proxies...................................   18
The Companies...............................................   19
  Kroger....................................................   19
  Fred Meyer................................................   19
The Merger..................................................   21
  General information about the merger......................   21
  Background of the merger..................................   21
  Reasons for the merger; Recommendations of the boards of
     directors..............................................   24
  Opinions of financial advisors............................   28
  Interests of members of Fred Meyer's board of directors
     and management in the merger...........................   37
  Accounting treatment......................................   40
  U.S. federal income tax consequences......................   40
  Regulatory matters........................................   42
  Resale restrictions.......................................   42
  Amendment of existing credit facilities...................   43
The Merger Agreement........................................   44
  The merger................................................   44
  Effective time of the merger..............................   44
  Exchange procedures.......................................   44
  Representations and warranties............................   45
  Covenants.................................................   46
  No solicitation of transactions...........................   48
  Boards' covenant to recommend.............................   48
  Best efforts; Antitrust matters...........................   49
  Benefit plans.............................................   49
  Governance................................................   50
  Indemnification and insurance.............................   50

                                                              PAGE
                                                              ----
  Conditions................................................   51
  Termination...............................................   52
  Termination fees..........................................   53
  Other expenses............................................   54
  Assignment, amendment and waiver..........................   54
Rights of Dissenting Shareholders...........................   55
  Kroger shareholders.......................................   55
  Fred Meyer stockholders...................................   56
The Stock Option and Voting Agreements......................   57
  The stock option agreements...............................   57
  Voting agreements.........................................   59
Management and Operations After the Merger..................   60
  Stock ownership of designated new directors...............   61
Unaudited Pro Forma Combined Financial Data.................   63
Description of Kroger Capital Stock.........................   74
  Authorized capital stock..................................   74
  Kroger common shares......................................   74
  Kroger preferred shares...................................   74
  Preferred share purchase rights...........................   74
Comparative Rights of Shareholders..........................   76
  General...................................................   76
  Classified board of directors.............................   76
  Shareholder rights plan...................................   76
  Number of directors.......................................   76
  Removal of directors......................................   77
  Vacancies.................................................   77
  Special meetings..........................................   77
  Cumulative voting.........................................   77
  Advance notice provisions for shareholder nominations and
     shareholder proposals..................................   78
  Amendments to charter documents...........................   78
  Mergers, acquisitions and other transactions..............   79
  Transactions with interested shareholders.................   79
  Appraisal rights..........................................   81
  Consideration of other constituencies.....................   81
  Liability and indemnification of directors................   81
Legal Matters...............................................   82
Experts.....................................................   82
1999 Kroger Annual Meeting..................................   83
Shareholder Proposals for 1999 Annual Meetings..............   83
Where You Can Find More Information.........................   84
Appendix A -- Agreement and Plan of Merger..................  A-1
Appendix B -- Fred Meyer Stock Option Agreement.............  B-1
Appendix C -- Kroger Stock Option Agreement.................  C-1
Appendix D -- Opinion of Goldman, Sachs & Co. ..............  D-1
Appendix E -- Opinion of Donaldson, Lufkin & Jenrette
  Securities Corporation....................................  E-1
Appendix F -- Opinion of Salomon Smith Barney Inc...........  F-1
Appendix G -- Appraisal Rights -- Section 1701.85 of the
  Ohio Revised Code.........................................  G-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE KROGER AND FRED MEYER PROPOSING TO MERGE?

A: By combining Kroger and Fred Meyer we will create the nation's largest supermarket company with the broadest geographic coverage and the widest spectrum of retail formats. Together, we will have $43 billion in annual sales, 2,200 supermarkets, 800 convenience stores and 381 fine jewelry stores across 37 states. Together, we will have the #1 or #2 market share position in 33 of the nation's 100 largest and fastest growing markets. Fred Meyer's strength in Western markets fits well with Kroger's leading market position in the Midwestern and Southeastern markets. By combining operations, we expect to obtain lower costs than we separately would have if the merger did not occur in the areas of purchasing, information technology, manufacturing and distribution.

Q: WHAT WILL FRED MEYER STOCKHOLDERS RECEIVE FOR THEIR FRED MEYER SHARES IN THE MERGER?

A: If we complete the merger, Fred Meyer stockholders will receive one Kroger common share in exchange for each of their shares of Fred Meyer common stock. This one-for-one exchange ratio will not change. Because the exchange ratio is fixed and the market price of Kroger common shares that Fred Meyer stockholders will receive in the merger will vary, Fred Meyer stockholders cannot be sure of the market value of the Kroger common shares they will receive in the merger.

Q:  WHAT WILL HOLDERS OF KROGER COMMON SHARES RECEIVE IN THE MERGER?

A: Unless they exercise their right to dissent from the merger and receive the fair cash value of their shares, holders of Kroger common shares will retain their Kroger common shares.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have carefully read this document, just indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your shares may be represented and voted at the appropriate special meeting as indicated below:

                             Kroger Special Meeting
                                 April 13, 1999
                             10:00 a.m., local time
                              Music Hall Ballroom
                                1243 Elm Street
                             Cincinnati, Ohio 45210

                           Fred Meyer Special Meeting
                                 April 12, 1999
                             3:00 p.m., local time
                             Ralphs Grocery Company
                          1100 West Artesia Boulevard
                           Compton, California 90220

    In order for us to complete the merger, holders of a majority of the outstanding common shares of both Kroger and Fred Meyer must approve the merger agreement. If you do not vote your shares, the effect will be a vote against the merger agreement. THE BOARD OF DIRECTORS OF EACH COMPANY UNANIMOUSLY RECOMMENDS VOTING "FOR" THE MERGER AGREEMENT.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your shares will not be voted unless you follow the directions your broker provides to you regarding how to vote your shares.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted. Just send in a later dated, signed proxy card to your company's Secretary before your meeting or attend your meeting in person and vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES AT THIS TIME?

A: No. After we complete the merger, Kroger will send Fred Meyer stockholders written instructions for exchanging their shares.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We must first obtain the necessary regulatory clearance and the approvals of our shareholders at the special meetings.

    We hope to complete the merger in the spring of 1999. However, we cannot assure you as to when or if the merger will occur.

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: Both companies file reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at http://www.sec.gov and at the offices of the New York Stock Exchange. You can also request copies of these documents from us.

Q:  WHO CAN ANSWER MY QUESTIONS?

A:  If you are a Kroger shareholder and you have questions, you should contact:

                                   The Kroger Co.
                                  1014 Vine Street
                               Cincinnati, Ohio 45202
                            Attention: Investor Relations
                          Telephone Number: (513) 762-1431

                                         or

                           Banks and Brokers may contact:
                               The Altman Group, Inc.
                                   (212) 681-9600

     If you are a Fred Meyer stockholder and you have questions, you should contact:

                                D.F. King & Co., Inc.
                                   77 Water Street
                              New York, New York 10005
                                   (800) 714-3312

                                    SUMMARY

        This summary highlights selected information from this document. It does not contain all of the information that is important to you. We urge you to read carefully the entire document and the other documents referred to in this document to fully understand the merger. For a guide as to where you can obtain more information on Kroger and Fred Meyer generally, see "Where You Can Find More Information" on page 84.

GENERAL

We propose a merger between Kroger and Fred Meyer. As a result of the proposed merger, Fred Meyer will become a wholly-owned subsidiary of Kroger. After the merger we will have more than 2,200 supermarkets and over 800 convenience stores in 37 states. The combined company will have assets of approximately $16.7 billion and shareholders' equity of approximately $1.5 billion.

THE COMPANIES

     THE KROGER CO. (SEE PAGE 19)

1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000

The Kroger Co. is the largest U.S. supermarket operator, measured by total sales for 1997. Kroger was founded in 1883, incorporated in 1902, and maintains its principal executive offices in Cincinnati, Ohio. Kroger also manufactures and processes food for sale by its supermarkets. As of October 3, 1998, Kroger operated 1,398 supermarkets and approximately 811 convenience stores.

     FRED MEYER, INC. (SEE PAGE 19)

3800 SE 22nd Avenue
Portland, Oregon 97202
(503) 232-8844

Fred Meyer, Inc. is one of the largest U.S. food retailers, operating approximately 830 supermarkets and multidepartment stores, which are retail stores combining a wide variety of food, general and other merchandise in separate departments. Fred Meyer also operated 381 jewelry stores as of November 7, 1998. In September 1997, Fred Meyer acquired Smith's Food & Drug Centers, Inc., and in March 1998, Fred Meyer acquired Quality Food Centers, Inc. and Food 4 Less Holdings, Inc.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION
(SEE PAGE 12)

Kroger common shares and Fred Meyer common stock are listed on the New York Stock Exchange. For the five trading days before the announcement of the merger agreement, the average closing price of the Kroger common shares was $50.00 per share. For the same five trading days, the average closing price of the Fred Meyer common stock was $44.13 per share. On March 5, 1999, Kroger common shares closed at $63.688 per share and Fred Meyer common stock closed at $62.563 per share.

If the merger occurred on March 5, 1999, the market value of a Kroger common share that Fred Meyer stockholders would have received in the merger for each share of Fred Meyer common stock would have been $63.688 on that date. While the exchange ratio is fixed, the market price of Kroger common shares will vary before the merger. You should obtain current stock price quotations.

As of March 3, 1999, 257,638,006 Kroger common shares were outstanding. As of March 3, 1999, 156,036,181 shares of Fred Meyer common stock were outstanding, options to purchase 9,835,091 shares of Fred Meyer common stock were outstanding and warrants to purchase 3,869,366 shares of Fred Meyer common stock were outstanding.

OPINIONS OF FINANCIAL ADVISORS
(SEE PAGE 28)

Kroger Shareholders. Goldman, Sachs & Co. delivered a written opinion to the Kroger board of directors that, as of October 18, 1998, the exchange ratio was fair to Kroger from a financial point of view. This opinion is not a recommendation to any Kroger shareholder as to how to vote. We have attached this opinion to this document as APPENDIX D. You should read it completely.

Fred Meyer Stockholders. Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. each delivered a written opinion to the Fred Meyer board of directors that, as of October 18, 1998, the exchange ratio was fair to the holders of Fred Meyer common stock from a financial point of view. These opinions are not recommendations to any Fred Meyer stockholder as to how to vote. We have attached these opinions to this document as

APPENDIX E and APPENDIX F. You should read them completely.

VOTES REQUIRED; RECORD DATE FOR VOTING
(SEE PAGE 17)

Kroger Shareholders. You can vote at the special meeting of Kroger shareholders if you owned Kroger common shares at the close of business on March 3, 1999. To approve the merger agreement, the holders of a majority of outstanding Kroger common shares must vote in favor of doing so.

Fred Meyer Stockholders. You can vote at the special meeting of Fred Meyer stockholders if you owned Fred Meyer common stock at the close of business on March 3, 1999. To approve the merger agreement, the holders of a majority of outstanding shares of Fred Meyer common stock must vote in favor of doing so.

If you do not vote your shares, the effect will be a vote against the merger agreement.

RECOMMENDATIONS TO SHAREHOLDERS
(SEE PAGE 24)

Kroger Shareholders. All of the members of the board of directors of Kroger recommend that you vote "FOR" the proposal to approve the merger agreement.

Fred Meyer Stockholders. All of the members of the board of directors of Fred Meyer recommend that you vote "FOR" the proposal to approve the merger agreement.

FRED MEYER STOCK OPTIONS AND WARRANTS
(SEE PAGE 44)

In the merger, each outstanding option to buy Fred Meyer common stock that Fred Meyer has granted under its stock option plans will become an option to buy the same number of Kroger common shares on the same terms. In the merger, existing warrants to buy 3,869,366 shares of Fred Meyer common stock will become warrants to buy the same number of Kroger common shares on the same terms.

ACCOUNTING TREATMENT (SEE PAGE 40)

We expect the merger to qualify as a pooling of interests for accounting purposes. Under this method, the companies will be treated as if they had always been combined for accounting and financial reporting purposes.

COMPLETION OF THE MERGER (SEE PAGE 51)

Before we can complete the merger, we must satisfy a number of conditions. These include:
- approval of the merger agreement by holders of a majority of the outstanding shares of common stock of each company,

- expiration of time periods under applicable federal antitrust laws,

- the absence of any legal prohibitions against the merger, and

- material compliance by Kroger and Fred Meyer with their obligations under the merger agreement.

We will merge shortly after all of the conditions to the merger have been satisfied or waived. We expect to complete the merger in the spring of 1999, but we cannot be certain when or if the conditions will be satisfied or waived.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 52)

The companies may agree in writing to terminate the merger agreement at any time without completing the merger, even after the shareholders of both companies have approved it.

In addition, either Kroger or Fred Meyer may decide to terminate the merger agreement if:

- the merger has not been completed by September 30, 1999,

- the shareholders of the other company fail to approve the merger agreement,

- the other company breaches its representations or obligations under the merger agreement in a material manner, or

- a final court order prohibits the merger.

COMPENSATION PAYABLE IF MERGER NOT COMPLETED AND EFFECT OF THAT PAYMENT (SEE PAGES 53 AND 57)

If the merger is not completed because of a possible alternative transaction involving one of the companies, that company may be required to compensate the other. This compensation will be in cash and through a stock option. The stock options give each company the right to acquire up to 19.9% of the common stock of the other company. The compensation that would be payable could discourage other companies from trying or proposing to combine with either Fred Meyer or Kroger before the merger.

The total compensation payable by Fred Meyer to Kroger is limited to $275 million. The total compensation payable by Kroger to Fred Meyer is limited to $460 million.

VOTING AGREEMENTS (SEE PAGE 59)

Robert G. Miller, Ronald W. Burkle and entities Mr. Burkle controls have each entered into voting agreements. Under these agreements, they have agreed to vote all of their shares of Fred Meyer common stock in favor of the merger. The voting agreements cover shares representing approximately 7% of the total outstanding shares as of March 3, 1999.

INTERESTS OF MEMBERS OF FRED MEYER'S BOARD OF DIRECTORS AND MANAGEMENT IN THE MERGER
(SEE PAGE 37)

Some of Fred Meyer's directors and executive officers have interests in the merger that may conflict with those of Fred Meyer stockholders. These interests include employment agreements, stock options and continuation as Kroger directors. You should be aware of these interests because they may conflict with yours.

Based on the number of Fred Meyer shares, options and warrants held on March 3, 1999, executive officers and directors of Fred Meyer and their affiliates will receive in the merger:

- Kroger common shares having an aggregate market value of approximately $805 million as of March 3, 1999,

- options to purchase up to 2,726,074 Kroger common shares at below the current market price, and

- a warrant to purchase up to 3,869,366 Kroger common shares at below the current market price.

If Robert G. Miller's and George G. Golleher's employment terminates in connection with the merger, severance benefits to these officers of Fred Meyer would include:

- approximately $9.6 million in cash payments,

- payment of additional amounts for any excise taxes payable by them with respect to severance payments that exceed amounts determined under the Internal Revenue Code, and

- in the case of Mr. Golleher, options to purchase 230,000 shares of Fred Meyer common stock at below current market prices become exercisable.

We anticipate that Mr. Golleher will terminate his employment when the merger closes.

Ronald W. Burkle, Chairman of the Board of Fred Meyer, and his affiliates will receive:

- approximately 10.6 million Kroger common shares, which had a market value of approximately $652 million as of March 3, 1999,

- a warrant to purchase up to 3,869,366 Kroger common shares for a price of approximately $23.81 per share, and

- a termination fee of approximately $3.4 million under a management services agreement with Fred Meyer.

When we complete the merger, six of the present directors of Fred Meyer will be appointed to the Kroger board of directors.

- Robert G. Miller, Vice Chairman and Chief Executive Officer of Fred Meyer, will become Vice Chairman and Chief Operating Officer of the combined company.

- Ronald W. Burkle will become Chairman of the Executive Committee of the combined company's board of directors.

COMPARISON OF RIGHTS OF FRED MEYER
STOCKHOLDERS AND KROGER SHAREHOLDERS
(SEE PAGE 76)

After the merger Fred Meyer stockholders will become shareholders of Kroger. Since Kroger is an Ohio corporation, their rights will be governed by Ohio law instead of Delaware law.

FEDERAL INCOME TAX CONSEQUENCES
(SEE PAGE 40)

Fred Meyer stockholders generally will not recognize taxable gain or loss for United States federal income tax purposes in exchanging Fred Meyer common stock for Kroger common shares in the merger.

Kroger shareholders who dissent from the merger and receive the fair cash value for their Kroger common shares generally will be treated as if those shares were sold in a taxable transaction.

You should consult your own tax advisor for a full understanding of the tax consequences.

REGULATORY APPROVALS REQUIRED FOR THE MERGER
(SEE PAGE 42)

On November 2, 1998, we filed the required information with the Antitrust Division of the Department of Justice and the Federal Trade Com-mission. On December 2, 1998, we received a request from the Federal Trade Commission for additional information. We are not permitted to merge until 20 days after we have complied with this request unless the Federal Trade Commission terminates the 20 day waiting period earlier. We are in the process of assembling the requested information. The Antitrust Division of the Department of Justice and the Federal Trade Commission have the authority to challenge the merger on antitrust grounds at any time.

APPRAISAL RIGHTS FOR DISSENTING SHAREHOLDERS
(SEE PAGE 55)

Kroger shareholders. Under Ohio law, Kroger shareholders may dissent from the merger and have the fair value of their shares paid to them in cash. To exercise this right, Kroger shareholders must follow procedures. These procedures include filing notices with Kroger and not voting in favor of the merger. For more information on how to exercise these rights, see "Rights of Dissenting Shareholders" on page 55 and APPENDIX G to this document.

We will not be able to merge if the value of amounts paid to dissenting shareholders exceeds the limits under the pooling of interests accounting rules.

Fred Meyer stockholders. Under Delaware law, Fred Meyer stockholders will not have any appraisal or dissenters' rights.

KROGER ANNUAL MEETING (SEE PAGE 83)

The record date for Kroger's 1999 annual meeting of shareholders will occur prior to completion of the merger. The record date is the date used to determine which shareholders are eligible to vote at a meeting. Even if the merger occurs before the date of Kroger's annual meeting, Fred Meyer stockholders who become Kroger shareholders in the merger will not be entitled to vote on any proposals at the annual meeting.

SELECTED FINANCIAL DATA AND UNAUDITED COMPARATIVE PER SHARE DATA

     INFORMATION ABOUT FINANCIAL DATA:

     The following tables show summary historical financial data for each of our companies. These tables also show similar information reflecting the merger of our two companies which we refer to as "pro forma" information. In presenting the comparative pro forma information for a particular time period, we assumed that our companies had been merged throughout those periods. The following tables show information about our companies' earnings per share and book value per share, and similar pro forma information.

     We also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting. We expect that we will have reorganization and restructuring expenses as a result of combining our companies. The unaudited pro forma earnings per share data do not reflect any anticipated reorganization and restructuring expenses resulting from the merger. They do include merger-related costs associated with acquisitions Fred Meyer has completed since September 1997.

     We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunities to earn more revenue. The pro forma information does not reflect these anticipated cost savings and benefits. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. We have included only normal recurring adjustments necessary for a fair statement of results of the unaudited historical interim periods.

     EXPLANATION OF PERIODS PRESENTED:

     - Fred Meyer's fiscal year ends on the Saturday closest to January 31 of each year.

     - During the periods presented, Kroger's fiscal year ended generally on the Saturday closest to December 31 of each year. Recently, Kroger changed its fiscal year to end on the Saturday closest to January 31 of each year.

     - All fiscal years presented are 52 week periods except Fred Meyer's fiscal year 1995, which is a 53 week period.

     - Unless the context otherwise indicates, a reference to a Fred Meyer fiscal year refers to the calendar year in which that fiscal year commenced.

     We base some of the information in the following tables on the historical financial information of our companies that we have presented in our prior filings with the SEC. When you read the summary financial information we provide in the following tables, you should also read the historical financial information and the more detailed financial information we provide in this document. You can find this information beginning at page 63, as well as in the other documents to which we refer. For instructions on how to obtain documents each of our companies has filed with the SEC, see "Where You Can Find More Information" on page 84.

     Kroger's audited historical financial statements were audited by PricewaterhouseCoopers LLP, independent public accountants, and Fred Meyer's audited historical financial statements were audited by Deloitte & Touche LLP, independent public accountants. The audited historical financial statements of Food 4 Less Holdings, Inc., which was acquired by Fred Meyer in March 1998, were audited by Arthur Andersen LLP, independent public accountants.

KROGER SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The table below shows selected historical financial information about Kroger. You should read this information in conjunction with Kroger's consolidated financial statements, including the notes that are included with these financial statements. We derived the consolidated historical financial data for fiscal years 1993 through 1997 from the consolidated financial statements of Kroger audited by PricewaterhouseCoopers LLP, independent public accountants. The statement of earnings data for fiscal years 1995 through 1997, and the balance sheet data for fiscal years 1997 and 1996, are incorporated into this document by reference. The statement of earnings data for fiscal years 1994 and 1993, and the balance sheet data for fiscal years 1995, 1994 and 1993, are not incorporated into this document by reference.

     We derived the Kroger consolidated historical financial data for the three quarters ended October 3, 1998 and October 4, 1997 from Kroger's unaudited consolidated financial statements which are incorporated into this document by reference, except for the balance sheet data for the 1997 interim period. In the opinion of Kroger management, the unaudited consolidated historical financial statements reflect all adjustments, consisting of only normal recurring items, that are necessary for the fair presentation of financial position and results of operations for these periods. See "Where You Can Find More Information" on page 84.

                        THREE QUARTERS ENDED                                FISCAL YEAR ENDED
                      -------------------------   ---------------------------------------------------------------------
                      OCTOBER 3,    OCTOBER 4,    DECEMBER 27,   DECEMBER 28   DECEMBER 30   DECEMBER 31,   JANUARY 1,
                         1998          1997           1997          1996          1995           1994          1994
                      (40 WEEKS)    (40 WEEKS)     (52 WEEKS)    (52 WEEKS)    (52 WEEKS)     (52 WEEKS)    (52 WEEKS)
                      -----------   -----------   ------------   -----------   -----------   ------------   -----------
                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS
  DATA:
Sales................ $20,854,281   $20,057,847   $26,567,348    $25,170,909   $23,937,795   $22,959,122    $22,384,301
Earnings before
  extraordinary loss
  and cumulative
  effect of change in
  accounting.........     270,436       296,927       444,032        352,735       318,866       268,903        170,805
Extraordinary loss
  (net of income tax
  benefit)...........     (10,783)       (9,045)      (32,376)        (2,862)      (16,053)      (26,707)       (23,832)
Cumulative effect of
  change in
  accounting (net of
  income tax
  benefit)...........                                                                                          (159,193)
Net earnings
  (loss)............. $   259,653   $   287,882   $   411,656    $   349,873   $   302,813   $   242,196    $   (12,220)
Diluted earnings
  (loss) per share:
  Earnings before
    extraordinary
    loss............. $      1.02   $      1.13   $      1.69    $      1.36   $      1.28   $      1.10    $       .76
  Extraordinary
    loss.............        (.04)         (.03)         (.12)          (.01)         (.06)         (.10)          (.10)
  Cumulative effect
    of change in
    accounting.......                                                                                              (.65)
  Net earnings....... $       .98   $      1.10   $      1.57    $      1.35   $      1.22   $      1.00    $       .01
BALANCE SHEET DATA:
  (as of the end of
  the period)
Total assets......... $ 6,468,197   $ 6,034,723   $ 6,301,341    $ 5,892,465   $ 5,044,717   $ 4,707,674    $ 4,480,464
Long-term
  obligations,
  including
  obligations under
  capital leases..... $ 3,314,172   $ 3,568,190   $ 3,493,075    $ 3,659,491   $ 3,489,728   $ 3,889,194    $ 4,135,013
Shareowners'
  deficit............ $  (603,221)  $  (927,958)  $  (784,848)   $(1,181,706)  $(1,603,013)  $(2,153,684)   $(2,459,642)

FRED MEYER SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The table below shows selected historical financial information about Fred Meyer. You should read this information in conjunction with Fred Meyer's consolidated financial statements, including the notes that are included with these financial statements. We derived the consolidated historical financial data for fiscal years 1995 though 1997 from the consolidated financial statements of Fred Meyer incorporated into this document by reference. These financial statements have been restated to reflect Fred Meyer's acquisition of Quality Food Centers, Inc., using the pooling of interests method of accounting. They have been audited by Deloitte & Touche LLP, independent public accountants. We derived the consolidated financial data for each of the fiscal years 1993 and 1994 from the separate consolidated financial statements of Fred Meyer and Quality Food Centers, Inc., combined using the pooling of interests method of accounting. These separate financial statements have been audited by Deloitte & Touche LLP, independent public accountants. These financial statements are not incorporated into this document by reference. We derived the Fred Meyer consolidated historical financial data for the three quarters ended November 7, 1998 and November 8, 1997, which were 40 week periods, from Fred Meyer's unaudited consolidated financial statements which are incorporated into this document by reference, except for the balance sheet data for the 1997 interim period. In the opinion of Fred Meyer management, the unaudited consolidated historical financial statements reflect all adjustments, consisting of only normal recurring items, that are necessary for the fair presentation of financial position and results of operations for those periods. See "Where You Can Find More Information" on page 84.

                                    THREE QUARTERS ENDED                               FISCAL YEAR ENDED
                                  -------------------------   -------------------------------------------------------------------
                                  NOVEMBER 7,   NOVEMBER 8,   JANUARY 31,   FEBRUARY 1,   FEBRUARY 3,   JANUARY 28,   JANUARY 29,
                                     1998          1997          1998          1997          1996          1995          1994
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
  Net sales.....................  $11,022,471   $4,996,582    $7,359,202    $4,530,120    $4,152,574    $3,698,514    $3,492,085
  Gross margin..................    3,273,199    1,480,970     2,184,074     1,346,716     1,187,251     1,031,201     1,039,500
  Operating and administrative
    expenses....................    2,734,472    1,280,496     1,842,224     1,163,859     1,056,047       938,593       862,497
  Merger related costs..........      237,542
  Writedown of California
    assets......................                                                                            15,978
                                  -----------   ----------    ----------    ----------    ----------    ----------    ----------
  Income from operations........      301,185      200,474       341,850       182,857       131,204        76,630       177,003
  Interest expense..............      284,720       66,189       102,094        48,855        48,716        24,924        16,724
  Recapitalization fees.........                                                               1,400
  Provision for income taxes....       46,936       53,655        96,445        50,039        30,586        18,161        63,381
                                  -----------   ----------    ----------    ----------    ----------    ----------    ----------
  Income (loss) before
    extraordinary
    charge/accounting change....      (30,471)      80,630       143,311        83,963        50,502        33,545        96,898
  Extraordinary
    charge/accounting change....     (217,934)     (91,210)      (91,210)                                                 (2,588)
                                  -----------   ----------    ----------    ----------    ----------    ----------    ----------
  Net income (loss).............  $  (248,405)  $  (10,580)   $   52,101    $   83,963    $   50,502    $   33,545    $   94,310
                                  ===========   ==========    ==========    ==========    ==========    ==========    ==========
  Diluted earnings per common
    share:
    Income (loss) before
      extraordinary
      charge/accounting
      change....................  $     (0.20)  $     0.79    $     1.31    $     1.00    $     0.58    $     0.35    $     1.03
    Extraordinary
      charge/accounting
      change....................        (1.45)  $    (0.89)        (0.83)                                                  (0.03)
                                  -----------   ----------    ----------    ----------    ----------    ----------    ----------
    Net income (loss)...........  $     (1.65)  $    (0.10)   $     0.48    $     1.00    $     0.58    $     0.35    $     1.00
                                  ===========   ==========    ==========    ==========    ==========    ==========    ==========
BALANCE SHEET DATA
  Working capital...............  $   159,174   $  452,190    $  434,518    $  236,659    $  288,385    $  273,290    $  207,065
  Total assets..................  $10,294,660   $5,589,770    $5,422,936    $1,996,037    $1,953,753    $1,771,283    $1,507,988
  Long-term debt................  $ 4,999,856   $2,285,700    $2,184,794    $  666,512    $  820,760    $  540,166    $  321,398
  Stockholders' equity..........  $ 2,176,218   $1,623,706    $1,702,360    $  642,702    $  614,762    $  696,798    $  661,306

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The table below shows selected unaudited pro forma combined financial data for the combined company. It is based on adjustments to the historical consolidated financial statements of Kroger and Fred Meyer to give effect to the merger using the pooling of interests method of accounting for business combinations. You should read this information in conjunction with the "Unaudited Pro Forma Combined Financial Data" on page 63.

     To present the fiscal year periods, we have combined Fred Meyer's results for each fiscal year with the corresponding fiscal year of Kroger. For Fred Meyer, the fiscal years were determined on the basis of the calendar year in which the fiscal year commenced. For Kroger, the fiscal years for the periods presented are comparable with the calendar years. The interim periods below are 40 week periods of both companies combined. To present the interim period for 1998, we have combined Fred Meyer's results for the 40 week period ended November 7, 1998 with Kroger's results for the 40 week period ended October 3, 1998. To present the interim period for 1997, we have combined Fred Meyer's results for the 40 week period ended November 8, 1997 with Kroger's results for the 40 week period ended October 4, 1997. See "Where You Can Find More Information" on page 84.

                                           1998             1997           1997          1996          1995
                                      INTERIM PERIOD   INTERIM PERIOD   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
                                        PRO FORMA        PRO FORMA       PRO FORMA     PRO FORMA     PRO FORMA
                                         COMBINED         COMBINED       COMBINED      COMBINED      COMBINED
                                      --------------   --------------   -----------   -----------   -----------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Sales...............................   $31,876,752      $30,693,004     $41,274,124   $29,701,029   $28,090,369
Costs and expenses
  Merchandise costs, including
    warehousing and
    transportation..................    23,707,925       23,203,825      30,953,042    22,471,190    21,292,918
  Operating, general and
    administrative..................     5,859,788        5,277,253       7,237,995     5,306,658     5,023,950
  Rent..............................       477,895          435,072         592,012       392,927       385,247
  Depreciation and amortization.....       652,108          651,475         855,256       480,100       434,827
  Net interest expense..............       488,836          509,847         678,006       348,839       362,801
  Merger related costs..............       237,542
                                       -----------      -----------     -----------   -----------   -----------
Total...............................    31,424,094       30,077,472      40,316,311    28,999,714    27,499,743
                                       -----------      -----------     -----------   -----------   -----------
Earnings before tax expense and
  extraordinary loss................       452,658          615,532         957,813       701,315       590,626
Tax expense.........................       212,693          258,327         398,118       264,617       221,258
                                       -----------      -----------     -----------   -----------   -----------
Earnings before extraordinary
  loss..............................   $   239,965      $   357,205     $   559,695   $   436,698   $   369,368
                                       ===========      ===========     ===========   ===========   ===========
Basic earnings per common share
  before extraordinary loss.........   $      0.59      $      0.90     $      1.40   $      1.32   $      1.17
                                       ===========      ===========     ===========   ===========   ===========
Diluted earnings per common share
  before extraordinary loss.........   $      0.57      $      0.87     $      1.35   $      1.27   $      1.09
                                       ===========      ===========     ===========   ===========   ===========
Average number of common shares used
  in basic calculation..............       406,302          399,020         400,509       330,773       314,674
Average number of common shares used
  in diluted calculation............       424,238          412,112         414,229       342,905       338,449

                                    OCTOBER 3, 1998
                                       PRO FORMA
                                       COMBINED
                                    ---------------
BALANCE SHEET DATA:
Total assets......................    $16,687,857
Total liabilities.................    $15,189,860
Long-term obligations, including
  obligations under capital
  leases..........................    $ 8,487,369
Shareowners' equity...............    $ 1,497,997

COMPARATIVE PER SHARE DATA

     Presented below are the earnings from operations before extraordinary items and book value per common share data for Kroger and Fred Meyer on an historical basis and a pro forma basis. We combined historical consolidated financial information of Kroger and pro forma Fred Meyer financial information using the pooling of interests method of accounting for business combinations. See "Unaudited Pro Forma Combined Financial Data" on page 63.

     The exchange ratio for this business combination is one Kroger common share for each share of Fred Meyer common stock. Accordingly, the equivalent pro forma basis for Fred Meyer is the same as the Kroger pro forma basis. The interim periods below are 40 week periods of both companies. See "-- Selected Unaudited Pro Forma Combined Financial Data" on page 10 for a description of how the Kroger and Fred Meyer accounting periods were combined.

                                INTERIM PERIOD    INTERIM PERIOD    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR
                                     1998              1997            1997           1996           1995
                                --------------    --------------    -----------    -----------    -----------
KROGER HISTORICAL
Earnings per share:
  Basic.......................      $ 1.06            $1.17            $1.75          $1.41          $1.38
  Diluted.....................      $ 1.02            $1.13            $1.69          $1.36          $1.28
Book value per share..........      $(2.36)
FRED MEYER HISTORICAL
Earnings (loss) per share:
  Basic.......................      $(0.20)           $0.83            $1.37          $1.05          $0.61
  Diluted.....................      $(0.20)           $0.79            $1.31          $1.00          $0.58
Book value per share..........      $14.04
KROGER UNAUDITED PRO FORMA
Earnings per share:
  Basic.......................      $ 0.59            $0.90            $1.40          $1.32          $1.17
  Diluted.....................      $ 0.57            $0.87            $1.35          $1.27          $1.09
Book value per share..........      $ 3.65
FRED MEYER EQUIVALENT PRO
  FORMA
Earnings per share:
  Basic.......................      $ 0.59            $0.90            $1.40          $1.32          $1.17
  Diluted.....................      $ 0.57            $0.87            $1.35          $1.27          $1.09
Book value per share..........      $ 3.65

                          MARKET PRICES AND DIVIDENDS

     The following table shows the range of the high and low sale prices of Kroger common shares and Fred Meyer common stock, as reported on the New York Stock Exchange composite transactions tape. We have not paid any cash dividends on our common stock for the periods shown. All information takes into account the Kroger two-for-one stock split in April 1997 and the Fred Meyer two-for-one stock split in September 1997.

                                                                              FRED MEYER COMMON
                                                      KROGER COMMON SHARES          STOCK
                                                      --------------------    ------------------
                                                        HIGH        LOW        HIGH        LOW
                                                      --------    --------    -------    -------
Calendar Year 1997
  First Quarter.....................................  $28.125     $22.688     $21.000    $16.188
  Second Quarter....................................  $29.375     $23.813     $25.938    $19.063
  Third Quarter.....................................  $31.063     $27.938     $28.969    $25.500
  Fourth Quarter....................................  $37.313     $28.500     $37.000    $25.000
Calendar Year 1998
  First Quarter.....................................  $47.313     $34.000     $51.000    $32.750
  Second Quarter....................................  $47.500     $40.188     $48.875    $39.938
  Third Quarter.....................................  $54.125     $42.125     $48.563    $36.625
  Fourth Quarter....................................  $60.813     $44.000     $60.250    $37.938
Calendar Year 1999
  First Quarter (through March 5, 1999).............  $66.563     $55.500     $65.313    $54.250

     Below are prices for the Kroger common shares and Fred Meyer common stock for several dates. Also included below for each of those prices is the equivalent pro forma price of Fred Meyer common stock. The equivalent pro forma price was determined by multiplying the applicable price of Kroger common shares by the one-for-one exchange ratio. Because the exchange ratio is fixed and because the market price of Kroger common shares will vary, the market value of the Kroger common shares that Fred Meyer stockholders will receive in the merger may increase or decrease. You should obtain current market quotations.

                                                  KROGER        FRED MEYER          FRED MEYER
                                               COMMON STOCK    COMMON STOCK    EQUIVALENT PRO FORMA
                                               ------------    ------------    --------------------
Average closing price for the five trading
  days before the announcement of the
  merger.....................................    $50.000         $44.125             $50.000
Closing price on October 16, 1998, the last
  trading day before the announcement of the
  merger.....................................    $48.750         $49.000             $48.750
Closing price on March 5, 1999...............    $63.688         $62.563             $63.688

     Kroger currently does not intend to pay cash dividends on any of its common shares. Kroger is prohibited from paying cash dividends on its common shares because of restrictions in Kroger's existing credit facilities.

                                  RISK FACTORS

     You should consider the following matters in deciding whether to vote in favor of the merger. You also should consider the other information included and incorporated by reference in this document.

SINCE THE MARKET PRICE OF KROGER COMMON SHARES WILL VARY, FRED MEYER STOCKHOLDERS CANNOT BE SURE OF THE MARKET VALUE OF THE KROGER COMMON SHARES THEY WILL RECEIVE IN THE MERGER.

     - At the time the merger is completed, each share of Fred Meyer common stock will be converted into the right to receive one Kroger common share. This exchange ratio will not be adjusted in the event of any increase or decrease in the price of the Kroger common shares or the Fred Meyer common stock. As a result, the value of the Kroger common shares received by Fred Meyer stockholders in the merger will vary with fluctuations in the value of the Kroger common shares.

OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT US BY REDUCING OUR FLEXIBILITY TO RESPOND TO CHANGING BUSINESS AND ECONOMIC CONDITIONS AND INCREASING OUR BORROWING COSTS.

     - On November 4, 1998, the total outstanding indebtedness of Kroger and Fred Meyer was approximately $8.7 billion, including approximately $3.6 billion under several bank credit facilities and an operating lease facility. We expect that after the merger, we will have credit facilities totaling $5.5 billion. We will reserve approximately $1 billion of that amount to support outstanding commercial paper and competitive bid borrowings. That will leave approximately $0.9 billion available for additional borrowings.

     - This significant amount of indebtedness could reduce our ability to obtain additional financing for working capital, acquisitions or other purposes and could make us more vulnerable to economic downturns and competitive pressures. Our needs for cash in the future will depend on many factors that are difficult to predict. These factors include results of operations, the timing and cost of acquisitions and efforts to expand existing operations.

     - We believe that we will have sufficient funds from all sources to meet our needs over the next several years. We cannot assure you, however, that our business will generate cash flow at or above current levels or that anticipated cost savings from the merger can be fully achieved. If we are unable to generate sufficient cash flow from operations in the future to pay our debt and make necessary investments, we will be required to:

       -- refinance all or a portion of our existing debt,

       -- seek new borrowings,

       -- forego strategic decisions, or

       -- delay, scale back or eliminate some aspects of our operations.

       If necessary, any of these actions could have a material negative impact on our business, financial condition or results of operations.

WE CANNOT ASSURE YOU THAT KROGER AND FRED MEYER WILL BE SUCCESSFULLY COMBINED OR THAT FRED MEYER'S RECENT ACQUISITIONS WILL BE SUCCESSFULLY COMBINED INTO A SINGLE ENTITY.

     - If we cannot successfully combine our operations we may experience a material negative effect on our business, financial condition or results of operations. The merger involves the combining of companies that have previously operated separately. This involves a number of risks, including:

       -- demands on management related to the significant increase in size of Kroger after the merger, including the combining of operations resulting from Fred Meyer's recent acquisitions of Smith's Food & Drug Centers, Inc., Quality Food Centers, Inc. and Food 4 Less Holdings, Inc.,

       -- the diversion of management's attention to the combining of operations,

       -- difficulties in the combining of operations and systems, including plans to update systems for "Year 2000" compliance,

       -- difficulties in the assimilation and retention of employees,

       -- challenges in keeping customers, and

       -- potential adverse short-term effects on operating results.

     - We may not be able to maintain the levels of operating efficiency that we had achieved or might achieve separately. Because of difficulties in combining operations, we may not be able to achieve the cost savings and other size related benefits that we hope to achieve after the merger. Also, an element of Kroger's growth strategy has been the pursuit of strategic acquisitions that either expand or complement its business. Future acquisitions may further complicate the process.

WE MAY NOT ACHIEVE THE EXPECTED COST SAVINGS AND OTHER BENEFITS OF THE MERGER AND WE WILL HAVE SIGNIFICANT MERGER RELATED COSTS THAT WILL HAVE A MATERIAL NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS.

     - We expect cost savings and other benefits from the merger will exceed those which we could achieve separately. Our cost savings estimates are based on many assumptions, including future sales levels and other operating results, the availability of funds for investment, the timing of events, as well as general industry and business conditions and other matters. Many of these factors are beyond our control. Our actual cost savings, if any, could differ from our estimates and these differences could be material. There may be unforeseen costs and expenses or other factors that will offset the estimated cost savings or other components of our plan. They also may result in delays in the realization of cost savings.

     - We will have substantial costs in connection with the merger. The merger will result in a charge to operations of approximately $75 million for transaction fees and costs. This charge represents direct costs only. The costs of combining our companies will also result in other one-time charges to the results of operations of the combined company. The actual amount of these charges cannot be determined until the plan for combining the companies is completed. We expect that these charges will have a material negative effect on the combined company's results of operations for the quarter in which the merger is completed. We also expect to have significant charges resulting from the merger in the future. See "Unaudited Pro Forma Combined Financial Data" beginning on page 63.

THE TERMINATION FEES AND STOCK OPTION AGREEMENTS MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO COMBINE WITH EITHER OF US EVEN IF THESE BIDS OFFER HIGHER IMMEDIATE VALUE TO SHAREHOLDERS.

     - We have agreed to termination fees and stock options that could discourage other companies from trying to or proposing to combine with either of us in an alternative transaction. The alternative transaction may be superior to the merger for that company's stockholders. If the merger is not completed because of a possible alternative transaction involving one of the companies, that company may be required to compensate the other.

     - The total compensation that either of us may receive as a result of the termination fees and exercise of the stock option is limited. The total compensation that would be payable by Fred Meyer to Kroger is limited to $275 million. The total compensation that would be payable by Kroger to Fred Meyer is limited to $460 million.

     - If any of these termination fees were to be paid or options exercised, the company responsible for paying the fee and satisfying the option would experience a material negative impact on its financial condition and results of operations. This may discourage other companies from trying to or proposing to combine with either of us. If one of the options were to become exercisable, the option also may, for a period of time, prevent a third party from completing a pooling of interests transaction with the company that granted the option. This also could discourage other companies from trying to combine with either of us. See "The Merger Agreement -- Termination fees" beginning on page 53.

OFFICERS AND DIRECTORS OF FRED MEYER HAVE AGREEMENTS AND OTHER ARRANGEMENTS THAT MAY CREATE POTENTIAL CONFLICTS OF INTEREST WITH FRED MEYER STOCKHOLDERS REGARDING THE MERGER.

     - When considering the recommendations of the board of directors of each company, you should be aware that some executive officers of Fred Meyer and some members of the Fred Meyer board of directors may have interests in the merger that are different from yours. These interests include rights they have under employment agreements, their stock options and the fact that some directors of Fred Meyer will be appointed as Kroger directors. These interests may create potential conflicts of interest. Our boards of directors were aware of these possible conflicts of interest of Fred Meyer's directors and officers when they approved the merger. See "The Merger -- Interests of members of Fred Meyer's board of directors and management in the merger" on page 37.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This document contains forward-looking statements about the merger and about our financial condition, results of operations, plans, objectives, future performance and business. This includes information relating to:

     - cost savings, benefits, revenues and earnings estimated to result from the merger, and

     - estimated costs of combining our companies.

     It also includes statements using words like "believes," "expects," "anticipates" or "estimates" or similar expressions.

     These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of factors and possible events including the following:

     - expected significant indebtedness that may limit our financial and operational flexibility,

     - variations in interest rates affecting our floating rate debt,

     - expected savings from the merger are not achieved or are delayed or unexpected costs are incurred,

     - sales following the merger are lower than expected,

     - competition increases in our industry or markets,

     - costs or difficulties related to the combination of our businesses or other acquired businesses are greater than expected,

     - changes in general economic conditions or in political or competitive forces,

     - technological changes, including "Year 2000" data systems compliance issues, are more difficult or expensive to implement than anticipated,

     - changes in the securities markets,

     - difficulties in obtaining regulatory approvals,

     - potential loss of key personnel, and

     - the risk that we incorrectly analyze these risks and forces, or that the strategies we develop to address them could be unsuccessful.

     Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You should not place a lot of weight on these statements. These statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document.

     All subsequent written and oral forward-looking statements attributable to Kroger or Fred Meyer or any person acting on our behalf are qualified by the cautionary statements in this section. We will have no obligation to revise these forward-looking statements.

                              THE SPECIAL MEETINGS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

     If we can meet the terms and conditions of the merger agreement, Jobsite Holdings, Inc. will merge with and into Fred Meyer. After the merger, Fred Meyer will be a wholly-owned subsidiary of Kroger. In the merger, each share of Fred Meyer common stock, par value $.01 per share, issued and outstanding immediately before the merger will convert into the right to receive one Kroger common share, par value $1.00 per share. The Kroger common shares issued in the merger will also include associated preferred share purchase rights. You are urged to read the copy of the merger agreement attached to this document as APPENDIX A.

     Kroger. At the Kroger special meeting, shareholders of Kroger will vote on a proposal to approve and adopt the merger agreement and approve the related merger.

     THE KROGER BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF KROGER VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     Fred Meyer. At the Fred Meyer special meeting, stockholders of Fred Meyer will vote on a proposal to approve and adopt the merger agreement and approve the merger.

     THE FRED MEYER BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF FRED MEYER VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

VOTES REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT AND MERGER

     Kroger. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE OUTSTANDING KROGER COMMON SHARES IS REQUIRED TO APPROVE THE MERGER. Each Kroger common share is entitled to one vote.

     Only holders of record of Kroger common shares at the close of business on March 3, 1999 will be entitled to receive notice of and vote at the Kroger special meeting. As of March 3, 1999, there were 257,638,006 Kroger common shares outstanding. Holders of a majority of the outstanding Kroger common shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Kroger special meeting.

     On February 5, 1999, Kroger directors and executive officers and their affiliates may be deemed to beneficially own 1,131,431 Kroger common shares, excluding shares which may be acquired upon exercise of options. This is approximately 0.44% of the then outstanding Kroger common shares. Each of the directors and executive officers of Kroger has indicated that he or she intends to vote these shares for the approval and adoption of the merger agreement and approval of the merger.

     We will have a list of Kroger shareholders entitled to vote at the Kroger special meeting available at the Kroger special meeting.

     Fred Meyer. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF FRED MEYER COMMON STOCK IS REQUIRED TO APPROVE THE MERGER. Each share of Fred Meyer common stock is entitled to one vote.

     Only holders of record of Fred Meyer common stock at the close of business on March 3, 1999 will be entitled to receive notice of and vote at the Fred Meyer special meeting. As of March 3, 1999, there were 155,783,132 shares of Fred Meyer common stock entitled to vote. The number of shares of Fred Meyer common stock entitled to vote is less than the number of shares Fred Meyer considers outstanding because some shareholders of Smith's, QFC and Food 4 Less have not yet exchanged their shares in those companies for shares of Fred Meyer. These stockholders have the right to become Fred Meyer stockholders at any time but do not have the right to vote. Holders of a majority of the outstanding shares of Fred Meyer common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Fred Meyer special meeting.

     On March 3, 1999, Fred Meyer directors and executive officers and their affiliates may be deemed to beneficially own 13,086,455 shares of Fred Meyer common stock, excluding shares which may be acquired upon exercise of options and warrants. This is approximately 8.4% of the then outstanding shares of Fred Meyer common stock. Each of the directors and executive officers of Fred Meyer has indicated that he or she intends to vote these shares for approval and adoption of the merger agreement and approval of the merger. Additionally, Mr. Miller, Mr. Burkle and entities controlled by Mr. Burkle entered into voting agreements and have agreed to vote all of their shares of Fred Meyer common stock for the merger. These shares represent approximately 7% of the outstanding voting power on March 3, 1999.

     We will have a list of Fred Meyer stockholders entitled to vote at the Fred Meyer special meeting available during normal business hours at the offices of Fred Meyer, 3800 SE 22nd Avenue, Portland, Oregon 97202 for the ten day period before the Fred Meyer special meeting.

HOW SHARES WILL BE VOTED AT THE SPECIAL MEETINGS

     The affirmative vote of the holders of a majority of the outstanding common shares of each company is required for approval of the merger. If you abstain or fail to vote your shares, it will have the same effect as voting against the merger. Shares represented by a proxy will be voted at the special meeting as specified in the proxy. Properly executed proxies that do not contain voting instructions will be voted "FOR" approval and adoption of the merger agreement and approval of the merger.

     We will count properly executed proxies marked "Abstain" for purposes of determining whether there is a quorum, but the shares that any of these proxies represent will not be voted at the special meeting.

     Under New York Stock Exchange rules, your broker cannot vote Kroger common shares or shares of Fred Meyer common stock without specific instructions from you. Unless you follow the directions your broker provides to you regarding how to instruct your broker to vote your shares, your shares will not be voted.

HOW TO REVOKE A PROXY

     Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy.

     A Kroger shareholder may revoke a proxy at any time before its exercise by delivering a duly executed revocation or a proxy bearing a later date to Paul W. Heldman, Senior Vice President, Secretary and General Counsel of Kroger, 1014 Vine Street, Cincinnati, Ohio 45202 or by giving notice of revocation at the Kroger special meeting.

     A Fred Meyer stockholder may revoke a proxy at any time before its exercise by delivering a duly executed revocation or a proxy bearing a later date to Roger A. Cooke, Executive Vice President, Regulatory and Legal Affairs, and Secretary of Fred Meyer, 3800 SE 22nd Avenue, Portland, Oregon 97202.

     In addition, you may revoke your proxy by voting your shares in person at your company's special meeting.

SOLICITATION OF PROXIES

     We will each bear the cost of soliciting proxies from our own holders of common stock. We will share equally the cost of printing and mailing this document. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from holders of common stock by telephone, in person or through other means. We will not compensate these people for this solicitation, but we will reimburse them for reasonable out-of-pocket expenses they have in connection with this solicitation. We will also arrange for brokerage firms, fiduciaries and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses. The Altman Group, Inc. will assist in the solicitation of proxies by Kroger for a fee up to $15,000, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co., Inc. will assist in the solicitation of proxies by Fred Meyer for a fee of $8,500, plus reimbursement of reasonable out-of-pocket expenses. We each will indemnify our proxy solicitor against specific liabilities and expenses, including liabilities and expenses under the federal securities laws.

                                 THE COMPANIES

KROGER

     Kroger was founded in 1883 and incorporated in Ohio in 1902. As of December 27, 1997, Kroger was the largest grocery retailer in the United States based on annual sales. Kroger also manufactures and processes food that its supermarkets sell. Kroger's principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202 and its telephone number is (513) 762-4000.

     At October 3, 1998, Kroger operated 1,398 supermarkets, most of which are leased. Of those, Kroger operated 1,138 supermarkets principally under the Kroger name in the Midwestern and Southeastern United States. At September 26, 1998, Dillon Companies, Inc., a wholly-owned subsidiary of Kroger, operated 260 supermarkets directly or through its wholly-owned subsidiaries. The Dillon supermarkets, principally located in Colorado, Kansas, Arizona and Missouri, operate under the names "King Soopers," "Dillon Food Stores," "Fry's Food Stores," "City Market," "Gerbes Supermarkets" and "Sav-Mor."

     At September 26, 1998, Kroger operated 811 convenience stores under the trade names of "Kwik Shop," "Quik Stop Markets," "Tom Thumb Food Stores," "Turkey Hill Minit Markets," "Loaf 'N Jug," and "Mini Mart." These convenience stores offer a limited assortment of staple food items and general merchandise and, in most cases, sell gasoline.

FRED MEYER

     Fred Meyer is one of the largest domestic food retailers. At November 7, 1998, Fred Meyer operated approximately 830 supermarkets and multidepartment stores, which are stores combining a wide variety of food, general and other merchandise in separate departments. Fred Meyer is incorporated in Delaware. Fred Meyer's principal executive offices are located at 3800 SE 22nd Avenue, Portland, Oregon 97202 and its telephone number is (503) 232-8844.

     At November 7, 1998, Fred Meyer operated 120 multidepartment stores in the Pacific Northwest and Intermountain regions. The average Fred Meyer multidepartment store is 142,300 square feet with a flexible store format offering a full-service food department and a variety of nonfood departments. These stores are organized into departments and sections within departments that specialize in the sale of particular products such as food, apparel, home electronics, products for the home, general merchandise and fine jewelry. Fred Meyer's stores are generally positioned as the lowest priced full-service food retailer in each of Fred Meyer's major markets.

     At November 7, 1998, Fred Meyer operated a total of 172 stores through Smith's Food & Drug Centers, Inc., averaging 64,300 square feet per store. Substantially all of the Smith's stores offer shopping convenience through a food and drug combination format which features a full-line supermarket with drug and pharmacy departments.

     At November 7, 1998, Fred Meyer operated, through Quality Food Centers, Inc. ("QFC"), 86 QFC stores, primarily in the Seattle/Puget Sound region. The QFC stores range in size from 14,600 to 67,200 square feet, averaging 33,700 square feet per store, and offer a wide variety of high-quality meat, seafood, produce, deli and bakery items.

     At November 7, 1998, Fred Meyer operated a total of 381 jewelry stores in 25 states under the names "Fred Meyer Jewelers," "Littman Jewelers," "Barclay Jewelers," "Merksamer Jewelers" and "Fox's Jewelers."

     At November 7, 1998, Fred Meyer operated in Southern California, through Food 4 Less Holdings, Inc. and its subsidiary, Ralphs Grocery Company, 308 conventional supermarkets, averaging 36,800 square feet per store, principally under the Ralphs banner and 82 price-impact supermarkets in a warehouse format, averaging 53,300 square feet per store, under the Food 4 Less banner. Ralphs stocks between 35,000 and 45,000 merchandise items in its stores, including approximately 2,800 private-label products. Ralphs stores offer name-brand grocery products, quality and freshness in their produce, meat, seafood, delicatessen and bakery products and a broad selection in all departments. Most Ralphs stores offer service delicatessen departments, on-premises bakery facilities and seafood departments. Food 4 Less is a warehouse-style, price-impact store which is positioned to offer the lowest overall prices in its marketing areas by passing on to the consumer savings achieved through labor efficiencies and lower overhead associated with the warehouse format, while providing the product selection and variety associated with a conventional format. Fred Meyer is in the process of selling 14 of its Ralphs stores under a settlement agreement with the state of California entered into at the time of Fred Meyer's acquisitions of Ralphs/Food 4 Less and QFC.

     Fred Meyer owns and operates several food processing facilities to better support its stores and take advantage of additional profit opportunities. These facilities include dairies, a bakery, a cultured dairy products plant and an ice cream processing plant.

                                   THE MERGER

GENERAL INFORMATION ABOUT THE MERGER

     The merger agreement provides for a merger of Kroger and Fred Meyer. Based upon the average closing price of Kroger common shares for the five days immediately before we publicly announced the merger, each Fred Meyer share would have been converted into a Kroger common share with a value of $50.00. This represented a 13.3% premium over the average closing price of Fred Meyer common stock for the same period. On March 5, 1999, based upon that day's closing price of Kroger common shares on the New York Stock Exchange of $63.688, each Fred Meyer share would have been converted into a Kroger common share with a value of $63.688. When we complete the merger, the Kroger common shares may have a market value that is more or less than these amounts depending on the market price of Kroger common shares at that time.

     As a result of the merger, former Fred Meyer stockholders will hold approximately 38% of the outstanding Kroger common shares. Kroger shareholders immediately before the merger will hold approximately 62% of the outstanding Kroger common shares after the merger. This is based on the number of Kroger common shares and shares of Fred Meyer common stock outstanding on March 5, 1999.

     The discussion in this document of the merger and the description of the principal terms and conditions of the merger agreement and the merger is a summary only. You should refer to the merger agreement for the details of the merger and the terms and conditions of the merger agreement. We have attached a copy of the merger agreement to this document as APPENDIX A. See "The Merger Agreement."

BACKGROUND OF THE MERGER

     Retail supermarket chains have been combining over the last several years. A number of competitive factors have contributed to this trend. These include the efficiencies that result from increased purchasing power, combined operations and an ability to serve more markets. Another important factor behind this trend is the increased competition in the food retailing industry, including from new market entrants like mass merchandisers and membership clubs.

     In response to these trends, Fred Meyer has pursued a strategy of growth through carefully selected acquisitions. As a result of this strategy, Fred Meyer considered a variety of transactions and since 1997 has completed mergers with Smith's Food & Drug Centers, Quality Food Centers and Food 4 Less Holdings.

     The management of Kroger has, from time to time, explored potential acquisitions as a part of its business strategy that would help lower costs and obtain other benefits related to increased size. As supermarkets have been identified as potential acquisition candidates, Kroger management has evaluated the possible benefits of acquiring these stores. Generally, Kroger management has explored these potential acquisitions as part of its day-to-day operations. While the Kroger board of directors has, in the past, evaluated strategic alternatives, including merger strategy, at no specific time did the board decide to pursue a merger strategy.

     On May 2, 1998, at an industry convention, Robert G. Miller, the Vice Chairman and Chief Executive Officer of Fred Meyer, spoke with Joseph A. Pichler, the Chairman of the Board of Directors and Chief Executive Officer of Kroger. Mr. Miller indicated that if Kroger decided to explore strategic alternatives, Fred Meyer might be interested in exploring a possible business combination transaction with Kroger. In August 1998, Ronald W. Burkle, Chairman of the Fred Meyer board of directors, also indicated to Goldman, Sachs & Co., Kroger's financial advisor, that Fred Meyer might be interested in exploring a business combination with Kroger.

     On September 10, 1998, Goldman Sachs contacted Mr. Burkle to indicate that Kroger was interested in exploring the possibility of a transaction with Fred Meyer.

     On September 14, 1998, we held preliminary discussions regarding a possible business combination. The following people attended this meeting: from Kroger, Mr. Pichler, W. Rodney McMullen, Senior Vice President and Chief Financial Officer of Kroger, as well as representatives of Goldman Sachs; and from Fred Meyer, Messrs. Burkle and Miller and George G. Golleher, President and Chief Operating Officer, as well as representatives of Fred Meyer's financial advisors, Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") and Salomon Smith Barney Inc. ("Salomon").

     On September 16, 1998, we executed reciprocal confidentiality agreements to allow us to exchange information. Members of our senior management, together with Goldman Sachs, DLJ and Salomon, met to discuss the potential benefits that could be achieved through a combination of Kroger and Fred Meyer. The members of Kroger senior management participating in this meeting were: Warren F. Bryant, President and Chief Executive Officer -- Dillon Companies, Inc.; David B. Dillon, President and Chief Operating Officer; Paul W. Heldman, Senior Vice President, Secretary and General Counsel; Don W. McGeorge, Senior Vice President; Mr. McMullen; Mr. Pichler; and James R. Thorne, Senior Vice President. The members of Fred Meyer senior management participating in this meeting were: Mr. Burkle; Roger A. Cooke, Senior Vice President, General Counsel and Secretary; George G. Golleher; Kenneth Martindale, Executive Vice
President -- Purchasing and Procurement; Mr. Miller; Mary F. Sammons,
President -- Fred Meyer Stores; Tony Schnug, Executive Vice
President -- Distribution and Manufacturing; and Kenneth Thrasher, Executive Vice President and Chief Administrative Officer.

     On September 20, 1998, at a meeting of the Kroger board of directors, senior management of Kroger, Goldman Sachs and Fried, Frank, Harris, Shriver & Jacobson, Kroger's legal advisor, reviewed the status of the discussions with Fred Meyer and made preliminary financial and legal presentations concerning a potential business combination with Fred Meyer. The Kroger board of directors authorized management to pursue negotiations with Fred Meyer.

     The following day, Kroger delivered a preliminary term sheet to Fred Meyer regarding a possible merger. The preliminary term sheet outlined Kroger's initial proposal, and contemplated a tax-free, stock-for-stock merger to be accounted for as a pooling of interests. The principal terms of the preliminary term sheet were:

     - a fixed exchange ratio,

     - reciprocal termination fees, the amount of which were unspecified and were to be negotiated by the parties,

     - reciprocal options allowing each of us to purchase up to 19.9% of the outstanding shares of the other party's common stock if, under limited circumstances, a merger agreement were executed and subsequently terminated, and

     - expanding the Kroger board of directors to add up to five directors whom Fred Meyer would select and Kroger would approve.

Kroger also informed Fred Meyer at this time that it would be unwilling to proceed with the proposed merger without the termination fee and option arrangements being granted by Fred Meyer, but that Kroger was willing to accept these arrangements on a reciprocal basis.

     On September 22, 1998, at a regularly scheduled meeting of the Fred Meyer board of directors, senior management of Fred Meyer and representatives of DLJ and Salomon reviewed with the board of directors the status of the discussions between Fred Meyer and Kroger and the term sheet proposed by Kroger. The Fred Meyer board of directors authorized senior management to continue exploring a potential merger with Kroger.

     On September 27, 1998, Messrs. Pichler and McMullen and representatives of Goldman Sachs met with Messrs. Burkle and Miller and representatives of DLJ and Salomon to further negotiate the terms of a potential merger, including the exchange ratio and corporate governance issues.

     During the next two weeks, Goldman Sachs, DLJ and Salomon had various discussions. On October 11, 1998, Kroger delivered a revised term sheet to Fred Meyer reflecting the outcome of these negotiations and discussions. The revised term sheet outlined a merger on substantially the same terms as the term sheet Kroger had initially proposed, except an increased exchange ratio of one Kroger common share for one share of Fred Meyer common stock and the expansion of the Kroger board of directors to include six directors Fred Meyer selects and Kroger approves.

     The Kroger board of directors met on October 12, 1998. Senior management of Kroger, Goldman Sachs and Fried, Frank, Harris, Shriver & Jacobson updated the Kroger board of directors on the status of negotiations. On the same day, Kroger provided Fred Meyer with drafts of the merger agreement and the stock option agreements providing for the reciprocal options based on the revised term sheet.

     On October 13, 1998, the Fred Meyer board of directors met with senior management, DLJ, Salomon and Cleary, Gottlieb, Steen & Hamilton and Stoel Rives LLP, Fred Meyer's legal advisors. The board reviewed the proposed terms of the business combination, including the draft agreements provided by Kroger. The Fred Meyer board of directors authorized the executive committee of the board to continue discussions with Kroger regarding the proposed merger.

     During the week of October 12, 1998, we, together with our respective legal and financial advisors, conducted due diligence in Portland and Cincinnati. At the same time, our representatives continued to discuss the terms of the proposed merger.

     The Fred Meyer board of directors met on October 17, 1998 to review the ongoing negotiations and to receive an update on the status of the due diligence process. During the morning of October 18, 1998, the Fred Meyer board of directors met again to review the terms and conditions of the proposed merger. Presentations concerning the proposed merger were made by members of management, DLJ, Salomon, Cleary, Gottlieb, Steen & Hamilton and Stoel Rives. DLJ and Salomon gave their oral opinions, which they later confirmed in writing, that, as of October 18, 1998, the exchange ratio of 1:1 was fair from a financial point of view to holders of shares of Fred Meyer common stock. See "-- Opinions of financial advisors -- Fred Meyer."

     Pending final negotiation of the merger agreement and the reciprocal stock option agreements with Kroger, the Fred Meyer board of directors unanimously approved the merger agreement, the reciprocal stock option agreements and the merger. It also decided to recommend that the stockholders of Fred Meyer vote for approval and adoption of the merger agreement and approval of the merger. For a description of the reasons for the decision and recommendation, see
"-- Reasons for the merger; Recommendations of the boards of directors."

     During the afternoon of October 18, 1998, the Kroger board of directors met in New York. Kroger's senior management, financial advisors and legal counsel made various presentations concerning the proposed transaction. In addition, Goldman Sachs gave its oral opinion, which was subsequently confirmed in writing, that, as of October 18, 1998, the exchange ratio of 1:1 was fair from a financial point of view to Kroger. See "-- Opinions of financial advisors -- Kroger."

     While the Kroger board of directors was meeting, members of Kroger's senior management and Fred Meyer's senior management, together with their advisors, continued to negotiate and finalize the merger agreement. After further discussion and consideration, the Kroger board of directors unanimously approved the merger agreement, the reciprocal stock option agreements and the merger. This approval was contingent on final negotiations of the terms of the merger agreement and the reciprocal stock option agreements. The Kroger board decided to recommend that the shareholders of Kroger vote for approval and adoption of the merger agreement and approval of the merger. For a description of the reasons for the decision and recommendation, see "-- Reasons for the merger; Recommendations of the boards of directors."

     During the evening of October 18, 1998, we finalized the terms of the merger agreement and the reciprocal stock option agreements and signed those agreements. Additionally, Kroger executed a voting agreement with Robert G. Miller and a voting agreement with Ronald W. Burkle, The Yucaipa Companies and other entities controlled by Mr. Burkle.

     On the morning of October 19, 1998, before the opening of trading on the New York Stock Exchange, we issued a joint press release announcing that we had signed the merger agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Kroger. Kroger's board of directors has unanimously approved the merger agreement and the merger and recommends approval of the merger agreement and the merger by the shareholders of Kroger. In reaching its determination, the Kroger board of directors consulted with Kroger management, as well as Goldman Sachs and Fried, Frank, Harris, Shriver & Jacobson, and considered the following important factors that supported the board's recommendation:

      (1) the long-term interests of Kroger and its shareholders, as well as the interests of Kroger employees, customers, creditors, suppliers and the communities in which Kroger operates;

      (2) information concerning business, earnings, operations, financial condition and prospects of Kroger and Fred Meyer, both individually and on a combined basis, including information with respect to the past earnings performance of each of Kroger and Fred Meyer;

      (3) the presentation Goldman Sachs made at the October 18, 1998 meeting of the Kroger board of directors, and the opinion of Goldman Sachs, that as of October 18, 1998 and based upon the matters reviewed with the Kroger board of directors, the exchange ratio was fair from a financial point of view to Kroger. This opinion was considered together with the valuation and other analyses presented to the Kroger board of directors by Goldman Sachs. The opinion and analyses are described below under "-- Opinions of financial advisors -- Kroger;"

      (4) the merger provides Kroger the opportunity to create the nation's largest, most diverse supermarket company, allowing the combined company to operate more than 2,200 supermarkets and over 800 convenience stores in 37 states, which should give the combined company first or second shares of market in 33 of the nation's largest 100 markets;

      (5) the merger combines companies with strong positions in attractive markets, providing for a strategic match and little geographic overlap;

      (6) the opportunity to benefit from cost savings and other benefits of size and operating efficiencies particularly from combined purchasing through coordinating volume based transactions and combining distribution channels and support systems;

      (7) the merger should allow the combined company to benefit, over the long term, from increased financial strength, generation of sales over a broader store base, and more alternatives in the financial markets as compared to either company on a stand-alone basis;

      (8) assuming the merger had been completed on January 3, 1999, the merger is expected to add to cash flow in 1999 and earnings in 2000, excluding merger related costs, resulting in increased cash flow, earnings growth and improvement in operating margins;

      (9) the terms of the merger agreement, including the conditions that the merger be accounted for as a pooling of interests and that the merger will be a tax-free reorganization for federal income tax purposes;

     (10) the stock option granted by Fred Meyer and the proposed termination fee to be payable by Fred Meyer under limited circumstances, including the potential effect that the stock option agreement and the termination fee may have on competing offers to Fred Meyer;

     (11) the merger enables Kroger, through the addition of Fred Meyer, to gain expertise in the operation of multidepartment stores which have separate departments and in warehouse format supermarkets;

     (12) the recent and past trading prices of Fred Meyer common stock and Kroger common shares relative to those of other industry participants, and the potential for appreciation in the value of Kroger common shares following the merger resulting from opportunities for enhanced revenue growth and accelerated earnings growth of the combined company;

     (13) the ownership by current Kroger shareholders of approximately 62% of the combined company immediately following the merger based upon the outstanding shares of both companies; and

     (14) the ability to complete the merger, including, in particular, the likelihood of obtaining regulatory approvals and the terms of the merger agreement regarding the obligations of both companies to pursue these regulatory approvals.

     The board of directors of Kroger also considered a variety of risks and other potentially negative factors in deliberations concerning the merger. In particular, the board of directors of Kroger considered:

     (1) the risks associated with a fixed exchange ratio, including the possibility that the value of the Kroger common shares that the Fred Meyer stockholders receive in the merger could vary depending on changes in market price of the Kroger common shares;

     (2) the risks associated with the potential reduced flexibility and increased borrowing costs because of Fred Meyer's existing indebtedness, which would result in greater indebtedness and a lower earnings to fixed charges ratio;

     (3) the risks associated with combining the operations of Fred Meyer with Kroger's existing operations, including the loss of key personnel of Fred Meyer, difficulty in combining corporate, accounting, financial reporting and management information systems and strain on existing levels of personnel to operate Fred Meyer's business;

     (4) the risk that paying termination fees or Fred Meyer's exercise of the stock options granted by Kroger may limit Kroger's ability to enter into mergers or other similar transactions with parties other than Fred Meyer; and

     (5) the conflicts of interest of Fred Meyer directors and officers.

     The board of directors of Kroger did not receive a quantitative analysis of all the factors listed above. However the board of directors of Kroger concluded that the anticipated benefits of the merger outweighed the possible detriments.

     This discussion is not intended to be exhaustive but includes the material information and factors considered by the Kroger board of directors in its consideration of the merger. In view of the wide variety of factors considered, the Kroger board of directors did not assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Kroger board of directors may have given different weights to different factors.

     THE KROGER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KROGER SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     Fred Meyer. At a meeting on October 17, 1998, which was continued on October 18, 1998, the Fred Meyer board of directors unanimously approved the merger agreement and authorized and approved the merger. At that meeting, the board of directors decided to recommend that the stockholders of Fred Meyer vote in favor of the approval and adoption of the merger agreement and the approval of the merger at the Fred Meyer special meeting.

     The board of directors considered the following material factors that supported its decision:

     (1) the merger will provide Fred Meyer stockholders a premium for their shares of Fred Meyer common stock based on the generally prevailing market prices at the time the board of directors approved the merger. The exchange ratio represented:

        - a 25.2% premium, based on the closing prices of Fred Meyer common stock and Kroger common shares on October 12, 1998,

        - a 19.9% premium, based on the average closing prices of Fred Meyer common stock and Kroger common shares for the three trading days before October 13, 1998,

        - a 20.5% premium, based on the average closing prices of Fred Meyer common stock and Kroger common shares for the twenty trading days before October 13, 1998,

        - a 21.4% premium, based on the average closing prices of Fred Meyer common stock and Kroger common shares for the thirty trading days before October 13, 1998, and

        - a premium over the average ratio of the value of a Kroger common share to the value of a share of Fred Meyer common stock for the one-year period (.952), the ninety-day period (.906), and the thirty-day period (.825), ended October 12, 1998;

      (2) the opinion of its financial advisors, DLJ and Salomon, that the exchange ratio was fair to the stockholders of Fred Meyer from a financial point of view. The opinions are attached as APPENDIX E and APPENDIX F to this document. The opinions were considered together with the financial analyses presented to the board of directors by DLJ and Salomon. A description of the opinions and analyses is included below under "-- Opinions of financial advisors -- Fred Meyer;"

      (3) the current and past trading prices of Fred Meyer common stock and Kroger common shares compared to each other and to other retailers;

      (4) the past financial and operational performance of Fred Meyer and Kroger;

      (5) the potential that the value of Kroger common shares would increase after the merger and that if the merger occurred Fred Meyer stockholders would share in any increase because of their ownership of approximately 35.5% of the outstanding Kroger common shares. The board of directors considered:

         - the expected combined earnings of Fred Meyer and Kroger, including that the merger is expected to result in an increase in earnings per share in 2000, excluding costs related to the merger,

         - the cost savings that could result from combining Fred Meyer and Kroger, and

         - Kroger's expected financial position after the merger, including that Kroger is expected to have a higher credit rating after the merger than Fred Meyer would have on its own, and Kroger's ability to finance future growth opportunities;

      (6) various alternatives to the merger, including the alternative of remaining independent, and the risks associated with those alternatives;

      (7) the geographic fit of the companies, including the general lack of overlap of markets where the companies operate. The board of directors noted that Kroger is a leading retailer in a number of areas in which Fred Meyer does not have stores, including markets in the Southeastern and Midwestern United States;

      (8) after the merger, Kroger will have more than 2,200 food stores, over 800 convenience stores, and operations in 37 states, making it the largest food retailer in the United States and larger than either Kroger or Fred Meyer alone. The Fred Meyer board of directors also considered the recent mergers in the food and retail industry generally, and the conclusion of Fred Meyer management that efficiencies that larger companies can achieve likely will be required for future success in food retailing;

      (9) the past performance and reputation of the Kroger management team, and the belief of Fred Meyer management that Kroger and Fred Meyer have similar approaches to business;

     (10) several members of the existing Fred Meyer management team will join Kroger management following the merger. The board of directors noted that:

          - Ronald W. Burkle, the current Chairman of the Board of Fred Meyer, will become Chairman of the executive committee of the Kroger board of directors,

          - Robert G. Miller, the current Vice Chairman and Chief Executive Officer of Fred Meyer, will become Vice Chairman of the Kroger board of directors and Chief Operating Officer of Kroger, and

          - four other current members of the Fred Meyer board of directors will become members of the Kroger board of directors;

     (11) the measures taken by Fred Meyer and Kroger to provide reasonable assurance to each other that the merger will occur. These include the provisions of the merger agreement and the stock option agreements that require Fred Meyer or Kroger to compensate the other in some circumstances if the merger does not occur, and the provisions of the merger agreement that restrict Fred Meyer and Kroger from having discussions with third parties about alternative transactions;

     (12) other terms of the merger agreements including:

          - the representations, warranties and covenants, and

          - the conditions to each party's obligation to consummate the merger;

     (13) the ability of Fred Meyer and Kroger to complete the merger, including their ability to obtain necessary regulatory approvals and the obligations to try to obtain those approvals;

     (14) the social and economic effects of the merger on the employees, customers, suppliers and others who deal with Fred Meyer and its subsidiaries and on the communities where they operate. The board of directors gave substantial weight to Kroger's agreement to continue Fred Meyer's financial support of two charitable foundations; and

     (15) that pooling of interests accounting treatment should be available for the merger and that the merger will be a tax-free reorganization for federal income tax purposes.

     The board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These included the following:

     (1) the merger agreement does not provide for any adjustment to the exchange ratio based on changes in market prices and that as a result the value of the Kroger common shares that Fred Meyer stockholders receive in the merger will vary depending on changes in the market price of the Kroger common shares;

     (2) after the merger Kroger would have more debt than it had at the time the board of directors considered the merger, which could reduce Kroger's flexibility in responding to changing business conditions and increase the interest rate and fees Kroger would have to pay to borrow money;

     (3) the difficulties in combining independent companies and the risk that expected cost savings will not be achieved;

     (4) the merger will result in an initial charge to Kroger's earnings and combining the companies will result in more expenses in the future;

     (5) the potential conflicts of interest of some Fred Meyer officers and directors; and

     (6) the termination fees and stock options granted to Kroger by Fred Meyer may prevent others from proposing an alternative transaction that may be more advantageous to Fred Meyer stockholders.

     The discussion above describes the material factors considered by the board of directors in its consideration of the merger. After considering these factors, and taking into account the recommendation of management, the board of directors concluded that the positive factors described above outweighed the negative factors described above. Because of the variety of factors considered, the board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors together. In addition, individual members of the Fred Meyer board of directors may have given different weights to different factors.

     THE BOARD OF DIRECTORS OF FRED MEYER UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF FRED MEYER VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

OPINIONS OF FINANCIAL ADVISORS

  Kroger

     Goldman Sachs. On October 18, 1998, Goldman Sachs gave to the Kroger board of directors an oral opinion, subsequently confirmed in writing, that as of October 18, 1998, the exchange ratio was fair from a financial point of view to Kroger.

     THE FULL TEXT OF THE GOLDMAN SACHS OPINION IS CONTAINED IN APPENDIX D. THE GOLDMAN SACHS OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE KROGER BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. IT IS NOT A RECOMMENDATION TO ANY HOLDER OF KROGER COMMON SHARES AS TO HOW ANY SHAREHOLDER SHOULD VOTE AT THE KROGER SPECIAL MEETING. THE SUMMARY OF THE GOLDMAN SACHS OPINION BELOW IS QUALIFIED BY ITS FULL TEXT. KROGER SHAREHOLDERS SHOULD READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed:

     (1) the merger agreement;

     (2) the Annual Reports to Shareholders and Annual Reports on Form 10-K of Kroger for the five fiscal years ended December 27, 1997;

     (3) the Annual Reports to Stockholders and Annual Reports on Form 10-K of Fred Meyer for the five fiscal years ended January 31, 1998;

     (4) a number of interim reports to shareholders and Quarterly Reports on Form 10-Q of Kroger;

     (5) a number of interim reports to stockholders and Quarterly Reports on Form 10-Q of Fred Meyer;

     (6) a number of other communications from Kroger and Fred Meyer to their respective shareholders and stockholders;

     (7) a number of internal financial analyses and forecasts for Kroger and Fred Meyer prepared by their managements;

     (8) the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus, dated August 6, 1997, relating to the Special Meetings of Stockholders of Fred Meyer and Smith's; and

     (9) the Registration Statement on Form S-4, including the Joint Proxy and Consent Solicitation Statement/Prospectus, dated January 27, 1998, relating to the Special Meetings of Stockholders of Fred Meyer and QFC and the consent of the stockholders of Food 4 Less.

     Goldman Sachs also held discussions with members of the senior managements of Kroger and Fred Meyer regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the commitment letter, dated October 18, 1998, between Kroger, The Chase Manhattan Bank and Chase Securities Inc., relating to amendments to the Kroger and Fred Meyer bank loan agreements. Goldman Sachs also reviewed the reported price and trading activity for the Kroger common shares and the Fred Meyer common stock, compared some financial and stock market information for Kroger and Fred Meyer with similar information for several other companies with publicly traded securities, and reviewed the financial terms of other recent business combinations in the supermarket industry specifically and in other industries generally. Goldman Sachs also performed other studies and analyses which it considered appropriate.

     Goldman Sachs assumed accuracy and completeness of all of the financial and other information reviewed by it for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the Kroger board of directors' consent, that the financial forecasts prepared by the managements of Kroger and Fred Meyer, including the savings and benefits to be realized, were reasonably prepared on a basis reflecting the best currently available judgments and estimates of Kroger and Fred Meyer, and that these forecasts and savings and benefits would be realized in the amounts and time periods contemplated thereby. In addition, with the Kroger board of directors' consent, Goldman Sachs has assumed that the transactions described in the commitment letter will be consummated. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Kroger or Fred Meyer or any of their subsidiaries nor was it furnished with any evaluation or appraisal. Goldman Sachs also assumed, with the Kroger board of directors' consent, that the merger will be accounted for as a pooling of interests transaction under generally accepted accounting principles. Goldman Sachs provided its opinion for the information and assistance of the Kroger board. This opinion is not a recommendation as to how any Kroger common shareholder should vote.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Kroger, having provided investment banking services to Kroger from time to time. These services include having acted as lead manager of numerous equity and debt financings, and having acted as its financial advisor in connection with, and having participated in some of the negotiations leading to, the merger agreement.

     Goldman Sachs is familiar with Fred Meyer, having provided investment banking services to Fred Meyer from time to time, including having acted as:

     - lead-managing underwriter of a public offering of 3,850,000 shares of common stock in September 1996,

     - a co-managing underwriter of a public offering of 8,997,795 shares of common stock in July 1998,

     - a co-managing underwriter of a public offering of $250,000,000 principal amount of its 7.15% Notes due March 1, 2003, $750,000,000 principal amount of 7.375% Notes due March 1, 2005, and $750,000,000 principal amount of 7.45% Notes due March 1, 2008 (each in March 1998),

     - a managing agent of a $3,985,000,000 bank loan and synthetic lease financing in March 1998, and

     - a financial advisor in connection with its acquisitions of QFC and Food 4 Less in March 1998.

     Goldman Sachs holds securities, including derivative securities, of Kroger and Fred Meyer for its own account and for the accounts of its customers in the course of its normal trading activity. As of October 16, 1998, the last business day prior to the rendering of its opinion, Goldman Sachs held the following positions:

                                                LONG POSITION                 SHORT POSITION
                                         ---------------------------    ---------------------------
Kroger common shares...................                49,085 shares                  44,732 shares
Kroger 6.375% Senior Notes due March 1,
  2008.................................  $4,800,000 principal amount
Fred Meyer common stock................                32,420 shares                  26,400 shares
Fred Meyer 7.375% Notes due March 1,
  2005.................................                                   $325,000 principal amount
Fred Meyer 7.45% Notes due March 1,
  2008.................................                                 $7,850,000 principal amount

     Kroger engaged Goldman Sachs to render financial advisory and investment banking services to Kroger in connection with the possible acquisition of all or a portion of the stock or assets of Fred Meyer. An opinion fee of $6,000,000 became payable to Goldman Sachs by Kroger upon delivery of the Goldman Sachs opinion. The opinion fee will be credited against a transaction fee of $24,000,000, which is payable upon completion of the merger. Kroger also agreed to pay Goldman Sachs a fee equal to 20% of any break-up or similar fee received by Kroger in connection with the termination of the merger agreement. In addition, Kroger has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including the fees and expenses of Goldman Sachs' attorneys, and to indemnify Goldman Sachs against various liabilities, including certain liabilities under the federal securities laws.

     Financial analysis used by Goldman Sachs. The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its written opinion to the Kroger board. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the text accompanying each summary.

          1. Exchange ratio analysis. Goldman Sachs calculated the average of the quotients of the closing prices per share of Fred Meyer common stock and the closing prices per Kroger common share for the two year, one year, six months, three months and one month periods ended October 16, 1998.

          The following table presents the range of implied historical exchange ratios for the periods covered compared to the exchange ratio of the merger.

 IMPLIED HISTORICAL       PROPOSED
   EXCHANGE RATIOS     EXCHANGE RATIO
---------------------  --------------
1 month          0.84       1.0
3 months         0.86
6 months         0.94
1 year           0.95
2 years          0.88

          2. Selected companies analysis. Goldman Sachs reviewed and compared financial information relating to Kroger and Fred Meyer to corresponding financial information, ratios and public market multiples for seven publicly traded corporations: Safeway Inc.; Albertson's, Inc.; Winn-Dixie Stores, Inc.; Food Lion, Inc.; Hannaford Brothers Co.; Weis Markets Inc.; and Great Atlantic & Pacific Tea Co., Inc. The multiples of the selected companies were calculated using closing stock prices as of October 16, 1998. Goldman Sachs calculated these multiples and ratios using closing stock prices as of September 16, 1998 and October 16, 1998, and based the multiples and ratios on the most recent publicly available information. Goldman Sachs also assumed a 1998 net debt of $4.8 billion for the calculation of Fred Meyer's multiples. None of the selected companies is directly comparable to Kroger or Fred Meyer. Estimates for earnings before interest, taxes, depreciation and amortization ("EBITDA") are based on fiscal year, while earnings per share estimates are based on a calendar year.

          The following table presents the ranges, the mean and the median figures for the selected companies for the estimated fiscal years 1998 and 1999 EBITDA and the estimated calendar years 1998 and 1999 price/earnings multiples. These values are compared to the same values for Kroger and Fred Meyer, each at the October 16, 1998 closing stock prices and September 16, 1998 closing stock prices.

                                        SELECTED COMPANIES              KROGER          FRED MEYER
                                  ------------------------------    --------------    --------------
              1998 ESTIMATES         RANGE       MEAN     MEDIAN    9/16     10/16    9/16     10/16
              --------------      -----------    -----    ------    -----    -----    -----    -----
           Price/Earnings.......  13.4x--34.0x   22.7x    23.9x     24.1x    24.6x    29.8x    34.0x
           EBITDA                 4.3x--12.1x..   9.0x    10.2x     10.4x    10.5x     9.4x    10.2x
           1999 ESTIMATES
           ---------------------
           Price/Earnings.......  11.4x--25.3x   19.2x    20.2x     21.3x    21.7x    22.1x    25.3x
           EBITDA...............  4.0x--10.8x     8.1x     8.8x      9.4x     9.5x     8.2x     8.8x

     Earnings estimates were based on Institutional Brokers Estimates System earnings estimates. Institutional Brokers Estimates System is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. EBITDA estimates used in the foregoing analysis were based upon estimates of reputable research analysts.

          3. Selected transactions analysis. Goldman Sachs reviewed and analyzed levered value as a multiple of the latest twelve months EBITDA and forward estimates for the following fiscal year in selected merger or acquisition transactions involving other companies in the supermarket chain industries that it deemed relevant. No company or transaction used in the analysis of the selected transactions is directly comparable to Kroger and Fred Meyer or the contemplated transaction. EBITDA estimates used in the foregoing analysis were based upon estimates of reputable research analysts. This review indicated that the merger and acquisition transaction environment varies over time because of factors like interest rate and equity market fluctuations and industry results and growth expectations. Because no transaction reviewed was identical to the merger, an assessment of the results of the following analysis involves considerations and judgments concerning differences in financial and operating characteristics of Fred Meyer and other factors that would affect the acquisition value of the companies to which it is being compared. Goldman Sachs also assumed that the exchange ratio for the contemplated transaction would be 1.0, the latest twelve months data to be consistent with 1998 estimates, and total savings and benefits from the merger to be $225.0 million.

     The tables below summarize the results of these analyses.

                                                                         SELECTED TRANSACTIONS
                                                                    -------------------------------
                                                                    PRE-SAVINGS    SAVINGS ADJUSTED
                                                                    -----------    ----------------
           Range of Levered Value as Multiple of Latest Twelve
             Months EBITDA........................................  8.2x-13.8x      7.2x-11.1x
           Range of Levered Value as Multiple of Forward EBITDA...  8.7x-10.6x       7.1x-8.9x

                                                                           KROGER/FRED MEYER
                                                                    -------------------------------
                                                                    PRE-SAVINGS    SAVINGS ADJUSTED
                                                                    -----------    ----------------
           1998 Estimated EBITDA..................................     9.7x            8.3x
           1999 Estimated EBITDA..................................     8.7x            7.6x
           2000 Estimated EBITDA..................................     8.0x            7.0x

          4. Discounted cash flow analysis. Goldman Sachs performed a discounted cash flow analysis of Fred Meyer utilizing Fred Meyer management projections for Fred Meyer for the years 1999 through 2004. Goldman Sachs calculated the net present value of free cash flows for the years 1999 through 2004 using discount rates ranging from 8% to 13%. Goldman Sachs calculated implied per share values in the year 2004 based on multiples ranging from 8.0x EBITDA to 12.0x EBITDA and then discounted these terminal values using discount rates ranging from 8% to 13%. This analysis showed that the implied per share values for the Fred Meyer common stock ranged from a low of $35.64 to a high of $84.80.

          5. Pro forma merger analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger. The analyses were prepared using projections provided by Kroger and Fred Meyer managements and based on Kroger and Fred Meyer business plans, but excluded consideration of any write-offs related to the merger, related fees and expenses and any potential effect of asset divestitures. Using the related earnings estimates, for the years 1999 and 2000 as adjusted to reflect the merger savings and benefits, Goldman Sachs compared the earnings per share of each of Kroger and Fred Meyer assuming the merger had not occurred to that of the combined companies on a pro forma basis. This analysis assumed an effective tax rate of 38% and an exchange ratio of 1.0. The analysis indicated that the merger would be neutral to slightly accretive to the shareholders on an earnings per share basis for the fiscal year 1999 and accretive for the fiscal year 2000 relative to the then current Institutional Brokers Estimates System estimates for Kroger. This assumes the transaction closed on January 1, 1999.

          6. Contribution analysis. Goldman Sachs reviewed selected historical and estimated future operating and financial information, including sales, EBITDA, earnings before interest and taxes and net income for Kroger and Fred Meyer, based on their respective managements' estimates, and the pro forma combined entity resulting from the merger adjusting for the one month disparity existing between Kroger's and Fred Meyer's fiscal year ends. For the analysis of net income before savings and benefits from the merger, the full amount of savings was attributed to Fred Meyer on an after tax basis.

     The table below sets forth the results indicated by this analysis.

                                                                 % CONTRIBUTED
                                                              --------------------
                          VARIABLE                            KROGER    FRED MEYER
                          --------                            ------    ----------
Total Stores................................................   64.7%       35.3%
Equity Market Capitalization (as of 10/16/98)...............   61.9%       38.1%
Levered Market Capitalization...............................   55.9%       44.1%
REVENUES
1998........................................................   64.9%       35.1%
1999........................................................   64.1%       35.9%
2000........................................................   64.0%       36.0%
EBITDA BEFORE SAVINGS AND BENEFITS FROM THE MERGER
1998........................................................   54.3%       45.7%
1999........................................................   54.2%       45.8%
2000........................................................   54.4%       45.6%
EBIT BEFORE SAVINGS AND BENEFITS FROM THE MERGER
1998........................................................   57.4%       42.6%
1999........................................................   56.6%       43.4%
2000........................................................   56.2%       43.8%
NET INCOME BEFORE SAVINGS AND BENEFITS FROM THE MERGER
Calendar year 1999..........................................   66.2%       33.8%
Calendar year 2000..........................................   63.9%       36.1%
NET INCOME WITH $225 MILLION SAVINGS AND BENEFITS FROM THE
  MERGER
Calendar year 1999..........................................   57.6%       42.4%
Calendar year 2000..........................................   56.8%       43.2%

PRO FORMA OWNERSHIP.........................................   61.7%       38.3%

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to Kroger, Fred Meyer or the merger. The analyses were prepared solely for the purpose of Goldman Sachs' providing its opinion to the Kroger board of directors as to the fairness from a financial point of view of the exchange ratio and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Kroger, Fred Meyer, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Kroger board of directors was one of many factors taken into consideration by the Kroger board of directors in making its determination to approve the merger agreement. This summary is not a complete description of the analysis performed by Goldman Sachs. You should read the entire opinion of Goldman Sachs in APPENDIX D.

Fred Meyer

     DLJ. On October 18, 1998, DLJ delivered its written opinion that the exchange ratio is fair to the holders of Fred Meyer common stock from a financial point of view. A COPY OF THE DLJ OPINION IS INCLUDED AS APPENDIX E TO THIS DOCUMENT. FRED MEYER STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION CAREFULLY IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW MADE BY DLJ IN CONNECTION WITH ITS OPINION.

     DLJ prepared its opinion for the Fred Meyer board of directors. The opinion addresses only the fairness of the exchange ratio to the holders of Fred Meyer common stock from a financial point of view. The DLJ opinion is not a recommendation to any stockholder as to how to vote on the merger. DLJ was not retained as an advisor or agent to Fred Meyer's stockholders or any person other than Fred Meyer. Fred Meyer and Kroger determined the exchange ratio in arm's-length negotiations. DLJ advised Fred Meyer in the negotiations. Fred Meyer did not impose any restrictions or limitations upon DLJ regarding the investigations made or the procedures followed by DLJ. DLJ was not requested to, and did not, solicit the interest of any other party in any other transaction with Fred Meyer.

     In preparing its opinion, DLJ:

     - reviewed the merger agreement,

     - reviewed financial and other information and projections that were publicly available or provided to it by Kroger and Fred Meyer,

     - held discussions with the managements of Fred Meyer and Kroger, and

     - conducted financial studies, analyses and investigations that it deemed appropriate.

     For its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available or provided to it. DLJ relied upon the estimates provided by Fred Meyer management for operating savings and other benefits and cost reductions achievable as a result of the merger and upon its discussions of the estimates with the management of Kroger. DLJ also assumed that the financial projections provided to it were reasonably prepared and reflected the best currently available estimates and judgments of the management of Fred Meyer and Kroger. DLJ did not assume any responsibility for making an independent evaluation of Fred Meyer's and Kroger's assets or liabilities or any independent verification of any of the information reviewed by it.

     The DLJ opinion is based upon economic, market, financial and other conditions and information on the date of the DLJ opinion. DLJ does not have any obligation to update, revise or reaffirm its opinion.

     DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and for estate, corporate and other purposes. DLJ has performed investment banking and other services for Fred Meyer in the past and has been paid for these services.

     Salomon. On October 18, 1998, Salomon rendered to the Fred Meyer board of directors an oral opinion, which was confirmed by delivery of its written opinion, dated October 18, 1998, that the exchange ratio was fair, from a financial point of view, to the holders of Fred Meyer common stock. THE FULL TEXT OF THE SALOMON OPINION IS INCLUDED AS APPENDIX F TO THIS DOCUMENT.

     The Salomon opinion should be read carefully in its entirety for:

     - descriptions of the procedures followed,

     - assumptions made,

     - other matters considered, and

     - limitations of the review undertaken in connection with the Salomon opinion.

The Salomon opinion was provided for the information and assistance of the Fred Meyer board in connection with its consideration of the merger. The Salomon opinion addresses only the fairness, from a financial point of view, of the exchange ratio to the holders of Fred Meyer common stock. The Salomon opinion does not constitute a recommendation to any stockholder of Fred Meyer or Kroger as to how to vote. This summary of the Salomon opinion is qualified by its full text.

     No restrictions or limitations were imposed upon Salomon in rendering its opinion. Salomon received no instructions to, and did not, seek or solicit alternative transactions. In arriving at its opinion, Salomon reviewed, among other things, the merger agreement, including exhibits, as well as selected publicly available information concerning Fred Meyer and Kroger.

     Salomon also reviewed internal information concerning the business and operations of Fred Meyer and Kroger provided to it by Fred Meyer and Kroger, including information provided during discussions with their respective managements. Financial forecasts were provided to Salomon during discussions with management. In addition, Salomon conducted other financial studies, analyses and investigations and considered other economic and market criteria that Salomon deemed appropriate.

     In rendering its opinion, Salomon:

     - did not attempt to independently verify or assume responsibility for verifying any of the information reviewed by Salomon,

     - assumed the accuracy and completeness of all of the financial and other information it reviewed,

     - did not conduct a physical inspection of the properties or facilities of Kroger or Fred Meyer,

     - did not make, receive or assume responsibility for any independent evaluation or appraisal of any assets or liabilities of Fred Meyer or Kroger,

     - relied upon the estimates of the Fred Meyer and Kroger managements of the cost savings achievable as a result of the merger,

     - assumed that the financial forecasts and supporting assumptions, including anticipated cost savings resulting from the merger, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Fred Meyer and Kroger managements,

     - assumed that the merger would be accounted for as a pooling of interests in accordance with generally accepted accounting principles,

     - assumed that none of Fred Meyer, Kroger, Fred Meyer Holdings, Inc. or holders of Fred Meyer common stock would recognize gain or loss for tax purposes as a result of the merger, and

     - assumed that the conditions to the merger agreement would be satisfied, and not waived, and that the merger would be consummated in accordance with the terms of the merger agreement.

     The Salomon opinion does not provide any opinion as to the price of the Kroger common shares after the merger. The Salomon opinion does not address Fred Meyer's underlying business decision to effect the merger. The Salomon opinion is based upon financial, economic, market and other conditions that existed and could be evaluated as of the date of the Salomon opinion. Salomon does not have any obligation to update, revise or reaffirm its opinion as a result of any change in those conditions or otherwise. Salomon has consented to the disclosure of its opinion in this document.

     Salomon is not affiliated with Fred Meyer or Kroger. However, Salomon and its affiliates have previously rendered financial advisory and investment banking, broker-dealer related and lending and other banking services to Fred Meyer and Kroger, for which they received customary compensation. In the ordinary course of its business, Salomon actively trades the securities of Fred Meyer and Kroger for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities.

     Engagement letters. Pursuant to separate engagement letters, each dated October 13, 1998, Fred Meyer engaged DLJ and Salomon to provide financial advisory and investment banking services to Fred Meyer. Fred Meyer has paid each of DLJ and Salomon $1.75 million and has agreed to pay each of DLJ and Salomon an additional fee of $18.25 million contingent upon the consummation of the merger. Fred Meyer also agreed to pay to each a fee equal to 15%, but in no event more than $7 million, of any break-up or similar fee or profit received by Fred Meyer in connection with the termination of the merger agreement.

     In addition, Fred Meyer agreed to reimburse each of DLJ and Salomon for reasonable expenses incurred by it and its counsel. Fred Meyer agreed to indemnify each of DLJ and Salomon and related persons against liabilities arising from its engagement, including liabilities under the federal securities laws.

     Financial analyses performed by DLJ and Salomon. The following is a summary of the material financial analyses performed by DLJ and Salomon solely in connection with providing their written opinions and in presentations to the Fred Meyer board of directors on October 13, 1998. The preparation of a fairness opinion involves determinations about the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances.

     DLJ and Salomon performed each of the analyses in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ and Salomon did not form a conclusion as to whether any individual analysis supported or failed to support their opinions. Rather, DLJ and Salomon considered the results of the analyses in light of each other and reached their opinions based on the results of all of the analyses considered together. DLJ's and Salomon's conclusions also involved significant elements of judgment and qualitative analyses. In addition, even though the separate analyses are summarized below, DLJ and Salomon believe that their analyses must be considered as a whole. DLJ and Salomon also believe that selecting portions of their analyses, without considering all analyses, could create an incomplete or misleading view of the evaluation process underlying their opinions.

     In performing their analyses, DLJ and Salomon made numerous assumptions regarding industry performance, general business, financial, economic and market conditions and other matters. Many of these matters are beyond the control of Fred Meyer and Kroger. No company or transaction used in the analyses is directly comparable to Fred Meyer, Kroger or the contemplated transaction. In addition, mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using selected company or transaction data. Analyses relating to the value of businesses or securities are not appraisals and do not reflect the prices at which the businesses or securities can actually be sold. The analyses performed by DLJ and Salomon do not indicate actual values or future results. These may be significantly more or less favorable than suggested by the analyses. Fred Meyer, Kroger, DLJ and Salomon do not assume responsibility if future results are materially different from those projected.

     All analyses discussed below are based on the Fred Meyer common stock closing price on October 12, 1998 of $39.88 and the Kroger common shares closing price on that date of $49.94.

     You should read the information presented in the tables together with the accompanying text.

     1. Historical exchange ratio analysis. DLJ and Salomon analyzed the closing prices of Fred Meyer common stock and Kroger common shares over several time periods and calculated average implied exchange ratios.

     The analysis showed:

                                                                 IMPLIED
TIME PERIOD (PRECEDING OCTOBER 13, 1998)                      EXCHANGE RATIO
----------------------------------------                      --------------
Last 30 trading days........................................      0.825
Last 90 trading days........................................      0.906
Last twelve months..........................................      0.952

     2. Relative contribution analysis. DLJ and Salomon analyzed the relative contributions of Fred Meyer and Kroger to the projected earnings before interest, taxes, depreciation and amortization, or EBITDA, and net income of the combined company for fiscal 1998, 1999, 2000 and 2001, calculated before allocating any cost savings. EBITDA and net income estimates were based upon projections provided by management of Fred Meyer.

     The analysis showed:

                                              1998     1999     2000     2001
                                              -----    -----    -----    -----
Fred Meyer's EBITDA as a percentage of the
  combined company..........................   45.7%    45.8%    45.6%
Implied exchange ratio......................  1.097    1.101    1.090
Fred Meyer's net income as a percentage of
  the combined company......................            33.8%    36.2%    36.9%
Implied exchange ratio......................           0.829    0.922    0.949

     The Kroger common shares, including shares underlying all outstanding options without adjustment for any assumed cash exercise of the options, to be issued in the merger will represent approximately 38.0% of Kroger's outstanding common shares after the merger. The results of the relative contribution analysis are not necessarily indicative of the relative contributions that the companies may actually make to the combined company.

     3. Selected companies analysis. DLJ and Salomon analyzed and compared financial information for Fred Meyer and Kroger to corresponding information for five other publicly traded supermarket corporations:
     Albertson's, Inc., assuming completion of its merger with American Stores Company; Food Lion, Inc.; Koninklijke Ahold N.V.; Safeway Inc.; and Winn-Dixie Stores, Inc. DLJ and Salomon calculated and compared various financial multiples and ratios of the selected companies, Fred Meyer and Kroger using closing stock prices on October 12, 1998. EBITDA estimates were based upon research of research analysts at DLJ, Salomon and other investment banks. Earnings estimates for the selected companies were based on the First Call Research Network company earnings estimates. Firm value is the market value of common equity on October 12, 1998 plus the book value of debt less cash.

     The analysis showed:

                                       FIRM VALUE/EBITDA
                                             RATIO           PRICE/EARNINGS RATIO
                                       ------------------    --------------------
                                        1998       1999        1998        1999
                                       -------    -------    --------    --------
Low..................................     6.6x       6.1x      16.3x       14.2x
High.................................    11.6x      10.7x      36.1x       28.5x
Median...............................    10.2x       9.2x      25.2x       20.6x
Fred Meyer...........................     8.8x       7.9x      27.5x       20.3x
Kroger...............................    11.0x      10.1x      25.2x       22.0x

     4. Selected transactions analysis. DLJ and Salomon analyzed firm value as a multiple of the latest twelve months EBITDA and sales in selected merger or acquisition transactions in the supermarket industry where the transaction values exceeded $1 billion. This analysis is based on the exchange ratio of 1.0 and the October 12, 1998 closing price for Kroger common shares. Firm value is the market value of common stock prior to announcement of the transaction plus the book value of debt less cash.

     The analysis showed:

                                                FIRM VALUE AS A    FIRM VALUE AS A
                                                  MULTIPLE OF       PERCENTAGE OF
                                                 LATEST TWELVE      LATEST TWELVE
                                                 MONTHS EBITDA      MONTHS SALES
                                                ---------------    ---------------
Low...........................................         6.9x              43.2%
High..........................................        10.5x              73.0%
Median........................................         8.5x              61.6%
Mean..........................................         8.5x              59.9%
Fred Meyer....................................        11.1x              85.6%

     5. Discounted cash flow analysis. DLJ and Salomon performed a discounted cash flow analysis for the period from fiscal 1999 to fiscal 2004 on the projected operating free cash flows of Fred Meyer and

     Kroger, assuming the merger had not occurred. Operating free cash flows were calculated as the after-tax operating earnings of Fred Meyer and Kroger, before any cost savings, plus depreciation and amortization and net changes in working capital and other assets, minus projected capital expenditures. DLJ and Salomon calculated terminal values by applying a range of estimated EBITDA multiples of 8.0x to 10.0x for Fred Meyer and 9.0x to 11.0x for Kroger in fiscal 2004. The operating free cash flows and terminal values were then discounted to the present using a range of discount rates of 8.0% to 10.0%. These discount rates represent an estimated range of the weighted average cost of capital of Fred Meyer and Kroger. Per share amounts are based on the number of shares assumed to be outstanding on December 31, 1998.

     The analysis resulted in the following ranges:

                                                              LOW       HIGH
                                                             ------    ------
Fred Meyer per share equity value..........................  $49.00    $73.00
Kroger per share equity value..............................  $52.00    $72.00
Implied exchange ratio.....................................   0.940     1.010

     6. Combined company merger analysis. DLJ and Salomon also prepared analyses of the financial impact of the merger on the combined company using earnings estimates for Fred Meyer and Kroger provided by their managements for the period from fiscal 1998 through 2001. These analyses assumed cost savings resulting from the merger, as provided by Fred Meyer management, of $100 million in 1999, $150 million in 2000 and $200 million in 2001. Based on the exchange ratio of 1.0, the analysis indicated that the merger is expected to add to Kroger's earnings per share estimates, assuming the merger had not occurred, beginning in 2000 and have a neutral impact on those estimates in 1999.

INTERESTS OF MEMBERS OF FRED MEYER'S BOARD OF DIRECTORS AND MANAGEMENT IN THE MERGER

     When you consider the recommendations of our boards of directors, you should be aware that some executive officers of Fred Meyer and members of the Fred Meyer board of directors may have interests in the merger that are different from your interests. These interests may create potential conflicts of interest. Our boards of directors were aware of these interests when they approved the merger and the merger agreement. To our knowledge, the executive officers and directors of Fred Meyer do not have any material interest in the merger, apart from their interests as holders of Fred Meyer common stock, other than those described below.

     Employment agreement with Robert G. Miller. Mr. Miller may be entitled to severance payments under his employment agreement with Fred Meyer if his employment is terminated by Kroger or Mr. Miller following the merger. Under Mr. Miller's employment agreement, dated August 27, 1991, and amended on October 13, 1998, Fred Meyer will pay Mr. Miller an annual base salary of $1 million and a target annual bonus equal to 60% of his base salary. Fred Meyer also agreed to pay Mr. Miller severance compensation and benefits upon a "qualifying termination" in connection with a "change in control." A "change of control," generally, is when the majority of Fred Meyer's stockholders or board changes. This severance compensation is compensation that Mr. Miller is entitled to receive only upon termination in connection with a change of control. The approval of the merger by Fred Meyer's stockholders will constitute a change in control under the agreement. A qualifying termination includes any:

     - resignation by Mr. Miller for any reason within 18 months after the completion of the merger,

     - resignation initiated by Mr. Miller due to "constructive discharge" outside the 18-month period referred to above if the resignation is in anticipation of or within three years after the merger, and

     - termination of Mr. Miller's employment by Fred Meyer for any reason, other than for cause, in anticipation of or within three years after the merger.

Constructive discharge is defined as a material reduction, other than for cause, in Mr. Miller's compensation, benefits or responsibilities as Chief Executive Officer of Fred Meyer and a member of the Fred Meyer board of directors. Constructive discharge also includes an irreconcilable disagreement with the Fred Meyer board of directors over policy matters materially impairing his ability to carry out his responsibilities as Chief

Executive Officer of Fred Meyer. Severance compensation due under the agreement upon a qualifying termination after the merger consists of:

     - accrued and unpaid compensation through the date of termination,

     - a pro rata bonus for the year of termination,

     - a lump sum payment equivalent to three times his highest base salary and applicable bonus rate, discounted to present value over a three-year period,

     - a payment equal to the actuarially determined present value of his projected accruals from three years of ongoing participation in Fred Meyer-sponsored qualified and non-qualified retirement plans,

     - continuation of health and welfare benefit coverage for 36 months, and

     - an additional payment to make him whole for any excise tax Mr. Miller must pay under the IRS rules relating to compensation Mr. Miller receives after a change of control.

     If the merger is completed and Mr. Miller were to terminate employment as of May 1, 1999, assuming a prime rate at that time of 8%, his estimated cash payment as severance compensation would be approximately $4.6 million.

     Under Mr. Miller's agreement, Fred Meyer will pay him severance compensation only if he meets the following conditions:

     - he may not make unauthorized disclosure of confidential information relating to Fred Meyer or its affiliates for a period of three years after termination, and

     - he may not compete with Fred Meyer or its affiliates during that three-year period.

     Kroger and Fred Meyer have agreed that after the merger, Mr. Miller will be elected to the Kroger board of directors and will become Vice Chairman of the Kroger board and Chief Operating Officer of Kroger. Currently, Mr. Miller and Kroger are not negotiating a new employment agreement for the period after the merger.

     Employment protection agreements with other executive officers. The other 12 executive officers of Fred Meyer will be entitled to severance benefits if their employment is terminated by Kroger or Fred Meyer in connection with the merger. These officers are Roger Cooke, Sam Duncan, George G. Golleher, Michael Huse, David Jessick, Ken Martindale, Harold McIntire, Abel Porter, Mary Sammons, Tony Schnug, John Standley and Kenneth Thrasher. These officers are parties to employment protection agreements with Fred Meyer. Under these agreements, Fred Meyer must pay severance compensation if Fred Meyer terminates their employment without cause or if the executive terminates employment for good reason in anticipation of a change of control or during the 18 month period following a change of control. Under the agreement with George G. Golleher, Fred Meyer must also pay severance if Mr. Golleher terminates his employment for any reason within 18 months following a change of control. For these officers, severance compensation consists of:

     - accrued and unpaid compensation through the date of termination,

     - a pro rata bonus for the year of termination,

     - continued payment for two or three years following the date of termination of the executive's annual base salary plus the target percentage of this base salary that was payable under the terms of Fred Meyer's annual bonus plan for its senior executives for the year in which the merger is completed,

     - continued health and welfare benefits for two or three years,

     - for some executive officers accelerated vesting of outstanding stock options held by the executive under Fred Meyer's stock option and stock incentive plans, and

     - an additional payment to compensate the executives for any excise tax the executive must pay under the Internal Revenue Service rules relating to change of control.

Executives will also continue to accrue annual retirement allocations and other benefits under the Fred Meyer Supplemental Income Plan or other supplemental retirement plans applicable to them for the two or three years following the date of termination. Cash compensation under these agreements will be reduced on a dollar for dollar basis by the amount of comparable cash compensation paid to the executives under any other severance agreement applicable to the executive. Other benefits provided by the employment protection agreements will be similarly reduced.

     If the merger is completed and Mr. Golleher were to terminate his employment as of May 1, 1999, he would receive:

     - a lump sum payment of approximately $150,000, plus an additional amount equal to any excise taxes Mr. Golleher must pay, as described above,

     - his annual salary and projected bonus, currently $1,600,000 in the aggregate, for each of the next three years, and

     - his options to purchase 230,000 shares of Fred Meyer common stock, at an average exercise price of $40.58 per share would become exercisable.

We anticipate that some of the named executives, including Mr. Golleher, will terminate employment under circumstances that will result in payment of the severance compensation described above. That termination and the payment of severance compensation will not have a significant negative impact on Kroger.

     Employee benefits. Kroger has agreed that, until December 31, 1999, it will continue the current base salary or hourly wage rate of Fred Meyer employees that it chooses to retain. Until December 31, 1999, Kroger will also maintain employee benefits, including severance benefits, that are at least as favorable to Fred Meyer employees as those in effect before the merger. As a result of these arrangements, current executive officers of Fred Meyer will continue to receive salaries and employee benefits that are at least as favorable as those they currently receive from Fred Meyer for the period specified. See "The Merger Agreement -- Benefit plans."

     Interests of Ronald W. Burkle and Yucaipa. As of March 3, 1999, Ronald W. Burkle, The Yucaipa Companies and their affiliates owned 10,594,612 outstanding shares of Fred Meyer common stock, constituting approximately 6.8% of the outstanding shares of Fred Meyer common stock. As a result of the merger, Mr. Burkle and his affiliates will receive Kroger common shares worth approximately $652 million. We base this amount on shares held as of March 3, 1999 and the closing stock price of Kroger common shares on March 3, 1999. Yucaipa is also the record holder of a currently exercisable warrant entitling it to purchase up to 3,869,366 additional shares of Fred Meyer common stock for a price of approximately $23.81 per share. At the time of the merger, Kroger will execute a supplemental warrant agreement giving Yucaipa the right to purchase the same number of Kroger common shares at the same price per share.

     Mr. Burkle and some of his affiliates have pledged to secure, and may be required to forfeit, 3,573,000 shares of Fred Meyer common stock in connection with a derivative security transaction in Fred Meyer common stock that some of Mr. Burkle's affiliates have entered into with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     Fred Meyer and Yucaipa are parties to a management services agreement dated as of September 9, 1997. Under the management services agreement, Yucaipa will provide management consultation and advice to Fred Meyer until September 9, 2002. Fred Meyer pays Yucaipa an annual management fee of $500,000 and reimburses Yucaipa for its reasonable out-of-pocket costs and expenses. If the management services agreement is terminated, Fred Meyer may have to pay Yucaipa the greater of:

     - $2.5 million, or

     - twice the total consulting fees that would have been earned by Yucaipa during the remaining term of the management services agreement if the agreement had not been terminated.

We expect to terminate the management services agreement at the time of the merger. Assuming the merger occurs on May 1, 1999, Fred Meyer will pay Yucaipa a termination fee of approximately $3.4 million.

     After the merger Mr. Burkle will be elected to the Kroger board of directors and will be chairman of the executive committee of the board of directors of the combined company so long as he remains a director of the combined company.

     Kroger common shares to be received by Fred Meyer directors and executive officers. If the merger had occurred on March 3, 1999, executive officers and directors of Fred Meyer and their affiliates would have received:

     - Kroger common shares having an aggregate market value of approximately $805 million,

     - options to purchase up to 2,726,074 Kroger common shares at below the current market price, and

     - a warrant to purchase up to 3,869,366 Kroger common shares at below the current market price.

     New directors of Kroger. Kroger has agreed to appoint the following current Fred Meyer directors to the Kroger board of directors after the merger: Robert
D. Beyer, Ronald W. Burkle, Carlton J. Jenkins, Bruce Karatz, Robert G. Miller and Steven R. Rogel. The non-employee directors will receive the same directors' compensation paid by Kroger to its other non-employee directors. See "Management and Operations After the Merger."

ACCOUNTING TREATMENT

     We believe that the merger will qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, our assets and liabilities will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include both our incomes for the entire fiscal period in which the combination occurs. The historical results of operations of the separate companies for fiscal years before the merger will be combined and reported as our results of operations.

     Kroger has received a letter from Deloitte & Touche LLP, stating that those accountants concur with Fred Meyer management's conclusion that no conditions exist related to Fred Meyer that would preclude Kroger's ability to account for the merger as a pooling of interests. Fred Meyer has received a letter from PricewaterhouseCoopers LLP, stating that those accountants concur with Kroger management's conclusion that no conditions exist that would preclude Kroger accounting for the merger as a pooling of interests. Each of the accountants' letters is based on representations of management and does not address any matters occurring after the date of the letters. We have agreed to complete the merger only if a second letter from the other party's independent public accountants, dated as of the date of the merger, reaffirms the statements made in the earlier letters. See "The Merger Agreement -- Conditions" and "Unaudited Pro Forma Combined Financial Data."

     Some events, including some transactions in Fred Meyer common stock or Kroger common shares by our affiliates, may prevent the merger from qualifying as a pooling of interests. See "-- Resale restrictions."

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The income tax discussion below represents the opinion of Fried, Frank, Harris, Shriver & Jacobson, tax counsel to Kroger, and Cleary, Gottlieb, Steen & Hamilton, tax counsel to Fred Meyer, on the material federal income tax consequences of the merger. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to a holder of Kroger common shares or shares of Fred Meyer common stock, including tax consequences that arise from rules of general application to all taxpayers or to some classes of taxpayers or that are generally assumed to be known by investors. This discussion is based upon the Internal Revenue Code, applicable Treasury Regulations and administrative rulings and judicial authority as of the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of the discussion. The discussion is based upon (1) standard representations of Kroger and Fred Meyer contained in certificates attached to the opinions included as Exhibits 8.1 and 8.2 to the registration statement of which this document forms a part signed by officers of Kroger and Fred Meyer and (2) the assumption that the merger will be completed according to the terms of the merger agreement. The discussion assumes that Fred Meyer stockholders hold their shares of Fred Meyer common stock as a capital asset and does not address the tax consequences that may be relevant to a particular stockholder receiving special treatment under some federal income tax laws. Special holders include dealers in securities, traders in securities electing to mark to market, banks, insurance companies, tax-exempt organizations, non-United States persons and stockholders who acquired shares of Fred Meyer common stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. The discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. No rulings have been or will be sought from the Internal Revenue Service regarding any matters relating to the merger.

     Based on the assumptions discussed above and upon representations and assumptions contained in the above referenced certificates, it is the opinion of each of Fried, Frank, Harris, Shriver & Jacobson, tax counsel to Kroger, and Cleary, Gottlieb, Steen & Hamilton, tax counsel to Fred Meyer, that:

     (1) the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     (2) no gain or loss will be recognized by Kroger, Fred Meyer or Jobsite Holdings, Inc. as a result of the merger; and

     (3) no gain or loss will be recognized by the stockholders of Fred Meyer who exchange their Fred Meyer common stock solely for Kroger common shares under the merger.

     In addition, the merger will have the following U.S. federal income tax consequences:

     (1) the tax basis of the Kroger common shares received by Fred Meyer stockholders who exchange all of their Fred Meyer common stock for Kroger common shares in the merger will be the same as the tax basis of the Fred Meyer common stock surrendered in exchange;

     (2) the holding period of the Kroger common shares received will include the holding period of shares of Fred Meyer common stock surrendered in exchange; and

     (3) any Kroger shareholder who dissents from the merger and who receives cash in exchange for the holder's Kroger common shares generally will be treated as if the shareholder sold the shares in a taxable transaction. The shareholder will recognize gain or loss equal to the difference between the cash received and the shareholder's tax basis in the Kroger common shares surrendered. In some instances, however, the cash received by a dissenting Kroger shareholder may be taxed as a dividend. These circumstances may arise if a dissenting Kroger shareholder owns, or is treated as owning, Kroger common shares, including shares received in the merger in exchange for shares of Fred Meyer common stock, after the merger, other than Kroger shares with respect to which dissenters' rights have been exercised. For these purposes, a stockholder is treated as owning the stock owned by some family members, option stock, stock owned by some estates and trusts of which the stockholder is a beneficiary and stock owned by some affiliated entities.

     Whether the receipt of cash will be taxed as a dividend will depend on the stockholder's particular circumstances. The Internal Revenue Service has indicated in published rulings that a distribution that results in any actual reduction in interest of a small minority stockholder in a publicly held corporation generally will not constitute a dividend if the stockholder exercises no control with respect to corporate affairs. In general, therefore, the cash received by a dissenting Kroger shareholder will be taxed as a dividend only if the shareholder's percentage ownership interest in Kroger after the merger is greater than or equal to the shareholder's percentage ownership interest in Kroger before the merger. This analysis must take into account Kroger common shares actually owned by the dissenting shareholder or deemed to be owned by the dissenting shareholder as described above. Because of the complexity of these rules, each dissenting Kroger shareholder who believes these rules may apply to him or her is particularly urged to contact his or her own tax advisor.

     It is a waivable condition to the merger that Kroger and Fred Meyer each receive a tax opinion from its tax counsel that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal

Revenue Code. These opinions will be based upon updated representations of Kroger and Fred Meyer contained in certificates signed by officers of Kroger and Fred Meyer to be delivered at the time of the merger. The tax opinions cannot be relied upon if any of these factual assumptions or representations is, or later becomes, inaccurate. Kroger and Fred Meyer will resolicit the votes of their shareholders before proceeding with the merger if the tax opinions cannot be issued and the material federal income tax consequences are materially different from those described in this document. No ruling from the Internal Revenue Service concerning the tax consequences of the merger has been requested, and the tax opinions are not binding upon the Internal Revenue Service or the courts.

     Cash payments to dissenting Kroger shareholders generally will be subject to backup withholding at a rate of 31% unless either (i) the shareholder provides its taxpayer identification number (social security or employer identification number) and certifies that the number is correct or (ii) an exemption from backup withholding applies under the applicable laws and regulations.

     IF YOU ARE A FRED MEYER STOCKHOLDER, YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY MATTERS

     We cannot complete the merger until we give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and the specified waiting period requirements have been satisfied. We filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division on November 2, 1998. On December 2, 1998, we received a request from the Federal Trade Commission for additional information and documentary material. This request extends the waiting period until 20 days after we have substantially complied with each request unless the Federal Trade Commission terminates the waiting period earlier. We are taking steps to provide information to the Federal Trade Commission and to resolve the Federal Trade Commission's investigation of the merger in a timely manner. However, there can be no assurance that the merger will not be delayed because of the antitrust laws. At any time before or after completion of the merger, the Federal Trade Commission, the Antitrust Division, a state governmental authority or a private person or entity could seek under the antitrust laws to enjoin the merger or to cause Kroger to divest, in whole or in part, any of its assets or businesses, including assets and businesses of Fred Meyer. We cannot guarantee that a challenge to the merger will not be made or that, if a challenge is made, Kroger will prevail. Our obligations to complete the merger are dependent on the condition that there be no order, decree or injunction of any court of competent jurisdiction that prohibits the merger. For a description of our obligations to seek regulatory approvals, see "The Merger Agreement -- Best efforts; Antitrust matters."

RESALE RESTRICTIONS

     All Kroger common shares received by Fred Meyer stockholders in the merger will be freely transferable, except those received by "affiliates," as that term is defined under the Securities Act of 1933, of Fred Meyer at the time of the Fred Meyer special meeting. Kroger common shares received by affiliates may be resold by them only in transactions permitted by the resale provisions of Rule 144 or Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be considered to be our affiliates generally include individuals or entities that we control, are controlled by us, or are under common control with us, and may include some of our officers and directors as well as our principal shareholders. In order for the merger to qualify for pooling of interests accounting treatment, our affiliates may not sell, transfer or dispose, or in any other way reduce their risk relative to, except for minor exceptions, Kroger common shares or shares of Fred Meyer common stock during the period beginning 30 days before the merger and ending when Kroger publishes results covering at least 30 days of our post merger combined operations. The merger agreement requires us to use our reasonable best efforts to cause each of our respective affiliates to execute a written agreement to comply with these requirements. Under the terms of the merger agreement, certificates surrendered for exchange by any affiliate of Fred Meyer will not be exchanged for shares of Kroger common stock until Kroger has received these agreements from the affiliates of Fred Meyer. See "-- Accounting treatment."

AMENDMENT OF EXISTING CREDIT FACILITIES

     We expect that, following the merger, the combined company will require bank credit facilities providing for an aggregate of $5.5 billion in borrowings.

     These bank facilities will be comprised of:

     - $2.0 billion of Kroger's existing bank credit facilities, consisting of a $500 million 364-day credit facility and a $1.5 billion multi-year credit facility, and

     - $3.5 billion of Fred Meyer's existing bank credit facilities, consisting of a $1.625 billion five-year term note and a $1.875 billion five-year revolving credit facility.

     We also expect that Fred Meyer's existing $500 million five-year operating lease facility will be repaid from additional borrowings or $500 million of other commitments will be reduced at the time of the merger under the existing bank credit facilities. The Fred Meyer operating lease facility refinanced $303 million in existing lease financing facilities and currently provides funds for land and construction costs for new stores. As of November 4, 1998, there was an aggregate of $3.3 billion outstanding under both companies' existing credit facilities, and $332 million outstanding under the Fred Meyer operating lease facility.

     We have agreed with our lenders to amendments to each of the existing bank credit facilities and the operating lease facility that will go into effect if the merger is completed. If effected, these amendments will permit the merger without a violation of the terms of the existing bank credit facilities and the Fred Meyer operating lease facility. These amendments will also provide that the obligations of Fred Meyer under Fred Meyer's existing bank credit facilities and its operating lease facility will remain the obligations of Fred Meyer. The amended bank facilities will also provide for:

     - the Fred Meyer existing bank credit facilities to remain secured by the capital stock of all of the subsidiaries of Fred Meyer,

     - a guarantee by Fred Meyer and its material subsidiaries of the Kroger existing bank credit facilities,

     - a guarantee by Kroger and its material subsidiaries of the Fred Meyer existing bank credit facilities,

     - an increase to market rate in the interest rates and facility fees applicable to the Kroger existing bank credit facilities, and

     - the modification of the covenants contained in the Fred Meyer existing bank credit facilities to make these covenants substantially the same as the covenants contained in the Kroger existing bank credit facilities.

                              THE MERGER AGREEMENT

     This is a summary of the material provisions of the merger agreement, a copy of which is attached as APPENDIX A to this document. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement.

THE MERGER

     When the merger occurs, Jobsite Holdings, Inc., a wholly-owned subsidiary of Kroger, will be merged with and into Fred Meyer. As a result, Fred Meyer will be a wholly-owned subsidiary of Kroger. The merger will have the effects specified in the Delaware General Corporation Law.

     Each share of Fred Meyer common stock outstanding immediately before the merger will be converted into the right to receive one Kroger common share and one associated preferred share purchase right. The preferred share purchase rights will be issued under Kroger's shareholders' rights plan and will not trade separately unless takeover related events occur with respect to Kroger. See "Description of Kroger Capital Stock."

     All shares of Fred Meyer common stock will be canceled and retired. Each holder of a certificate representing any shares of Fred Meyer common stock will no longer have any rights with respect to the shares of Fred Meyer common stock, except for the right to receive Kroger common shares. Each share of Fred Meyer common stock held in Fred Meyer's treasury or held by Kroger or their subsidiaries at the time of the merger will be canceled and retired without any payment.

     In the merger, each option or warrant to buy shares of Fred Meyer common stock will become an option or warrant to buy the same number of Kroger common shares on the same terms.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective when we file a certificate of merger with the Secretary of State of the State of Delaware. However, we may agree to a later time, and specify that time in the certificate of merger. The parties will file the certificate of merger on the second business day after the satisfaction or waiver of all conditions in the merger agreement. We expect to complete the merger in the spring of 1999. We cannot assure you when, or if, all the conditions to consummation of the merger will be satisfied or waived. See
"-- Conditions."

EXCHANGE PROCEDURES

     After the merger, The Bank of New York, as the exchange agent, will mail to each person who held shares of Fred Meyer common stock at the time of the merger a letter of transmittal. The holder should use this letter of transmittal in forwarding Fred Meyer stock certificates. This letter will include instructions for the exchange of the Fred Meyer stock certificates for Kroger share certificates. After surrendering to the exchange agent a Fred Meyer stock certificate together with a letter of transmittal, the holder of a Fred Meyer stock certificate will be entitled to receive a Kroger share certificate. The Bank of New York will cancel the surrendered certificates. FRED MEYER STOCKHOLDERS SHOULD NOT SEND IN THEIR FRED MEYER STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     In addition to a certificate representing Kroger common shares, the holder of a surrendered Fred Meyer common stock certificate will receive any dividends or other distributions on the Kroger common shares that have a record date after the merger, and a payment date before the holder surrenders the Fred Meyer common stock certificate. However, Kroger will not pay any dividends until the holder of the Fred Meyer stock certificate surrenders that certificate. The holder will also receive any dividends or other distributions with a record date after the merger but before the surrender, and a payment date after the surrender. In each case taxes will be withheld as required.

     After the merger, there will be no transfers on the transfer books of Fred Meyer of shares of Fred Meyer common stock that were outstanding immediately before the merger.

     Any Kroger common share certificates issued in the merger and any dividends or distributions deposited by Kroger with the exchange agent that remain unclaimed by the former Fred Meyer stockholders one year after the merger will be delivered to Kroger. Any former Fred Meyer stockholders who have not complied with the exchange procedures before the first anniversary of the merger may look only to Kroger for payment of Kroger common shares, and any unpaid dividends and distributions on Kroger common shares. Neither Fred Meyer, Kroger, the exchange agent nor any other person will be liable to you for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     No interest will be paid or accrued on unpaid dividends and distributions, if any, which will be paid on surrender of the Fred Meyer common stock certificates.

     If your Fred Meyer stock certificate has been lost, stolen or destroyed, you will only be entitled to obtain Kroger common shares by making an affidavit and, if required by Kroger, posting a bond in an amount sufficient to protect Kroger against claims related to your Fred Meyer stock certificate.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains essentially reciprocal representations and warranties made by each of us to the other, including representations and warranties relating to:

      (1) due organization, power and standing, and other corporate matters;

      (2) authorization, execution, delivery and enforceability of the merger agreement;

      (3) capital structure and securities;

      (4) subsidiaries;

      (5) conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

      (6) documents filed with the SEC and the accuracy of the information in those documents;

      (7) litigation and liabilities;

      (8) conduct of business in the ordinary course and the absence of adverse changes and material adverse effects;

      (9) tax matters;

     (10) retirement and other employee benefit plans;

     (11) labor matters;

     (12) qualification for pooling of interests accounting treatment;

     (13) brokers' and finders' fees with respect to the merger;

     (14) receipt of fairness opinions;

     (15) compliance with applicable laws;

     (16) environmental matters;

     (17) intellectual property;

     (18) insurance;

     (19) contracts and commitments;

     (20) year 2000 compliance; and

     (21) subscriptions, options, warrants, conversion rights or other rights of any character to purchase common shares, except for preferred share purchase rights.

COVENANTS

     Summary: In the merger agreement, we have agreed to restrictions that limit our ability to:

     - conduct our businesses outside the ordinary course,

     - issue, sell, repurchase or redeem stock,

     - sell or lease any material property or assets,

     - declare any dividend,

     - knowingly take any action that would prevent the merger from qualifying for pooling of interests accounting, and

     - amend our charter or bylaws.

     Fred Meyer. Fred Meyer has agreed to conduct its business in all material respects in the ordinary and usual course before the merger. Fred Meyer has agreed to use its reasonable best efforts to keep its business organization intact in all material respects, keep available the services of its officers and employees as a group and maintain its existing business relations and goodwill.

     In addition, Fred Meyer has agreed that before the merger, unless Kroger agrees in writing or as otherwise permitted by the merger agreement, Fred Meyer will not:

      (1) issue, deliver, grant or sell any additional shares of Fred Meyer common stock or Fred Meyer equity rights other than (a) the issuance, delivery, grant or sale of shares of Fred Meyer common stock or Fred Meyer equity rights pursuant to the exercise or conversion of Fred Meyer equity rights outstanding as of October 18, 1998 or pursuant to the exercise of New Fred Meyer Options, defined below, and (b) if the merger is not consummated by April 30, 1999, the issuance or delivery of New Fred Meyer Options;

          "New Fred Meyer Options" are Fred Meyer options that are issued or delivered to Fred Meyer employees at the vice president level or below, exercisable, in the aggregate, for no more than 1,500,000 shares of Fred Meyer common stock. These options may be granted only if (x) the options have a vesting schedule substantially similar to the vesting schedule that was applicable to the options granted by Fred Meyer to this same group of employees in 1998 and (y) the vesting of these options does not accelerate by reason of the merger, including upon termination of employment following the consummation of the merger;

      (2) amend its charter documents or adopt any stockholders' rights plan or enter into any agreement with any of its stockholders;

      (3) split, combine, subdivide or reclassify its outstanding shares of capital stock;

      (4) declare any dividend;

      (5) repurchase, redeem or otherwise acquire any shares of its capital stock or any Fred Meyer equity rights;

      (6) enter into, adopt or amend any agreement or arrangement relating to severance or any employee benefit plan or employment or consulting agreement or grant any stock option or other equity awards;

      (7) incur or amend the terms of any indebtedness for borrowed money or guarantee indebtedness;

      (8) make any capital expenditures in excess of Fred Meyer's capital expenditure budget for fiscal 1998 and fiscal 1999;

      (9) transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its or its subsidiaries' property or assets that is material to Fred Meyer and its subsidiaries taken as a whole, except if required by existing contracts;

     (10) take any action that to the knowledge of Fred Meyer would prevent the merger from qualifying for pooling of interests accounting treatment under generally accepted accounting principles or would prevent the merger from qualifying as a tax-free reorganization under Section 368 of the Internal Revenue Code;

     (11) issue, deliver, sell or encumber shares of Fred Meyer common stock or any securities convertible into or any rights, warrants or options to acquire Fred Meyer common stock;

     (12) acquire any business, including stores or other facilities;

     (13) change its accounting policies, practices or methods except as required by generally accepted accounting principles or the rules and regulations of the SEC;

     (14) take any action to cause the shares of Fred Meyer common stock to cease to be listed on the New York Stock Exchange;

     (15) enter into specific types of contracts; and

     (16) change or, other than in the ordinary course of business consistent with past practice, make any material tax election or settle any audit or tax controversy.

     Before the merger, with the consent of Kroger, Fred Meyer may make a charitable donation of up to a total of $20,000,000 to The Fred Meyer Foundation and the Ralphs/Food 4 Less Foundation. To the extent this charitable donation is not made in full before the merger, the balance of this charitable donation will be made by Kroger within seven years after the merger. Other than this charitable donation, before the merger, neither Fred Meyer nor its subsidiaries will make any charitable contribution other than in the ordinary course of business consistent with past practice.

     Kroger. Kroger has agreed to conduct its business in all material respects in the ordinary and usual course before the merger. Kroger has agreed to use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its officers and employees as a group and maintain its existing business relations.

     In addition, Kroger has agreed that before we complete the merger, unless Fred Meyer agrees in writing or as otherwise permitted by the merger agreement, Kroger will not:

     (1) issue, deliver, grant or sell any additional Kroger common shares or securities convertible into, or any rights, warrants or options to acquire, Kroger common shares;

     (2) amend its charter documents or the shareholders' rights plan or redeem the rights issued under the shareholders' rights plan;

     (3) reclassify the Kroger common shares;

     (4) declare any dividend;

     (5) repurchase, redeem or otherwise acquire any shares of its capital stock or any Kroger equity rights;

     (6) change its accounting policies, practices or methods except as required by generally accepted accounting principles or the rules and regulations of the SEC;

     (7) transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its or its subsidiaries' property or assets material to Kroger and its subsidiaries taken as a whole, except if required by existing contracts and for any sale or disposition of assets which have a fair market value of not more than $1 billion;

     (8) take any action that to the knowledge of Kroger would prevent the merger from qualifying for pooling of interests accounting treatment under generally accepted accounting principles or would prevent the merger from qualifying as a tax-free reorganization under Section 368 of the Internal Revenue Code; or

     (9) take any action causing the New York Stock Exchange to no longer list the Kroger common shares.

     We both have agreed: (1) to cooperate in the prompt preparation and filing of documents under federal and state securities laws and with applicable government authorities and (2) to use our reasonable best efforts to obtain and deliver to each other letters from "affiliates," as defined under Rule 145 under the Securities Act. See "-- Best efforts; Antitrust matters" and "The Merger -- Resale restrictions."

NO SOLICITATION OF TRANSACTIONS

     Summary: We will not solicit any offers, inquiries or proposals regarding, or engage in, a merger, acquisition or similar transaction that involves more than 15% of our respective revenues, assets or stock.

     We have agreed that we will not, and will use our best efforts to cause our officers and directors, employees, financial advisors, agents and representatives not to:

     - initiate, solicit or encourage or take any other action to facilitate any inquiries or the making of any proposal with respect to:

       -- a direct or indirect acquisition of a business of either of us or any of our subsidiaries, that constitutes 15% or more of either of our consolidated net revenues, net income or assets,

       -- a direct or indirect acquisition or purchase of 15% or more of any class of our equity securities or that of any of our subsidiaries whose business constitutes 15% or more of our consolidated net revenues, net income or assets,

       -- a tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of our capital stock, or

       -- a merger, consolidation or similar transaction involving us, or any of our subsidiaries whose business constitutes 15% or more of its consolidated net revenues, net income or assets, or

     - accept, or engage in, any discussions or negotiations relating to the inquiries, proposals and offers described above.

We have agreed to immediately terminate any existing discussions or negotiations with any parties conducted before the date of the merger agreement with respect to any transaction listed above. These restrictions do not prohibit Kroger from acquiring any retail business, including any stores, as long as the acquisition does not materially interfere with or delay the completion of the merger.

BOARDS' COVENANT TO RECOMMEND

     Summary: Our boards of directors have each agreed to recommend the approval and adoption of the merger agreement to our shareholders.

     We have agreed that each of our boards of directors will not:

     - withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, its approval or recommendation of the merger agreement and the merger, although it may, in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, conclude that withdrawal or modification of its approval or recommendation of the merger agreement and the merger is required for it to act in a manner consistent with its fiduciary duties under applicable law,

     - approve or recommend, or propose publicly to approve or recommend any inquiry, offer or proposal that the company has agreed not to initiate, solicit or encourage as described above under "-- No solicitation of transactions," or

     - enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any acquisition inquiry, offer or proposal that the company has agreed not to initiate, solicit or encourage an acquisition as described above under "-- No solicitation of transactions."

BEST EFFORTS; ANTITRUST MATTERS

     Summary: Except as described below, we have agreed that we will use our best efforts to do all things necessary under applicable antitrust laws and regulations to complete the merger as soon as reasonably possible.

     We have agreed, except as described in the paragraph below, to take all steps necessary to eliminate every impediment under any antitrust, competition or trade regulation law so that we can complete the merger no later than September 30, 1999. This includes the sale, divestiture or disposition of assets, businesses or product lines to avoid the entry of, or to effect the dissolution of, any order that would have the effect of preventing or delaying the merger. Each of us has also agreed to use our reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the merger, including defending through litigation on the merits any claim by any party in any court.

     As exceptions to the obligations described above, (1) Kroger is not required to agree to the disposition of stores of Kroger, Fred Meyer or any of their subsidiaries having aggregate gross annual sales for the 1997 fiscal year in excess of 7% of the combined gross annual sales of Fred Meyer and its subsidiaries taken as a whole for that period and (2) other than the disposition of stores having revenues up to the gross annual amount referenced in clause (1) of this paragraph, neither of us is required to take any actions or make any commitments or agreements, if, individually or in the aggregate, it would be reasonably likely to result in a Kroger Material Adverse Effect.

     A "Kroger Material Adverse Effect" means any change, circumstance, event or effect:

     - that is or will be materially adverse to the business, results of operations, financial condition or prospects of Kroger and its subsidiaries taken as a whole, or

     - that will prevent or materially impair Kroger's ability to consummate the merger.

     A Kroger Material Adverse Effect does not include changes or effects:

     - relating to economic conditions or financial markets in general or the retail food and drug industry in general, or

     - resulting from actions required to be taken by the terms of the merger agreement.

A decline in the stock market price of the Kroger common shares in and of itself is not a Kroger Material Adverse Effect.

BENEFIT PLANS

     Summary:  Kroger has agreed to:

     1. honor all existing Fred Meyer employment agreements and benefit plans;
        and

     2. provide, until December 31, 1999, to those Fred Meyer employees that it chooses to retain, benefits that are at least as favorable to those provided before the merger, with respect to:

          - base salary,

          - pension, welfare and other fringe benefits,

          - annual cash bonus opportunities, and

          - specific annual equity awards.

     After the merger, Kroger will honor the terms of all Fred Meyer's employment, protection and severance agreements and benefit plans. Until December 31, 1999, each retained employee of Fred Meyer and its subsidiaries not represented by a collective bargaining agreement will be provided:

     - a base salary or hourly wage that is not less than the rate in effect for that individual immediately before the merger,

     - pension, welfare, fringe and other employee benefits, including severance benefits, that, in each case, are at least as favorable to that employee as the benefits provided to that employee immediately before the merger,

     - annual cash bonus opportunities that are at least as favorable to that employee as the bonus opportunities available to that employee immediately before the merger, and

     - if the merger is consummated by April 30, 1999, equity awards that are at least as favorable to that employee, if that employee is at the vice president level or below, as the awards granted to similarly situated employees of Kroger and its subsidiaries.

These obligations will not apply to:

     - changes in benefits of Fred Meyer employees related to the planned consolidation of Fred Meyer benefit plans that may be implemented before December 31, 1999, or

     - any Fred Meyer employee whose status changes as a result of Fred Meyer's customary business practices.

     Kroger will not be obligated to continue to employ any employee of Fred Meyer or its subsidiaries for any particular length of time, unless the terms of any employment agreement requires us to do so. Employees of Fred Meyer and its subsidiaries will also receive:

     - credit for years of service with Fred Meyer for purposes of eligibility and vesting, but not for benefit accrual, under any Kroger benefit plans in which they may participate, only to the extent that those years of service would have been credited under the relevant Kroger benefit plan,

     - a waiver of any pre-existing condition exclusions and actively at work requirements under any Kroger medical, dental, vision or other welfare benefit plan in which they may participate, and

     - credit under any Kroger medical, dental, vision or other welfare benefit plan in which they may participate for eligible expenses incurred on or before the merger for the purpose of satisfying all deductible and similar requirements for the applicable plan year.

     Before the merger, Fred Meyer will terminate its employee stock purchase plans. Fred Meyer will not permit any participants in these plans to increase the percentage or amount of any monies withheld by Fred Meyer for investment in these plans after October 18, 1998. Each participant will either receive previously invested cash or purchase Fred Meyer common stock pursuant to these plans before the merger.

GOVERNANCE

     Robert D. Beyer, Ronald W. Burkle, Carlton J. Jenkins, Bruce Karatz, Robert
G. Miller and Steven R. Rogel, who are presently directors of Fred Meyer, will be appointed as directors of Kroger promptly after the merger. If, before the merger, any of those persons decline or is unable to serve as a director, Fred Meyer is permitted to select an alternate reasonably acceptable to Kroger. See "Management and Operations After the Merger."

INDEMNIFICATION AND INSURANCE

     Summary: Kroger has agreed that it will provide each director and officer of Fred Meyer with the following protection with respect to acts or omissions before the merger:

     - indemnity against damages and other costs incurred in connection with any asserted claim or investigation, and

     - directors' and officers' liability insurance coverage in effect for six years.

     After the merger, Kroger has agreed to, or to cause the surviving corporation of the merger to, indemnify each present and former director and officer, when acting in said capacity, of Fred Meyer or any of its subsidiaries, against all costs or expenses, judgments, fines, losses, claims, damages, or liabilities in connection with any claim, action, suit, proceeding or investigation for acts or omissions, existing or occurring before the merger, to the fullest extent permitted under the Delaware General Corporation Law or other applicable law.

     For a period of six years after the merger, Kroger has agreed to maintain a policy of directors' and officers' liability insurance for acts and omissions occurring before the merger with coverage in amount and scope at least as favorable as Fred Meyer's existing directors' and officers' liability insurance coverage. If the existing directors' and officers' liability insurance expires or terminates or if the annual premium is more than 200% of the last annualized premium paid before October 18, 1998, Kroger must obtain directors' and officers' liability insurance in an amount and scope as it can obtain for the remainder of that period for a premium not in excess, on an annualized basis, of 200% of the last annualized premium paid before October 18, 1998.

CONDITIONS

     Summary: We may complete the merger only if both parties satisfy the necessary conditions.

     We may complete the merger only if each of the following conditions is met:

     (1) the holders of a majority of the outstanding shares of Fred Meyer common stock, and the holders of a majority of the outstanding Kroger common shares have approved and adopted the merger agreement and approved the merger;

     (2) the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expires or terminates;

     (3) there is no order, decree or injunction making the merger illegal or otherwise prohibiting the completion of the merger;

     (4) the registration statement on Form S-4 of which this document is a part is effective under the Securities Act;

     (5) we have satisfied all state securities or "blue sky" laws; and

     (6) the Kroger common shares to be issued pursuant to the merger are duly approved for listing on the New York Stock Exchange.

     Additionally, the merger agreement obligates each party to complete the merger only if, before the merger, the other party satisfies the following conditions:

     (1) the representations and warranties of the other party in the merger agreement are true and correct as of the closing date, except for those representations made as of an earlier date, with the same force and effect as if made on and as of the closing date except to the extent that any failures of the representations and warranties to be so true and correct, determined without regard to materiality qualifiers or limitations contained in the merger agreement, individually or in the aggregate, would not reasonably be expected to have resulted in a Fred Meyer Material Adverse Effect, as defined below, in the case of Kroger, or a Kroger Material Adverse Effect, in the case of Fred Meyer;

     (2) the other party has materially complied with all agreements and covenants required by the merger agreement to be complied with by it on or before the merger;

     (3) the other party has delivered an opinion of its tax counsel that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     (4) the other party's independent public accountants have delivered two letters, one dated the date on which the registration statement becomes effective and one dated the closing date, stating as of the dates of the letters that:

         -- in the case of the letters that Kroger receives, Fred Meyer's independent accountants are not aware of any conditions that exist that would preclude Fred Meyer's ability to be a party in a business combination to be accounted for as a pooling of interests, and

        -- in the case of the letters that Fred Meyer receives, that accounting for the merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the merger is closed and completed as contemplated by the merger agreement; and

     (5) the other party has obtained all consents and has made all filings necessary to complete the merger, unless the failure to obtain these consents or make these filings would not reasonably be expected to have a material adverse effect on that party.

     For purposes of the merger agreement, "Fred Meyer Material Adverse Effect" means any change, circumstance, event or effect:

     - that is or will be materially adverse to the business, results of operations, financial condition or prospects of Fred Meyer and its subsidiaries taken as a whole, or

     - that will prevent or materially impair Fred Meyer's ability to consummate the merger.

     Fred Meyer Material Adverse Effect does not include changes or effects:

     - relating to economic conditions or financial markets in general or the retail food and drug industry in general,

     - resulting from the voluntary termination of employment by employees of Fred Meyer and its subsidiaries between the date of the merger agreement and the closing date of the merger, or

     - resulting from actions required to be taken by the terms of the merger agreement.

A decline in the stock market price of the shares of Fred Meyer common stock is not a Fred Meyer Material Adverse Effect.

TERMINATION

     Summary: The merger agreement provides that either of us may terminate the agreement under the circumstances described below.

     Right to terminate. We may terminate the merger agreement and abandon the merger at any time before we complete the merger by our mutual written consent. Either of us may also terminate the merger agreement if:

     (1) the merger does not occur by September 30, 1999, but that right to terminate will not be available if the party desiring to terminate has failed to fulfill any obligation that has been the cause of the failure of the merger to occur on or before September 30, 1999;

     (2) the shareholders of the other party fail to approve the merger agreement and the merger;

     (3) any governmental entity issues a final and nonappealable order making the merger illegal or permanently prohibiting the merger, as long as the party seeking to terminate the merger agreement has used its reasonable best efforts to have this order lifted or vacated; or

     (4) any of the representations, warranties, covenants or agreements of the other party contained in the merger agreement is materially breached, and the breach:

         - results in the failure to satisfy one or more of the conditions to the terminating party's obligations under the merger agreement, and

         - is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice is received by the party alleged to be in breach.

TERMINATION FEES

     Summary: We have agreed to reciprocal termination fees. A party must pay an initial termination fee if:

     1. before that party's special meeting, a third party has inquired, offered or proposed to the shareholders of that party a merger or acquisition involving at least 50% of that party's revenues, assets or stock; and

     2. after that party's inquiry, offer or proposal, the merger agreement is terminated because of a breach of the merger agreement by that party or failure of that party's shareholders to approve the merger.

     A party must pay an additional termination fee if the initial termination fee becomes payable and within 18 months of termination of the merger agreement that party completes an alternative transaction.

     Termination fees payable by Fred Meyer. The merger agreement obligates Fred Meyer to pay Kroger a termination fee of $55 million if:

     (1) before the Fred Meyer special meeting a Fred Meyer Business Combination Proposal has been made to Fred Meyer and made known to its stockholders generally or has been made directly to its stockholders generally or any person will have publicly announced an intention to make a Fred Meyer Business Combination Proposal, whether or not this offer has been rejected or withdrawn, and

     (2) after a Fred Meyer Business Combination Proposal is made, (a) Kroger terminates the merger agreement because of Fred Meyer's failure to comply in all material respects with its covenants under the merger agreement, or (b) the merger agreement is terminated because of the failure of Fred Meyer to obtain stockholder approval for the merger agreement and the merger at a duly held stockholders' meeting.

In addition, if, within 18 months following any termination for which the $55 million termination fee becomes payable, Fred Meyer consummates, or enters into an agreement to consummate, a Fred Meyer Business Combination Proposal, Fred Meyer must pay Kroger an additional $110 million termination fee. "Fred Meyer Business Combination Proposal" means any acquisition inquiry, proposal or offer described under "-- No solicitation of transactions" above involving Fred Meyer, except that, for this purpose, all references to "15%" are deemed to be references to "50%."

     If Kroger becomes entitled to the $55 million termination fee and the additional $110 million termination fee, the stock option granted by Fred Meyer becomes exercisable. See "The Stock Option and Voting Agreements."

     Termination fees payable by Kroger. The merger agreement obligates Kroger to pay Fred Meyer a termination fee of $90 million if:

     (1) before the Kroger special meeting a Kroger Business Combination Proposal has been made to Kroger and made known to its shareholders generally or has been made directly to its shareholders generally or any person will have publicly announced an intention to make a Kroger Business Combination Proposal, whether or not an offer has been rejected or withdrawn, and

     (2) after a Kroger Business Combination Proposal is made, (a) Fred Meyer terminates the merger agreement because of Kroger's failure to comply in all material respects with its covenants under the merger agreement, or (b) the merger agreement is terminated because of the failure of Kroger to obtain shareholder approval for the merger agreement and the merger at a duly held shareholders' meeting.

In addition, if, within 18 months following any termination for which the $90 million termination fee becomes payable, Kroger consummates, or enters into an agreement to consummate, a Kroger Business Combination Proposal, Kroger must pay Fred Meyer an additional $185 million termination fee. "Kroger Business Combination Proposal" means any acquisition inquiry, proposal or offer described under "-- No solicitation of transactions" above involving Kroger, except that, for this purpose, all references to "15%" are deemed to be references to "50%."

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

     If Fred Meyer becomes entitled to the $90 million termination fee and the additional $185 million termination fee, the stock option granted by Kroger becomes exercisable. See "The Stock Option and Voting Agreements."

OTHER EXPENSES

     If the merger agreement is terminated because of the failure of either party's shareholders to approve the merger agreement and the merger, that party is obligated to reimburse the other party for all fees and expenses incurred in connection with the merger agreement and the merger. In no event will any party that is in material breach of its obligations under the merger agreement be entitled to receive a termination fee or to receive reimbursement of its fees and expenses.

     Unless a party is entitled to reimbursement or as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring these expenses.

     The merger agreement provides that the following expenses will be shared equally by us:

     - the filing fee in connection with the filing of the registration statement and this document with the SEC,

     - all filing fees in connection with any filings, permits or approvals required under applicable state securities or "blue sky" laws,

     - the expenses incurred in connection with printing and mailing the registration statement and this document, and

     - any commitment fee payable in connection with any planned refinancing or replacement by Kroger of, or commitment to obtain the consent of the requisite lenders to consummate the merger under, some of our existing financing facilities.

ASSIGNMENT, AMENDMENT AND WAIVER

     Kroger may restructure the merger to substitute Kroger for its subsidiary, Jobsite Holdings, Inc., as one of the constituent corporations in the merger. If so, Fred Meyer will merge with and into Kroger with Kroger continuing as the surviving corporation in the merger. Kroger cannot restructure the merger if it would require a consent not otherwise required, and the consent requirement would materially interfere with or delay the merger.

     The parties may amend the merger agreement before the merger, if the amendment is in writing signed by both parties. The conditions to each party's obligation to consummate the merger may be waived by the other party in whole or in part to the extent permitted by applicable law.

                       RIGHTS OF DISSENTING SHAREHOLDERS

KROGER SHAREHOLDERS

     We describe below the steps which you must take if you are a Kroger shareholder and you wish to exercise dissenters' rights with respect to the merger. The description is not complete. You should read Section 1701.85 of the Ohio General Corporation Law. This section is attached as APPENDIX G to this document. FAILURE TO TAKE ANY ONE OF THE REQUIRED STEPS MAY RESULT IN TERMINATION OF THE SHAREHOLDER'S DISSENTERS' RIGHTS UNDER THE OHIO GENERAL CORPORATION LAW. If you are a Kroger shareholder considering dissenting, you should consult your own legal advisor.

     To exercise dissenters' rights, you must satisfy five conditions:

     - you must be a shareholder of record on March 3, 1999,

     - you must not vote dissenting shares in favor of the merger,

     - you must deliver a written demand for "fair cash value" of the dissenting shares within 10 days of the vote on the merger,

     - if Kroger requests, you must send to Kroger within 15 days of its request, your stock certificates so that a legend may be added stating that a demand for "fair cash value" has been made, and

     - within three months of your written demand to receive "fair cash value," you must file a complaint in court for a determination of the "fair cash value" or you and Kroger must have agreed on the "fair cash value."

     The following is a more detailed description of the conditions you must satisfy to perfect dissenters' rights:

     1. Must be a shareholder of record. To be entitled to dissenters' rights, you must be the record holder of the dissenting shares as of March 3, 1999. If you have a beneficial interest in Kroger common shares that are held of record in the name of another person, you must act promptly to cause the shareholder of record to follow the steps described below.

     2. No vote in favor of the merger. You must not vote shares as to which you seek "fair cash value" in favor of the approval and adoption of the merger agreement and approval of the merger at the Kroger special meeting. This requirement will be satisfied:

     - if a properly executed proxy is submitted with instructions to vote "against" the merger or to "abstain" from this vote,

     - if no proxy is returned and no vote is cast at the Kroger special meeting in favor of the merger, or

     - if you revoke a proxy and later "abstain" from or vote "against" the merger.

A VOTE FOR THE MERGER IS A WAIVER OF DISSENTERS' RIGHTS. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the merger and will constitute a waiver of dissenters' rights. Failure to vote does not constitute a waiver of dissenters' rights.

     3. Filing a written demand. You must serve a written demand for the "fair cash value" of dissenting shares upon Kroger on or before the tenth day after the shareholder vote approving the merger. Kroger will not inform shareholders of the expiration of the ten-day period. Therefore you are advised to retain this document. The required written demand must specify your name and address, the number of dissenting shares held of record on March 3, 1999 and the amount claimed as the "fair cash value" of the dissenting shares. Voting against the merger is not a written demand as required by Section 1701.85 of the Ohio General Corporation Law.

     4. Delivery of certificates for legending. If requested by Kroger, you must submit your certificates for dissenting shares to Kroger within 15 days after Kroger sends its request for endorsement on the certificates by Kroger of a legend that demand for fair cash value has been made. The certificates will be returned promptly to you by Kroger. Kroger intends to make this request to dissenting shareholders.

     5. Petitions to be filed in court. If you and Kroger cannot agree on the "fair cash value" of the dissenting shares, you must, within three months after service of your demand for "fair cash value," file a complaint in the Court of Common Pleas of Hamilton County, Ohio, for a determination of the "fair cash value" of the dissenting shares. Although Kroger is also permitted to file a complaint, it has no intention to do so. The court, if it determines that you are entitled to be paid the "fair cash value" of the dissenting shares, may determine the value of those shares. The court will determine the "fair cash value" per share. The costs of the proceeding, including reasonable compensation to the appraisers, will be assessed as the court considers equitable. "Fair cash value" is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay. In no event will the "fair cash value" be in excess of the amount specified in the dissenting shareholder's demand. Fair cash value is determined as of the day before the Kroger special meeting. The amount of the "fair cash value" excludes any appreciation or depreciation in market value of your shares resulting from the merger. The "fair cash value" of your shares may be higher, the same, or lower than the market value of the Kroger common shares on the date of the merger.

     Your right to be paid the "fair cash value" of the dissenting shares will terminate if:

     - for any reason the merger does not become effective,

     - you fail to make a timely written demand on Kroger,

     - you do not, upon request of Kroger, timely surrender certificates for an endorsement of a legend that demand for the "fair cash value" of the dissenting shares has been made,

     - you withdraw your demand, with the consent of the Kroger board of directors, or

     - Kroger and you have not come to an agreement as to the fair cash value of the dissenting shares and you have not filed a complaint.

     From the time you make your demand your rights as a shareholder shall be suspended. If Kroger pays a cash dividend during the suspension, dissenting shareholders will be paid an equal amount of cash, but the amount of the "fair cash value" will be reduced by the amount paid. If the right to receive "fair cash value" is terminated, all rights with respect to dissenting shares will be restored to you. Any distribution that would have been made to you had you not made a demand will be made at the time of the termination.

     If holders of Kroger common shares exercise appraisal rights representing 10% or more of the value of the Kroger common shares to be received by Fred Meyer stockholders, the ability of the merger to qualify as a pooling of interests for accounting and financial reporting purposes may be adversely affected. This 10% threshold may be reduced. The qualification of the merger for pooling of interests accounting is a condition of our obligation to effect the merger. See "The Merger -- Accounting treatment."

FRED MEYER STOCKHOLDERS

     Under the Delaware General Corporation Law, Fred Meyer stockholders will not have any appraisal rights or dissenters' rights.

                     THE STOCK OPTION AND VOTING AGREEMENTS

THE STOCK OPTION AGREEMENTS

     General. We have each entered into a stock option agreement: The stock options give each company the right to acquire shares of the other company, the "Stock Option Agreements." These Stock Option Agreements may prevent a third party from completing a pooling of interests transaction with Kroger or Fred Meyer and would make alternative transactions including a merger with another company significantly more expensive than would otherwise be the case. Accordingly, the Stock Option Agreements may discourage third parties from proposing alternative transactions that may be more advantageous than the merger for Kroger or Fred Meyer shareholders.

     One of the agreements, the "Fred Meyer Stock Option Agreement," gives Kroger an option to purchase shares of Fred Meyer common stock at an exercise price of $44.125 per share. The maximum number of shares that Kroger may purchase under the Fred Meyer Stock Option Agreement is equal to the lower of 30,799,665 and 19.9% of the shares of Fred Meyer common stock outstanding at the time of exercise.

     The other agreement, the "Kroger Stock Option Agreement," gives Fred Meyer an option to purchase shares of Kroger common shares at an exercise price of $50.00 per share. The maximum number of shares that Fred Meyer may purchase under the Kroger Stock Option Agreement is equal to the lower of 55,906,472 and 19.9% of the Kroger common shares outstanding at the time of exercise.

     We have attached the Fred Meyer Stock Option Agreement to this document as APPENDIX B. We have attached the Kroger Stock Option Agreement to this document as APPENDIX C. The following is a summary of the Stock Option Agreements. You are urged to read the full text of the Stock Option Agreements.

     When the option may be exercised. An option will become exercisable when the following three events occur:

     - the merger agreement is terminated because of a breach by the party granting the option or the failure of the shareholders of the grantor to approve the merger agreement, and

     - before the grantor's special meeting a third party has proposed to the shareholders of the grantor a merger or acquisition involving at least 50% of the grantor's revenues, assets, or stock, and

     - within 18 months of termination of the merger agreement, the grantor completes an alternative transaction to the merger.

     These are the same circumstances under which the full amount of the termination fees are payable under the merger agreement. See "The Merger Agreement -- Termination fees."

     Events terminating right to exercise. The right to exercise an option terminates if the merger is completed. The right to exercise an option also terminates in two other situations:

     - if notice of exercise of the option was not given, then the option terminates on the earliest of three dates:

        -- the date that is 150 days after exercise is first permitted,

        -- the date the merger agreement is terminated if the grantor of the option is not required to pay a termination fee, and

        -- 700 days after the date that the merger agreement is terminated, or

     - if notice of exercise of the option was given, then the option terminates 150 days after the date that notice was given.

     Repurchase. Each of us has agreed to repurchase for cash the option and any shares issued under the option if the other party requests it in writing within 150 days of the date the option first becomes exercisable.

     The repurchase will be made at a price per share equal to the highest of:

     - the price per share at which a tender or exchange offer either has been completed or at which a person has publicly announced, without withdrawing, its intention to make a tender or exchange offer for the shares,

     - the price per share to be paid by any third party under an agreement with the grantor for a merger, share exchange, consolidation or reorganization, and

     - the average closing price for the applicable shares on the New York Stock Exchange for the twenty consecutive trading days before the delivery of the repurchase notice.

In each case the exercise price for the repurchased options will be deducted from the total repurchase price paid.

     The value of any noncash amount will be determined by a nationally recognized investment banking firm.

     Limitation on total profit. The total profit under each Stock Option Agreement would be equal to the sum of the following amounts received from:

     - the repurchase of the option or any shares issued under the option, less the exercise price of those shares,

     - the sale of shares purchased under the option to any unaffiliated party, less the exercise price of those shares, and

     - the transfer of the option to any unaffiliated party.

The Fred Meyer Stock Option Agreement limits Kroger's total profit from the option and any termination fees payable under the merger agreement to $275 million. The Kroger Stock Option Agreement limits Fred Meyer's total profit from the option and any termination fees payable under the merger agreement to $460 million.

     Standstill provision. If either of us holds 2% or more of the other's shares through exercise of the option, then the party who owns the shares and its affiliates may not:

     - make any attempt to acquire ownership of more than 20% of any class of voting securities of the other party, including any rights or options to acquire that ownership,

     - propose a merger or similar transaction involving the other party,

     - seek in any way to acquire all or substantially all the assets of the other party,

     - seek or propose to influence or control the other party's management or policies,

     - seek in any way to obtain representation on the other party's board of directors,

     - solicit or participate in the solicitation of any proxies or consents involving the other party's securities, or

     - discuss or negotiate in any manner with a third party involving any of the matters described above.

     While the Stock Option Agreements are in effect we will not sell or dispose of any voting securities of each other at any time except:

     - in connection with a tender offer, exchange offer, merger or consolidation of the other party,

     - in connection with a sale of all or substantially all of the assets of the other party,

     - in a registered public offering, or

     - in compliance with Rule 144 under the Securities Act or a similar rule.

     We have promised to be represented at all stockholder meetings of the other party so that all the option holder's voting securities are counted in determining the presence of a quorum. We have also agreed to vote all our voting securities proportionately with the votes cast by all other stockholders present and voting. If either of us beneficially owns more than 50% of the other party's outstanding common stock, the restrictions described in this section terminate.

     Registration rights. Each of us may demand that the other file and keep current for at least 365 days a shelf registration statement under the Securities Act covering the resale of any shares issued under the option.

     Adjustments. The type and number of issuer option securities will be adjusted appropriately if any change in the grantor's common stock occurs involving stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges or similar events.

     Covenants. We have each agreed that we will file and process all necessary notices and applications for regulatory approval necessary in connection with the exercise of the option.

     Transfer. Neither of us may transfer the exercise rights or the option to any person other than our affiliates unless the other party agrees in writing. However, we may transfer the option or any of our rights under the Stock Option Agreements to a third party within 90 days after the option first becomes exercisable.

VOTING AGREEMENTS

     As an inducement to Kroger to enter into the merger agreement, Robert G. Miller and Ronald W. Burkle have entered into voting agreements with Kroger. The voting agreement with Ronald W. Burkle also includes Yucaipa and other entities controlled by Mr. Burkle. We refer to Mr. Burkle and the other entities together as the "Yucaipa Stockholders." Under these voting agreements, Mr. Miller and the Yucaipa Stockholders have agreed to vote all shares of Fred Meyer common stock owned by them in favor of the merger and, if applicable, give consents with respect to those shares. Mr. Miller holds 74,169 shares of Fred Meyer common stock, representing approximately .048% of the outstanding common stock of Fred Meyer as of March 3, 1999. The Yucaipa Stockholders hold 10,594,612 shares of Fred Meyer common stock, representing approximately 6.8% of the outstanding common stock of Fred Meyer as of March 3, 1999. If requested by Kroger, Mr. Miller and the Yucaipa Stockholders will grant to Kroger an irrevocable proxy for the shares of Fred Meyer common stock held by them to vote those shares in favor of the merger. In addition, except in limited situations, Mr. Miller and the Yucaipa Stockholders have agreed not to dispose of the shares of Fred Meyer common stock held by them until we complete the merger or terminate the merger agreement.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

     After the merger, Joseph A. Pichler will continue as Chairman and Chief Executive Officer of Kroger. David B. Dillon, presently President and Chief Operating Officer of Kroger, will remain as President of Kroger. Ronald W. Burkle, Chairman of the Board of Directors of Fred Meyer, will become Chairman of the Executive Committee of Kroger's Board of Directors. Robert G. Miller, Vice Chairman and Chief Executive Officer of Fred Meyer, will become Vice Chairman and Chief Operating Officer of the combined company. Kroger corporate headquarters will remain in Cincinnati, Ohio. Kroger presently intends to retain the store names currently used by both companies, although the names of individual stores may change, depending on their size, location and other factors.

     When the merger occurs, Kroger will increase the number of directors on the Kroger Board of Directors by six directors. To fill the vacancies resulting from these newly created directorships, Kroger has agreed to appoint six Fred Meyer directors as Kroger directors. Robert D. Beyer and Carlton J. Jenkins will serve until the annual meeting of shareholders in 1999; Ronald W. Burkle and Steven R. Rogel will serve until the annual meeting of shareholders in 2000; Bruce Karatz and Robert G. Miller will serve until the annual meeting of shareholders in 2001. If the merger is completed before Kroger's annual meeting of shareholders in 1999, we expect that Mr. Beyer and Mr. Jenkins will be nominated for re-election at the 1999 annual meeting. If the merger is completed after Kroger's annual meeting in 1999, Mr. Beyer and Mr. Jenkins will serve until the annual meeting in 2002. If, before we complete the merger, any of these persons declines or is unable to serve as a director, Fred Meyer may designate another person, as long as that person is reasonably acceptable to Kroger.

     Each non-employee director of Kroger is currently paid an annual retainer of $28,000 plus fees of $1,500 for each board meeting and $1,000 for each committee meeting attended. Committee chairs receive an additional annual retainer of $4,000. Directors who are employees of Kroger receive no compensation for service as directors. Kroger provides accidental death and disability insurance for directors at a cost to Kroger in 1998 of $138 per director. Kroger also provides a major medical plan for directors. Under the 1997 Long-Term Incentive Plan, in 1998 Kroger granted to each of its non-employee directors owning a minimum of 1,000 Kroger common shares as of the date of its annual meeting of shareholders, options to purchase 2,000 Kroger common shares at an option price equal to the fair market value of the stock at the date of the grant. Each non-employee director met this qualification and received a grant on that date. The options vest in equal share amounts on the five annual anniversaries of the date of grant.

     Biographical information on the designated new directors is provided below.

Robert D. Beyer

     Mr. Beyer, age 39, has been the Group Managing Director at Trust Company of the West, an investment management firm, since 1995. From 1991 to 1995, Mr. Beyer was the co-Chief Executive Officer of Crescent Capital Corporation, an investment management firm that he co-founded in 1991. Mr. Beyer is also a member of the Board of Directors of American Restaurant Group, Inc. Mr. Beyer has served as a Fred Meyer director since 1998.

Ronald W. Burkle

     Mr. Burkle, age 46, has been Chairman of the Board of Fred Meyer since September 1997. He is the Managing General Partner of The Yucaipa Companies, a private investment group specializing in the acquisition and management of supermarket chains, which he founded in 1986. Until its merger with Fred Meyer in March 1998, Mr. Burkle served as director and Chairman of the Board of Food 4 Less and its subsidiary, Ralphs. From May 1996 to September 1997, Mr. Burkle was a director and the Chief Executive Officer of Smith's, now a subsidiary of Fred Meyer. Mr. Burkle also serves as a director of Kaufman & Broad Home Corporation. Mr. Burkle has served as a Fred Meyer director since 1997.

Carlton J. Jenkins

     Mr. Jenkins, age 43, has served as Chairman, President and Chief Executive Officer of Founders National Bank of Los Angeles since January 1991. Mr. Jenkins has served as a Fred Meyer director since 1998.

Bruce Karatz

     Mr. Karatz, age 53, has been the Chairman of the Board of Kaufman & Broad Home Corporation since July 1993 and its President, Chief Executive Officer and a director since 1986. Mr. Karatz is also a director of Honeywell, Inc. and National Golf Properties, Inc. and a Trustee of the National Park Foundation and the RAND Corporation. Mr. Karatz has served as a Fred Meyer director since 1997.

Robert G. Miller

     Mr. Miller, age 54, became Chief Executive Officer of Fred Meyer in August 1991. Before that time he was employed by Albertson's, Inc., where his most recent positions were Executive Vice President of Retail Operations from 1989 to 1991 and Senior Vice President and Regional Manager from 1985 to 1989. Mr. Miller is a director of PacifiCorp, Pathmark Stores, Inc. and Supermarkets General Holdings Corp. Mr. Miller has served as a Fred Meyer director since 1991.

Steven R. Rogel

     Mr. Rogel, age 56, has been President and Chief Executive Officer and a director of Weyerhaeuser Company since December 1997. Before that time he was Chief Executive Officer, President and a director of Willamette Industries, Inc. He served as Chief Operating Officer of Willamette Industries, Inc. until October 1995 and, before that time, as an executive and group vice president for more than five years. He serves on various boards, including the American Forest & Paper Association, World Forestry Center, National Council for Air and Stream Improvement and the Cascade Pacific Council Boy Scouts of America. Mr. Rogel has served as a Fred Meyer director since 1996.

STOCK OWNERSHIP OF DESIGNATED NEW DIRECTORS

     Below is information concerning beneficial ownership of shares of Fred Meyer common stock held by the designated new directors of Kroger. These totals include, as required by the rules of the SEC, shares over which the person has sole or shared voting power or power to sell. All information is as of March 3, 1999.

                                                       FRED MEYER
                                                         COMMON
            NAME OF BENEFICIAL OWNER                     STOCK
            ------------------------                   ----------
            Robert D. Beyer                                57,825
            Ronald W. Burkle                           14,463,978
            Carlton J. Jenkins                                242
            Bruce Karatz                                    2,912
            Robert G. Miller                              860,891
            Steven R. Rogel                                 7,073

     Yucaipa Arizona Partners, L.P. and Robert D. Beyer have shared voting and investment powers over 56,878 shares. Mr. Beyer disclaims beneficial ownership of these shares. 947 shares are held in the Fred Meyer, Inc. Non-Employee Directors' Deferred Compensation Plan.

     Mr. Burkle disclaims beneficial ownership of the shares shown above, except to the extent of his pecuniary interest in them. Based on Amendment No. 4 to the
Schedule 13D filed with the SEC by Mr. Burkle and some of his affiliates, of the 14,463,978 shares, 3,573,000 shares have been pledged to secure, and may be required to be forfeited upon settlement of, a derivative security transaction in Fred

Meyer common stock that some of Mr. Burkle's affiliates have entered into with Merrill Lynch, Pierce, Fenner & Smith Incorporated. 13,570,268 of these shares are owned by Mr. Burkle's affiliates, including a currently exercisable warrant to purchase 3,869,366 shares, and 66,390 shares are owned by a charitable foundation of which Mr. Burkle is trustee.

     The Fred Meyer, Inc. Non-Employee Directors' Deferred Compensation Plan holds all of Bruce Karatz's and Carlton Jenkins' shares.

     The 860,891 shares beneficially owned by Robert G. Miller include 786,722 shares that Fred Meyer will issue on the exercise of options that are exercisable as of March 3, 1999 or become exercisable within 60 days of March 3, 1999.

     The Fred Meyer, Inc. Non-Employee Directors' Deferred Compensation Plan holds 1,418 of Steven R. Rogel's shares.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Kroger and Fred Meyer and give effect to the merger as a pooling of interests. The pro forma information includes:

     - the historical results of operations of Kroger for the 40 weeks ended October 3, 1998 and October 4, 1997, the fiscal years ended December 27, 1997, December 28, 1996, and December 30, 1995, and the historical balance sheet of Kroger as of October 3, 1998, and

     - the historical results of operations of Fred Meyer for the 40 weeks ended November 7, 1998 and November 8, 1997, the fiscal years ended January 31, 1998, February 1, 1997 and February 3, 1996, and the historical balance sheet of Fred Meyer as of November 7, 1998.

The unaudited pro forma combined statements of earnings assume that the merger had been completed on January 1, 1995. The unaudited pro forma adjustments described in the accompanying notes are based on preliminary estimates and assumptions that the managements of Kroger and Fred Meyer believe are reasonable. Actual adjustments may differ from those in the unaudited pro forma combined financial statements. Kroger and Fred Meyer are reviewing their accounting policies. After this review, we may have to restate amounts in Kroger's or Fred Meyer's financial statements to conform to the accounting policies that are most appropriate. In management's opinion, none of the restatements will be material.

     All fiscal years presented are 52 week periods except Fred Meyer's fiscal year 1995, which is a 53 week period. Unless we say otherwise, a reference to a Fred Meyer fiscal year refers to the calendar year in which the fiscal year commences.

     The unaudited pro forma financial statements are not necessarily indicative of the actual or future financial position or results of operations that would have or will occur upon consummation of the merger. They should be read in conjunction with the audited and unaudited historical consolidated financial statements, including the notes thereto, of Kroger and Fred Meyer incorporated by reference or appearing elsewhere in this document. See "Where You Can Find More Information" on page 84.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1998 INTERIM PERIOD
                                       ----------------------------------------------------------------------
                                           KROGER
                                          40 WEEKS             FRED MEYER
                                            ENDED            40 WEEKS ENDED
                                       OCTOBER 3, 1998      NOVEMBER 7, 1998       PRO FORMA       PRO FORMA
                                       HISTORICAL (A)        HISTORICAL (B)       ADJUSTMENTS      COMBINED
                                       ---------------   ----------------------   -----------     -----------
Sales................................    $20,854,281          $11,022,471                         $31,876,752
Costs and expenses
  Merchandise costs, including
    warehousing and transportation...     15,958,653            7,749,272                          23,707,925
  Operating, general and
    administrative...................      3,669,521            2,398,267          $(208,000)(c)    5,859,788
  Rent...............................        269,895                                 208,000(c)       477,895
  Depreciation and amortization......        315,903              336,205                             652,108
  Net interest expense...............        204,116              284,720                             488,836
  Merger related costs...............                             237,542                             237,542
                                         -----------          -----------                         -----------
Total................................     20,418,088           11,006,006                          31,424,094
                                         -----------          -----------                         -----------
Earnings before tax expense and
  extraordinary loss.................        436,193               16,465                             452,658
Tax expense..........................        165,757               46,936                             212,693
                                         -----------          -----------                         -----------
Earnings (loss) before extraordinary
  loss...............................    $   270,436          $   (30,471)                        $   239,965
                                         ===========          ===========                         ===========
Basic earnings (loss) per common
  share before extraordinary loss....    $      1.06          $     (0.20)                        $      0.59
                                         ===========          ===========                         ===========
Diluted earnings (loss) per common
  share before extraordinary loss....    $      1.02          $     (0.20)                        $      0.57
                                         ===========          ===========                         ===========
Average number of common shares used
  in basic calculation...............        255,701              150,601                             406,302
Average number of common shares used
  in diluted calculation.............        265,237              150,601              8,400(d)       424,238

      See notes to unaudited pro forma combined financial data on page 72.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1997 INTERIM PERIOD
                                       ----------------------------------------------------------------------
                                           KROGER
                                          40 WEEKS             FRED MEYER
                                            ENDED            40 WEEKS ENDED
                                       OCTOBER 4, 1997      NOVEMBER 8, 1997       PRO FORMA       PRO FORMA
                                         HISTORICAL      PRO FORMA COMBINED (E)   ADJUSTMENTS      COMBINED
                                       ---------------   ----------------------   -----------     -----------
Sales................................    $20,057,847          $10,635,157                         $30,693,004
Costs and expenses
  Merchandise costs, including
    warehousing and transportation...     15,292,020            7,911,805                          23,203,825
  Operating, general and
    administrative...................      3,520,788            1,939,465          $(183,000)(c)    5,277,253
  Rent...............................        252,072                                 183,000(c)       435,072
  Depreciation and amortization......        285,584              365,891                             651,475
  Net interest expense...............        223,313              286,534                             509,847
                                         -----------          -----------                         -----------
Total................................     19,573,777           10,503,695                          30,077,472
                                         -----------          -----------                         -----------
Earnings before tax expense and
  extraordinary loss.................        484,070              131,462                             615,532
Tax expense..........................        187,143               71,184                             258,327
                                         -----------          -----------                         -----------
Earnings before extraordinary loss...    $   296,927          $    60,278                         $   357,205
                                         ===========          ===========                         ===========
Basic earnings per common share
  before extraordinary loss..........    $      1.17          $      0.42                         $      0.90
                                         ===========          ===========                         ===========
Diluted earnings per common share
  before extraordinary loss..........    $      1.13          $      0.40                         $      0.87
                                         ===========          ===========                         ===========
Average number of common shares used
  in basic calculation...............        254,184              144,836                             399,020
Average number of common shares used
  in diluted calculation.............        262,575              149,537                             412,112

      See notes to unaudited pro forma combined financial data on page 72.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            FRED MEYER PRO FORMA COMBINED FINANCIAL STATEMENTS, 1997 INTERIM PERIOD
                             ------------------------------------------------------------------------------------------------------
                                FRED MEYER       SMITH'S PERIOD
                                 40 WEEKS       FROM FEBRUARY 2,                        FOOD 4 LESS
                                  ENDED           1997 THROUGH        SMITH'S PRO      36 WEEKS ENDED    FOOD 4 LESS
                             NOVEMBER 8, 1997   SEPTEMBER 8, 1997        FORMA        OCTOBER 12, 1997    PRO FORMA      PRO FORMA
                                HISTORICAL        HISTORICAL(F)     ADJUSTMENTS (G)      HISTORICAL      ADJUSTMENTS     COMBINED
                             ----------------   -----------------   ---------------   ----------------   -----------    -----------
Sales......................     $4,996,582         $1,860,105                            $3,778,470                     $10,635,157
Costs and expenses
  Merchandise costs,
    including warehousing
    and transportation.....      3,515,612          1,433,984                             2,962,209                       7,911,805
  Operating, general and
    administrative.........      1,130,420            254,728          $   (287)            557,604        $(3,000)(h)    1,939,465
  Depreciation and
    amortization...........        150,076             57,472            10,189             121,047         27,107(i)       365,891
  Net interest expense.....         66,189             74,891           (36,449)            191,528         (9,625)(j)      286,534
                                ----------         ----------          --------          ----------        -------      -----------
Total......................      4,862,297          1,821,075           (26,547)          3,832,388         14,482       10,503,695
                                ----------         ----------          --------          ----------        -------      -----------
Earnings (loss) before tax
  expense and extraordinary
  loss.....................        134,285             39,030            26,547             (53,918)       (14,482)         131,462
Tax expense................         53,655             16,490            10,182                             (9,143)(k)       71,184
                                ----------         ----------          --------          ----------        -------      -----------
Earnings (loss) before
  extraordinary loss.......     $   80,630         $   22,540          $ 16,365          $  (53,918)       $(5,339)     $    60,278
                                ==========         ==========          ========          ==========        =======      ===========
Basic earnings per common
  share before
  extraordinary
  loss.....................     $     0.83                                                                              $      0.42
                                ==========                                                                              ===========
Diluted earnings per common
  share before
  extraordinary
  loss.....................     $     0.79                                                                              $      0.40
                                ==========                                                                              ===========
Average number of common
  shares used in basic
  calculation..............         97,355                               25,811                             21,670(1)       144,836
Average number of common
  shares used in diluted
  calculation..............        101,562                               26,305                             21,670(1)       149,537

      See notes to unaudited pro forma combined financial data on page 72.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 FISCAL YEAR 1997
                                     ------------------------------------------------------------------------
                                                               FRED MEYER
                                          KROGER           FISCAL YEAR ENDED
                                     FISCAL YEAR ENDED      JANUARY 31, 1998
                                     DECEMBER 27, 1997         PRO FORMA           PRO FORMA       PRO FORMA
                                        HISTORICAL            COMBINED (E)        ADJUSTMENTS      COMBINED
                                     -----------------   ----------------------   -----------     -----------
Sales..............................     $26,567,348           $14,706,776                         $41,274,124
Costs and expenses
  Merchandise costs, including
    warehousing and
    transportation.................      19,996,381            10,956,661                          30,953,042
  Operating, general and
    administrative.................       4,861,426             2,637,569          $(261,000)(c)    7,237,995
  Rent.............................         331,012                                  261,000(c)       592,012
  Depreciation and.................         380,221               475,035                             855,256
    amortization
  Net interest expense.............         285,945               392,061                             678,006
                                        -----------           -----------                         -----------
Total..............................      25,854,985            14,461,326                          40,316,311
                                        -----------           -----------                         -----------
Earnings before tax expense and
  extraordinary loss...............         712,363               245,450                             957,813
Tax expense........................         268,331               129,787                             398,118
                                        -----------           -----------                         -----------
Earnings before extraordinary
  loss.............................     $   444,032           $   115,663                         $   559,695
                                        ===========           ===========                         ===========
Basic earnings per common share
  before extraordinary loss........     $      1.75           $      0.79                         $      1.40
                                        ===========           ===========                         ===========
Diluted earnings per common share
  before extraordinary loss........     $      1.69           $      0.76                         $      1.35
                                        ===========           ===========                         ===========
Average number of common shares
  used in basic calculation........         254,284               146,225                             400,509
Average number of common shares
  used in diluted calculation......         262,860               151,369                             414,229

      See notes to unaudited pro forma combined financial data on page 72.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                FRED MEYER PRO FORMA COMBINED FINANCIAL STATEMENTS, FISCAL YEAR 1997
                              -------------------------------------------------------------------------
                                                  SMITH'S PERIOD                         FOOD 4 LESS
                                 FRED MEYER            FROM                              FISCAL YEAR
                                FISCAL YEAR      FEBRUARY 2, 1997                           ENDED
                                   ENDED                TO             SMITH'S PRO       FEBRUARY 1,
                              JANUARY 31, 1998   SEPTEMBER 8, 1997        FORMA              1998
                                 HISTORICAL        HISTORICAL(F)     ADJUSTMENTS(G)       HISTORICAL
                              ----------------   -----------------   ---------------   ----------------
Sales.......................     $7,359,202         $1,860,105                            $5,487,469
Costs and expenses
  Merchandise costs,
    including warehousing
    and transportation......      5,175,128          1,433,984                             4,347,549
  Operating, general and
    administrative..........      1,630,519            254,728          $   (287)            756,609
  Depreciation and
    amortization............        211,705             57,472            10,189             178,710
  Net interest expense......        102,094             74,891           (36,449)            277,653
                                 ----------         ----------          --------          ----------
Total.......................      7,119,446          1,821,075           (26,547)          5,560,521
                                 ----------         ----------          --------          ----------
Earnings (loss) before tax
  expense and extraordinary
  loss......................        239,756             39,030            26,547             (73,052)
Tax expense.................         96,445             16,490            10,182
                                 ----------         ----------          --------          ----------
Earnings (loss) before
  extraordinary loss........     $  143,311         $   22,540          $ 16,365          $  (73,052)
                                 ==========         ==========          ========          ==========
Basic earnings per common
  share before extraordinary
  loss......................     $     1.37
                                 ==========
Diluted earnings per common
  share before extraordinary
  loss......................     $     1.31
                                 ==========
Average number of common
  shares used in basic
  calculation...............        104,520                               20,035(l)
Average number of common
  shares used in diluted
  calculation...............        109,591                               20,108(l)

                              FRED MEYER PRO FORMA COMBINED FINANCIAL STATEMENTS, FISCAL YEAR 1997
                              --------------------------

                              FOOD 4 LESS
                               PRO FORMA      PRO FORMA
                              ADJUSTMENTS     COMBINED
                              -----------    -----------
Sales.......................                 $14,706,776
Costs and expenses
  Merchandise costs,
    including warehousing
    and transportation......                  10,956,661
  Operating, general and
    administrative..........   $ (4,000)(h)    2,637,569
  Depreciation and
    amortization............     16,959(i)       475,035
  Net interest expense......    (26,128)(j)      392,061
                               --------      -----------
Total.......................    (13,169)      14,461,326
                               --------      -----------
Earnings (loss) before tax
  expense and extraordinary
  loss......................     13,169          245,450
Tax expense.................      6,670(k)       129,787
                               --------      -----------
Earnings (loss) before
  extraordinary loss........   $  6,499      $   115,663
                               ========      ===========
Basic earnings per common
  share before extraordinary
  loss......................                 $      0.79
                                             ===========
Diluted earnings per common
  share before extraordinary
  loss......................                 $      0.76
                                             ===========
Average number of common
  shares used in basic
  calculation...............     21,670(l)       146,225
Average number of common
  shares used in diluted
  calculation...............     21,670(l)       151,369

      See notes to unaudited pro forma combined financial data on page 72.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FISCAL YEAR 1996
                                       ----------------------------------------------------------------------
                                           KROGER
                                         FISCAL YEAR
                                            ENDED              FRED MEYER
                                        DECEMBER 28,       FISCAL YEAR ENDED       PRO FORMA       PRO FORMA
                                            1996            FEBRUARY 1, 1997      ADJUSTMENTS      COMBINED
                                       ---------------   ----------------------   -----------     -----------
Sales................................    $25,170,909          $ 4,530,120                         $29,701,029
Costs and expenses
  Merchandise costs, including
    warehousing and transportation...     19,287,786            3,183,404                          22,471,190
  Operating, general and
    administrative...................      4,370,428            1,163,859          $(227,629)(m)    5,306,658
  Rent...............................        301,629                                  91,298(m)       392,927
  Depreciation and amortization......        343,769                                 136,331(m)       480,100
  Net interest expense...............        299,984               48,855                             348,839
                                         -----------          -----------                         -----------
Total................................     24,603,596            4,396,118                          28,999,714
                                         -----------          -----------                         -----------
Earnings before tax expense and
  extraordinary charge...............        567,313              134,002                             701,315
Tax expense..........................        214,578               50,039                             264,617
                                         -----------          -----------                         -----------
Earnings before extraordinary loss...    $   352,735          $    83,963                         $   436,698
                                         ===========          ===========                         ===========
Basic earnings per common share
  before extraordinary loss..........    $      1.41          $      1.05                         $      1.32
                                         ===========          ===========                         ===========
Diluted earnings per common share
  before extraordinary loss..........    $      1.36          $      1.00                         $      1.27
                                         ===========          ===========                         ===========
Average number of shares used in
  basic calculation..................        250,979               79,794                             330,773
Average number of shares used in
  diluted calculation................        258,837               84,068                             342,905

      See notes to unaudited pro forma combined financial data on page 72.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FISCAL YEAR 1995
                                             -----------------------------------------------------------------
                                                 KROGER
                                               FISCAL YEAR
                                                  ENDED           FRED MEYER
                                              DECEMBER 30,     FISCAL YEAR ENDED    PRO FORMA       PRO FORMA
                                                  1995         FEBRUARY 3, 1996    ADJUSTMENTS      COMBINED
                                             ---------------   -----------------   -----------     -----------
Sales......................................    $23,937,795        $ 4,152,574                      $28,090,369
Cost and Expenses
  Merchandise costs, including warehousing
    and transportation.....................     18,327,595          2,965,323                       21,292,918
  Operating, general and administrative....      4,176,877          1,056,047       $(208,974)(m)    5,023,950
  Rent.....................................        299,828                             85,419(m)       385,247
  Depreciation and amortization............        311,272                            123,555(m)       434,827
  Net interest expense.....................        312,685             50,116                          362,801
                                               -----------        -----------                      -----------
Total......................................     23,428,257          4,071,486                       27,499,743
                                               -----------        -----------                      -----------
Earnings before tax expense and
  extraordinary charge.....................        509,538             81,088                          590,626
Tax expense................................        190,672             30,586                          221,258
                                               -----------        -----------                      -----------
Earnings before extraordinary loss.........    $   318,866        $    50,502                      $   369,368
                                               ===========        ===========                      ===========
Basic earnings per common share: before
  extraordinary loss.......................    $      1.38        $      0.61                      $      1.17
                                               ===========        ===========                      ===========
Diluted earnings per common share before
  extraordinary loss.......................    $      1.28        $      0.58                      $      1.09
                                               ===========        ===========                      ===========
Average number of shares used in basic
  calculation..............................        231,468             83,206                          314,674
Average number of shares used in diluted
  calculation..............................        251,716             86,733                          338,449

      See notes to unaudited pro forma combined financial data on page 72.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)

                                           KROGER      FRED MEYER
                                           AS OF          AS OF
                                         OCTOBER 3,    NOVEMBER 7,     PRO FORMA      PRO FORMA
                                            1998          1998        ADJUSTMENTS     COMBINED
                                         ----------    -----------    -----------    -----------
ASSETS
Current assets
  Cash.................................  $   74,845    $   186,045    $   (75,000)(o) $   185,890
  Receivables..........................     381,756        140,291                       522,047
  Inventories:
     FIFO cost.........................   2,186,980      2,074,764                     4,261,744
     Less LIFO reserve.................    (480,931)       (66,889)                     (547,820)
                                         ----------    -----------                   -----------
                                          1,706,049      2,007,875                     3,713,924
  Property held for sale...............      12,919                                       12,919
  Prepaid and other current assets.....     173,748        261,541                       435,289
                                         ----------    -----------    -----------    -----------
          Total current assets.........   2,349,317      2,595,752        (75,000)     4,870,069
Property, plant and equipment, net.....   3,644,044      3,570,974                     7,215,018
Goodwill, net..........................      28,971      3,684,442                     3,713,413
Investments and other assets...........     445,865        443,492                       889,357
                                         ----------    -----------    -----------    -----------
          Total Assets.................  $6,468,197    $10,294,660    $   (75,000)   $16,687,857
                                         ==========    ===========    ===========    ===========
LIABILITIES
Current liabilities
  Current portion of long-term debt and
     obligations under capital
     leases............................  $  164,959    $   134,650                   $   299,609
  Accounts payable.....................   1,684,968      1,294,311                     2,979,279
  Other current liabilities............   1,287,972      1,007,617                     2,295,589
                                         ----------    -----------                   -----------
          Total current liabilities....   3,137,899      2,436,578                     5,574,477
Long-term debt.........................   3,121,234      4,999,856                     8,121,090
Obligations under capital leases.......     192,938        173,341                       366,279
Other long-term liabilities............     619,347        508,667                     1,128,014
                                         ----------    -----------                   -----------
          Total Liabilities............   7,071,418      8,118,442                    15,189,860
                                         ----------    -----------                   -----------
SHAREOWNERS' EQUITY/(DEFICIT)
Common capital stock...................     772,322          1,550    $ 1,895,533(n)   2,594,405
                                                                          (75,000)(o)
Additional paid-in capital.............                  1,895,533     (1,895,533)(n)
Notes receivable from officers.........                       (335)                         (335)
Unearned compensation..................                     (3,236)                       (3,236)
Retained earnings/(accumulated
  deficit).............................    (924,741)       282,706                      (642,035)
Common stock in treasury, at cost......    (450,802)                                    (450,802)
                                         ----------    -----------    -----------    -----------
          Total Shareowners'
            Equity/(Deficit)...........    (603,221)     2,176,218        (75,000)     1,497,997
                                         ----------    -----------    -----------    -----------
          Total Liabilities and
            Shareowners'
            Equity/(Deficit)...........  $6,468,197    $10,294,660    $   (75,000)   $16,687,857
                                         ==========    ===========    ===========    ===========

      See notes to unaudited pro forma combined financial data on page 72.

              NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


(a)    The results for the 40 week period ended October 3, 1998
       include the effect of one-time expenses of $52,400 ($32,500 after tax or 12 cents per diluted share). These expenses relate to logistics initiatives which became operational in the second quarter, $40,800; and expenses primarily related to closing facilities resulting from the consolidation of Texas operations, $11,600. In addition, the results for the 40 week period ended October 3, 1998 include expenses totaling $89,700 ($55,600 after tax, or 21 cents per diluted share) related to a change in the method of accounting for inventory. The results for the 40 week period ended October
       3, 1998 do not include the effect of the $28,300 extraordinary loss incurred in the fourth quarter of 1998.
       This loss was incurred after the end of the 40 week period presented.

(b)    Represents the results for the 40 week period ended November
       7, 1998. Amounts have not been adjusted on a pro forma basis to reflect the acquisition of Food 4 Less in March of 1998 as if it had been acquired at the beginning of the period presented, as the amounts are not material on a pro forma combined basis.

(c) Represents the reclassification of rent expense to conform the presentation of Fred Meyer results to that of Kroger.

(d) Represents additional shares used in pro forma combined diluted earnings per share computation. These shares were excluded from the Fred Meyer diluted earnings per share computation because they were anti-dilutive.

(e) Represents the pro forma combined financial statements of Fred Meyer. The Fred Meyer historical results have been adjusted on a pro forma basis to reflect the acquisition of Smith's in September 1997 and the acquisition of Food 4 Less in March of 1998 as if they had been acquired at the beginning of the period presented.

(f) The historical results of operations of Fred Meyer include the results of Smith's from September 9, 1997.

(g) The Smith's acquisition was accounted for as a purchase by Fred Meyer. Under purchase accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. The pro forma adjustments included in the unaudited pro forma combined statement of operations represent a preliminary determination of these adjustments based upon available information. Pro forma adjustments include: (a) the adjustment for additional depreciation and amortization expense resulting from the allocation of the purchase price for Smith's to the assets acquired, including an increase in property, plant, and equipment, leasehold interest, and identifiable intangible assets to their estimated fair market values and the recording of goodwill associated with the acquisition; (b) the adjustment to interest expense associated with the transaction financing and the corresponding adjustments to the amortization of related financing fees; and (c) the adjustment to the provision for income taxes based upon a tax rate of 39% applied to the pro forma operating income before income taxes adjusted for amortization of goodwill.
       The Smith's condensed combined statement of operations does not reflect an extraordinary charge of approximately $91 million, net of income taxes, relating to the refinancing of debt.

(h) To eliminate management fees paid by Food 4 Less which will no longer be paid after the mergers.

(i) To decrease depreciation and amortization expense for revaluation of property and equipment and increase amortization of goodwill as a result of the merger with Food
       4 Less. The adjustment to depreciation and amortization expense assumes an average useful life of acquired property and equipment of 11 years and adjustment to goodwill amortization assumes an amortization period for acquired goodwill of 40 years.

(j) Represents the effect of approximately $4.1 billion in debt refinancing completed subsequent to the Food 4 Less acquisition, including an adjustment for the change in amortization of deferred financing costs as a result of refinancings.

(k) The pro forma adjustment to the tax expense is based upon a tax rate of 39% applied to pro forma income before income taxes and extraordinary charge adjusted for amortization of goodwill.

(l) Represents the additional shares issued in connection with the Food 4 Less acquisition and the effect of the shares issued in the Smith's acquisition as if they had been outstanding for the full year.

(m) Represents the reclassification of rent expense, depreciation and amortization to conform the presentation of Fred Meyer results to that of Kroger.

(n) Represents the conversion of Fred Meyer common stock into Kroger common shares.

(o) Kroger and Fred Meyer estimate that they will incur direct transaction costs of approximately $75 million associated with the merger. These costs consist primarily of investment banking, legal, bank amendment fees, accounting, printing and regulatory filing fees. The unaudited pro forma combined balance sheet reflects these expenses as if they had been paid as of October 3, 1998.

                      DESCRIPTION OF KROGER CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Kroger's authorized capital stock consists of 1,000,000,000 Kroger common shares, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $100.00 per share. At Kroger's 1999 annual meeting, Kroger will ask shareholders to authorize an increase in the number of authorized common shares to 2,000,000,000.

KROGER COMMON SHARES

     The holders of Kroger common shares are entitled to one vote for each share on all matters voted on by the shareholders, except for cumulative voting in the case of the election of directors. The holders of Kroger common shares do not have any conversion, redemption or preemptive rights. The holders of Kroger common shares are entitled to dividends as declared by the Kroger board of directors. On liquidation, holders are entitled to receive on a pro rata basis all assets of Kroger available for distribution to the holders. The rights and dividends upon liquidation may be junior to the rights of holders of any preferred shares.

KROGER PREFERRED SHARES

     There are no shares of Kroger preferred shares outstanding as of March 3, 1999. The holders of Kroger preferred shares would be entitled to one vote for each share on all matters voted on by the shareholders, except for cumulative voting in the case of election of directors. The Kroger board of directors is authorized to provide for the issuance of Kroger preferred shares, in one or more series, and to fix for each series:

     - the designation and number of shares,

     - the dividend rate,

     - the dates of payment of dividends on shares and the dates from which they are cumulative,

     - the redemption rights of Kroger and the price or prices at which shares may be redeemed,

     - the amount or amounts payable on any voluntary or involuntary liquidation, dissolution or winding up of Kroger,

     - the amount of the sinking fund, if any, to be applied to the purchase or redemption of shares and the manner of its application,

     - whether the shares will be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of Kroger, and if made so, on what terms,

     - whether the issue of any additional shares of this series or any future series or any other class of stock will have any restrictions and, if so, the nature of these restrictions, and

     - any other designations, powers, preferences, rights, qualifications, limitations and restrictions as are permitted by the Ohio General Corporation Law.

In connection with a shareholders' rights plan, the Kroger board of directors authorized the issuance of up to 50,000 Kroger preferred shares designated as the Series A preferred shares.

PREFERRED SHARE PURCHASE RIGHTS

     On February 28, 1986, Kroger adopted a shareholders' rights plan providing for stock purchase rights to owners of Kroger common shares. The shareholders' rights plan was amended and restated on April 4, 1997, and further amended on October 18, 1998 in connection with the merger. Each right, when exercisable, entitles the holder to purchase from Kroger one ten-thousandth of a share of Series A preferred shares, par value $100 per share, at $87.50 per one ten-thousandth of a share. The rights will become exercisable, and separately tradeable, ten days after a person or group acquires 10% or more of Kroger's common shares or ten business days following a tender offer or exchange offer resulting in a person or group having beneficial ownership of 10% or more of Kroger's common shares. In the event the rights become exercisable, each right will entitle the holder the right, if that holder pays the exercise price, to purchase Kroger common shares, having a market value of twice the exercise price of the right. Under other circumstances, including some acquisitions of Kroger in a merger or other business combination transaction, or if 50% or more of Kroger's assets or earning power are sold under some circumstances, each right will entitle the holder to receive upon payment of the exercise price, shares of common stock of the acquiring company with a market value of twice the exercise price. At Kroger's option, the rights, before becoming exercisable, are redeemable in their entirety at a price of $.01 per right. The rights may be adjusted and expire March 19, 2006.

     This summary is qualified by the full text of the shareholders' rights plan. A copy of this plan is filed as an exhibit to the registration statement and is incorporated in this document by reference.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

GENERAL

     After the merger, stockholders of Fred Meyer will become shareholders of Kroger. Their rights will then be governed by the Kroger articles of incorporation, the Kroger regulations and the Ohio General Corporation Law. Ohio corporations are governed in the conduct of their affairs and management generally by "regulations" which are referred to as "bylaws" in other jurisdictions. Presently, Fred Meyer stockholders' rights are governed by the Fred Meyer certificate of incorporation, the Fred Meyer bylaws, and the Delaware General Corporation Law. The following summary, which is not a complete statement of all differences between rights of the holders of Kroger common shares and Fred Meyer common stock. The summary discusses material differences between the laws of Delaware and those of Ohio. It also discusses differences between the Fred Meyer certificate of incorporation and the Fred Meyer bylaws and the Kroger articles of incorporation and the Kroger regulations. This summary is qualified by the full text of each document and the Delaware General Corporation Law and the Ohio General Corporation Law. For information as to how to get those documents, see "Where You Can Find More Information" on page 84.

CLASSIFIED BOARD OF DIRECTORS

     The Kroger regulations and Fred Meyer bylaws provide that each company's board of directors is classified into three classes with each class elected in staggered elections and serving a three-year term.

     Classification of directors makes it more difficult for stockholders to change the composition of the board of directors. At least two annual meetings of stockholders, instead of one, will generally be required to change who represents the majority of the board of directors. If a company were confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, this classification and time period would allow the board sufficient time to review the proposal. The board would also have the opportunity to review any available alternatives to the proposal and to act in what it believes to be the best interests of the stockholders.

     The classification provisions could also discourage a third party from starting a proxy contest, making a tender offer or otherwise attempting to obtain control of Kroger or Fred Meyer. That transaction could be beneficial to Kroger or Fred Meyer or their shareholders.

SHAREHOLDER RIGHTS PLAN

     Kroger has adopted a shareholders' rights plan and issued the rights to protect Kroger's shareholders from coercive or unfair takeover tactics. For further discussion of the rights and the shareholders' rights plan, see "Description of Kroger Capital Stock -- Preferred share purchase rights."

     Fred Meyer does not have a stockholder rights plan.

NUMBER OF DIRECTORS

     Kroger's regulations provide that the number of directors shall not be less than nine nor more than 21. The Kroger board of directors currently consists of 13 directors. When the merger is completed, Kroger will increase the size of the board by six directors. The number of directors is determined by resolution of the Kroger board of directors or by an affirmative vote of the holders of at least three-quarters of the outstanding Kroger common shares.

     Fred Meyer's certificate of incorporation provides that the Fred Meyer board of directors will consist of not less than three nor more than 25 directors. The Fred Meyer board of directors has set the current number of directors at 17. The number of directors cannot be reduced by shortening the term of any director at the time in office.

REMOVAL OF DIRECTORS

     The Kroger regulations provide that the shareholders may remove any director, class of directors or the entire board of directors from office only for cause and by an affirmative vote of three-quarters of the voting power of the holders of Kroger common shares entitled to elect directors. At the same meeting a new director nominated under the Kroger regulations may be elected for the unexpired term.

     The Fred Meyer certificate of incorporation provides that stockholders may remove any director or the entire board of directors from office only for cause and by an affirmative vote of three-quarters of the voting power of the holders of Fred Meyer common stock entitled to elect directors. Kroger's regulations and Fred Meyer's certificate of incorporation do not define the term "for cause."

VACANCIES

     Kroger's regulations and the Ohio General Corporation Law provide that a vacancy may be filled by a majority of the remaining directors, although less than a quorum. Any director so elected shall serve for the remainder of the unexpired term.

     Fred Meyer's certificate of incorporation and bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held as provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office are less than a majority of the board of directors, before any increase, the Delaware Court of Chancery may order an election to fill vacancies or replace directors appointed by the remaining directors, if requested by stockholders holding at least ten percent of the total outstanding shares entitled to vote for these directors.

SPECIAL MEETINGS

     The Ohio General Corporation Law provides that a special meeting of shareholders may be called by:

     - the chairman of the board of directors, the president, the directors at a meeting, or a majority of the directors without a meeting,

     - persons holding 25% or more of the shares entitled to vote at a meeting unless the articles of incorporation or regulations specify a different percentage but not more than a majority, or

     - other officers or persons specified in the articles of incorporation or regulations.

The Kroger articles of incorporation and the Kroger regulations do not alter this Ohio General Corporation Law provision.

     The Fred Meyer bylaws provide that the president or chairman of the Fred Meyer board of directors may call a special meeting of stockholders and will be called by the chairman, president or secretary upon direction of a majority of the Fred Meyer board of directors.

     Kroger's articles of incorporation and regulations permit the taking of action by the shareholders by written consent of all shareholders without a meeting and permit amending the regulations by the written consent of holders of two-thirds of the voting power of Kroger.

     The Fred Meyer certificate of incorporation prohibits the taking of action by stockholders by written consent without a meeting.

CUMULATIVE VOTING

     Kroger's articles of incorporation do not prohibit cumulative voting and under Ohio General Corporation Law, shareholders are entitled to cumulate votes in the election of directors.

     Although Delaware General Corporation Law permits stockholders to cumulate votes in all elections of directors, the Fred Meyer certificate of incorporation does not provide for cumulative voting.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

     The Kroger articles of incorporation and regulations contain no provisions regarding an advance notice procedure.

     Under the Fred Meyer bylaws, for stockholders to properly introduce business to be transacted at the annual or any special meeting of stockholders, a stockholder of record must give timely notice of any proposal in a proper written form to Fred Meyer's corporate secretary. To be timely, a stockholder's notice to the secretary must be:

     - not more than 90 nor less than 60 days before the first anniversary of the preceding year's annual meeting of stockholders, or

     - in the case of a special meeting, not more than 90 nor less than the later of 60 days before the special meeting or the 10th day after the date of the special meeting is firstly publicly announced.

If the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be received not more than 90 nor less than 60 days before the annual meeting or the 10th day after the date of the meeting is first publicly announced. The notice must contain information specified in Fred Meyer's bylaws.

     Fred Meyer's bylaws permit stockholders to nominate persons for election to the Fred Meyer board of directors at any annual or special meeting if the Fred Meyer board of directors has determined that directors will be elected at that meeting. A stockholder must give timely notice in a proper written form to the corporate secretary in the manner described above. If the number of directors to be elected to the Fred Meyer board of directors is increased and there is no public announcement by Fred Meyer naming all of the nominees for director or specifying the size of the increased Fred Meyer board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely for nominees for new positions created by the increase if it is delivered to the secretary at the principal executive offices of Fred Meyer not later than the 10th day after the first public announcement.

AMENDMENTS TO CHARTER DOCUMENTS

     Kroger's articles of incorporation permit amendments of the articles of incorporation by majority vote. Three-fourths majority vote is required to amend the Fair Price Provision of the Kroger articles of incorporation, which is described below. See "-- Transactions with interested shareholders."

     Kroger's regulations may be amended or repealed by a majority vote except that three-fourths affirmative vote is required to amend, alter, change or repeal provisions of the Kroger regulations relating to the number and removal of directors, indemnification of officers, directors, and employees, or amendment of Kroger's regulations.

     Generally, Fred Meyer's certificate of incorporation may be amended by a board of directors resolution ratified by a majority vote of the stockholders.

     A three-fourths majority vote by stockholders is required to amend or repeal any of the following provisions of Fred Meyer's certificate of incorporation:

     - classified board,

     - advance notice of stockholder proposals, or

     - the number, removal from office, or filling of vacancies of directors.

     Fred Meyer's certificate of incorporation provides that the board of directors may alter, amend or repeal the Fred Meyer bylaws. Fred Meyer's stockholders also have the power to adopt, alter and repeal the bylaws.

MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

     Kroger's articles of incorporation require the majority vote of shareholders to approve mergers, dissolutions and dispositions of all or substantially all of a corporation's assets. A majority of the shareholders also must approve majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation other than so-called parent-subsidiary mergers.

     Fred Meyer's certificate of incorporation requires the majority vote of stockholders to approve mergers, consolidations and dispositions of all or substantially all of a corporation's assets, other than so-called parent-subsidiary mergers. The Delaware General Corporation Law does not require stockholder approval for majority share acquisitions or for combinations involving the issuance of less than 20% of the voting power of the corporation, except for "business combinations" subject to Section 203 of the Delaware General Corporation Law.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

     Ohio and Delaware have statutes that delay or prevent unsolicited third party takeover attempts. These statutes encourage an acquiring company to negotiate seriously with a target company's board of directors in advance of a takeover attempt.

     Merger Moratorium Statutes. Chapter 1704 of the Ohio Revised Code, the Ohio Merger Moratorium Statute, applies to Kroger. Section 203 of the Delaware General Corporation Law, a similar statute, applies to Fred Meyer.

     The Ohio Merger Moratorium Statute governs business combinations and other transactions between an Ohio public company and an "interested shareholder." An interested shareholder is a person who beneficially owns or has the right to vote 10% or more of a company's outstanding shares and who acquired the shares or voting rights without the prior approval of its board of directors.

     For three years after a person becomes an interested shareholder, the following transactions between the company and the interested shareholder or persons related to that shareholder are prohibited:

     - the sale or acquisition of any interest in assets,

     - mergers and similar transactions,

     - a voluntary dissolution,

     - the issuance or transfer of shares or any rights to acquire shares in excess of 5% of the company's outstanding shares,

     - a transaction that increases the interested shareholder's proportionate ownership of the company, and

     - any other benefit that is not shared proportionately by all shareholders.

     After three years, transactions between the company and an interested shareholder generally require:

     - approval by at least a two-thirds majority shareholder vote, including a majority of shares not owned or controlled by the interested shareholder, or

     - satisfaction of the statutory fair price requirements that apply to shares held by persons other than the interested shareholder.

The following are the major differences between Chapter 1704 of the Ohio General Corporation Law and Section 203 of the Delaware General Corporation Law:

CHAPTER 1704                                                    SECTION 203
------------                                                    -----------
- Triggered by the acquisition of 10% of        - Triggered by the acquisition of 15% of
  voting power without prior approval of        voting power
  board of directors

CHAPTER 1704                                                    SECTION 203
------------                                                    -----------
- Substantially all transactions with an        - Transactions with an interested
  interested shareholder are prohibited for     shareholder are prohibited for three years,
  three years                                     unless approved by at least 66 2/3% of
                                                  outstanding voting stock
- Prohibition continues after initial           - Prohibition terminates after three years
  three-year period unless transaction is
  approved by the required percentage of
  shares or shareholders receive fair value
- No exemption for a person who acquires        - Does not apply to a person who acquires
  significant percentage of stock               85% of outstanding stock
- Right to vote revocable proxy is not          - Right to vote revocable proxy is excluded
  expressly excluded from definition of         from definition of interested shareholder
  interested shareholder

     Ohio control share acquisitions. Section 1701.831 of the Ohio Revised Code, the Ohio Control Share Acquisition Act, applies to Kroger. Delaware law contains no comparable provision.

     The Ohio Control Share Acquisition Act prohibits a person from acquiring specific percentages of the voting power of an Ohio company, beginning at 20%, unless that person delivers a disclosure statement to the company. The company must then call a shareholders meeting within ten days after delivery of the statement, generally to be held within 50 days after delivery of the statement.

     The person may make the acquisition within 360 days if it is approved at the shareholders meeting by a majority of:

     - the voting power present, and

     - the voting power present excluding "interested shares" which are defined as shares held by the person, officers or inside directors of the company.

     A quorum must be present at the meeting, meaning a majority of:

     - the voting power of the company, and

     - the voting power of the company excluding shares held by interested shareholders.

     A company's articles or regulations may provide that the section does not apply. Kroger has not opted out of Section 1701.831 of the Ohio Revised Code.

     Profit recapture provision. Section 1707.043 of the Ohio Revised Code applies to Kroger. Delaware law contains no comparable provision. This section provides that:

     (1) if a shareholder disposes of an Ohio company's stock for a profit of more than $250,000 within 18 months after announcing an intention to make a proposal to acquire control of the company;

     (2) then, the company may recover the profit unless the shareholder proves in court that:

        - its sole purpose in making the proposal was to acquire control of the company and it had reasonable grounds to believe it would succeed,

        - it did not make the proposal for the purpose of manipulating the market, increasing its profit or decreasing its loss, and

        - the proposal did not have a material adverse effect on the price or trading volume of the shares.

     Fair price provision. Kroger's articles of incorporation require the affirmative vote of 75% of the shares entitled to vote for a business combination with any person who beneficially owns 10% or more of Kroger's outstanding shares without:

     - board approval of the transaction or the 10% acquisition, or

     - the vote of two-thirds of the continuing directors unless the consideration to be paid meets specified financial conditions.

APPRAISAL RIGHTS

     Under the Ohio General Corporation Law, dissenting shareholders are entitled to appraisal rights if:

     - an amendment to the articles of incorporation changes the preference or dividend terms of issued shares, changes substantially the purpose of the corporation or changes the corporation into a nonprofit corporation,

     - an Ohio corporation is merged into or consolidated with another corporation, or

     - an Ohio corporation acquires another corporation in a merger, combination or majority share acquisition which involves the transfer to the target of shares having one-sixth or more of the acquiror's voting power.

See "Rights of Dissenting Shareholders."

     Under the Delaware General Corporation Law, Fred Meyer stockholders will not have any appraisal rights or dissenters' rights.

CONSIDERATION OF OTHER CONSTITUENCIES

     The Ohio General Corporation Law provides that in determining what a director reasonably believes to be in the best interests of the corporation a director must consider the interests of the corporation's shareholders. The director also may consider the interests of the corporation's employees, suppliers, creditors and customers, the economy of the State of Ohio and the U.S., community and societal considerations and the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     The Delaware General Corporation Law does not contain provisions relating to the ability of a board of directors to consider the impact of groups or persons other than stockholders.

LIABILITY AND INDEMNIFICATION OF DIRECTORS

     The Ohio General Corporation Law provides, with limited exceptions, that a director may be held liable in damages for acts or omissions as a director only if it is proved by clear and convincing evidence that the director undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

     The indemnification provisions of the Ohio General Corporation Law require indemnification of a director who has been successful on the merits or otherwise in defense of any action that he or she was a party to because he or she is or was a director of the corporation. The indemnification authorized by the Ohio General Corporation Law is not exclusive and is in addition to any other rights granted to directors.

     Kroger's regulations provide for indemnification of each present or former director, officer or employee and each person presently or formerly serving at Kroger's request as a director, officer or employee of another corporation. This indemnity covers all expenses actually and necessarily incurred by that person and against judgments, decrees, fines, penalties or amounts paid in settlement, in connection with the defense of any pending or threatened criminal or civil action to which that person is or may be made a party by reason of being or having been a director, officer or employee. This indemnity is conditioned on:

     - the person being adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his or her duty to Kroger or the other corporation,

     - the person being determined to have acted in good faith in what he or she reasonably believed to be the best interest of Kroger or the other corporation, and

     - in any matter the subject of a criminal action, the person being determined to have had no reasonable cause to believe that his or her conduct was unlawful.

     Kroger maintains, insurance on behalf of its directors, officers, employees and agents. Additionally, the merger agreement requires insurance to be maintained by Kroger covering present and former officers, directors, employees, trustees and agents of Fred Meyer for a period of at least six years following the merger, with some limitations. See "The Merger Agreement -- Indemnification and insurance."

     Fred Meyer's certificate of incorporation provides that a director will not be personally liable to Fred Meyer or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent not permitted under the Delaware General Corporation Law. While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. This provision will have no effect on the availability of equitable remedies like an injunction or rescission based on a director's breach of his or her duty of care.

     Fred Meyer's certificate of incorporation and bylaws provide that each person who is a party to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director, officer, employee or agent of Fred Meyer, or is or was otherwise serving at the request of Fred Meyer, will be indemnified by Fred Meyer to the extent permitted by the Delaware General Corporation Law. The indemnification rights conferred by Fred Meyer's certificate of incorporation are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled.

                                 LEGAL MATTERS

     The validity of the issuance of Kroger common shares being offered by this document will be passed upon for Kroger by Paul W. Heldman, Esq., Senior Vice President, Secretary and General Counsel of Kroger. Fried, Frank, Harris, Shriver & Jacobson, New York, New York (a partnership including professional corporations), special counsel for Kroger, and Cleary, Gottlieb, Steen & Hamilton, New York, New York, special counsel for Fred Meyer, will be delivering opinions concerning federal income tax consequences of the merger. See "The Merger -- U.S. federal income tax consequences."

                                    EXPERTS

     The consolidated financial statements of Kroger appearing in Kroger's 1997 Annual Report on Form 10-K, incorporated by reference in this document, and which are referred to and made a part of the registration statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report included in Kroger's 1997 Annual Report and incorporated in this document by reference. The financial statements have been incorporated in this document by reference in reliance upon the reports of PricewaterhouseCoopers LLP given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Fred Meyer appearing in Fred Meyer's Form 8-K/A, dated March 9, 1998, and filed on November 5, 1998, incorporated by reference in this Joint Proxy Statement/ Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this document by reference, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of Food 4 Less, as of February 1, 1998, February 2, 1997 and January 28, 1996 and the related consolidated statements of operations, cash flows and stockholders' equity for the 52 weeks ended February 1, 1998, the 53 weeks ended February 2, 1997 and the 52 weeks ended January 28, 1996 and the related financial statement schedules included in the Food 4 Less Annual Report on Form 10-K for the year ended February 1, 1998 and incorporated by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this document in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

                           1999 KROGER ANNUAL MEETING

     Kroger will hold its annual meeting on May 20, 1999. The record date for the annual meeting is March 23, 1999. The record date determines which shareholders may vote at the annual meeting.

     At the annual meeting, in addition to electing directors and approving the auditors, Kroger will ask shareholders to authorize an increase in the number of authorized common shares from 1,000,000,000 to 2,000,000,000. At the annual meeting, Kroger also will ask shareholders to adopt a new stock option plan for officers, directors and employees covering 10,000,000 Kroger common shares.

     The record date for Kroger's 1999 annual meeting of shareholders will occur prior to completion of the merger. Even if the merger occurs before the date of Kroger's annual meeting, Fred Meyer stockholders who become Kroger shareholders in the merger will not be entitled to vote on any proposals at the annual meeting.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETINGS

     As described in Kroger's proxy statement on Schedule 14A relating to its 1998 Annual Meeting of Shareholders, any proposals that shareholders of Kroger wish to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders must have been received by Kroger at its principal executive offices no later than December 14, 1998. Any shareholder proposals included in Kroger's proxy solicitation materials for its 1999 annual meeting or otherwise to be considered at the meeting must comply with the requirements of the proxy rules adopted under the Exchange Act. Kroger received a shareholder proposal requesting that the Kroger Board of Directors take steps to have all directors elected annually. If the proposal is properly presented at the annual meeting, Kroger shareholders will vote on the proposal. In addition, the proxy solicited by the Kroger board of directors for the 1999 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting unless Kroger was provided with notice of the proposal before February 27, 1999. See "Comparative Rights of
Shareholders -- Advance notice provisions for shareholder nominations and shareholder proposals."

     As described in Fred Meyer's proxy statement on Schedule 14A relating to its 1998 Annual Meeting of Stockholders, in order for proposals of stockholders of Fred Meyer to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders of Fred Meyer, if the merger is not completed before the meeting, any proposals must have been received by the Corporate Secretary of Fred Meyer no later than January 15, 1999. Under the Fred Meyer bylaws, in order for a stockholder proposal to be eligible to be considered at the Fred Meyer 1999 Annual Meeting of Stockholders, if held, written notice must be given to Fred Meyer's Corporate Secretary not later than April 23, 1999, which is no less than 60 days before the anniversary date of the immediately preceding annual meeting of stockholders, but not before March 24, 1999 which is no more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders. Any stockholder proposals included in Fred Meyer's proxy solicitation materials for its 1999 annual meeting or otherwise to be considered at the meeting shall be subject to the requirements of the Fred Meyer bylaws and the proxy rules promulgated under the Exchange Act. See "Comparative Rights of Shareholders -- Advance notice provisions for shareholder nominations and shareholder proposals."

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Kroger special meeting, and representatives of Deloitte & Touche LLP are expected to be present at the Fred Meyer special meeting. In each case, their representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

     Kroger has filed with the SEC a registration statement under the Securities Act that registers the distribution to Fred Meyer stockholders of Kroger common shares to be issued in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Kroger and Fred Meyer. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this document.

     In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room          New York Regional Office         Chicago Regional Office
450 Fifth Street, N.W.         7 World Trade Center             Citicorp Center
Room 1024                      Suite 1300                       500 West Madison Street
Washington, D.C. 20549         New York, New York 10048         Suite 1400
                                                                Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Kroger and Fred Meyer, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about each of us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about our companies and their financial condition. Some of these filings have been amended by later filings, which are also listed.

                                                               DESCRIPTION OR
    KROGER SEC FILINGS (FILE NO. 1-303)                      PERIOD/AS OF DATE
    -----------------------------------         --------------------------------------------
Annual Report on Form 10-K                      Year ended December 27, 1997 (as amended on
                                                April 27, 1998)

Quarterly Reports on Form 10-Q                  Quarters ended March 21, 1998; June 13,
                                                1998; and October 3, 1998 (as amended on
                                                March 3, 1999)

Current Reports on Form 8-K                     January 22, 1998; February 25, 1998; April
                                                15, 1998; May 6, 1998; May 11, 1998; June
                                                26, 1998; July 15, 1998; October 20, 1998;
                                                October 22, 1998; December 8, 1998; December
                                                11, 1998; January 8, 1999; January 15, 1999;
                                                and January 28, 1999

Registration Statement on Form 8-A/A, dated     Description of preferred share purchase
April 4, 1997 as amended on Form 8-A/A,         rights.
dated October 18, 1998

 FRED MEYER SEC FILINGS (FILE NO. 1-13339)
 -----------------------------------------

Annual Report on Form 10-K                      Year ended January 31, 1998

Quarterly Reports on Form 10-Q                  Quarters ended May 23, 1998 (as amended on
                                                July 28, 1998 and March 5, 1999); August 15,
                                                1998 (as amended on March 5, 1999); and
                                                November 7, 1998 (as amended on March 5,
                                                1999)

Current Reports on Form 8-K                     February 13, 1998; February 20, 1998;
                                                February 27, 1998; March 4, 1998; March 9,
                                                1998 (as amended on May 15, 1998 and
                                                November 5, 1998); March 12, 1998; June 18,
                                                1998; June 30, 1998; July 8, 1998 and
                                                October 18, 1998.

 FOOD 4 LESS SEC FILINGS (FILE NO. 33-59212)
 -------------------------------------------
Annual Report on Form 10-K                     Year ended February 1, 1998

     We incorporate by reference additional documents that either company may file with the SEC between the date of this document and the dates of the Kroger special meeting and the Fred Meyer special meeting. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Kroger or Fred Meyer, as the case may be, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

The Kroger Co.                             Fred Meyer, Inc.
Investor Relations                         Investor/Public Relations
1014 Vine Street                           3800 SE 22nd Avenue
Cincinnati, Ohio 45202                     Portland, Oregon 97202
(513) 762-1220                             (503) 232-8844

     If you would like to request documents, please do so from Fred Meyer by April 7, 1999 and from Kroger by April 8, 1999 to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     We have not authorized anyone to give any information or make any representation about the merger or our companies that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

     The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies. Information in this document about Kroger has been supplied by Kroger, and information about Fred Meyer has been supplied by Fred Meyer.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      APPENDIX A
                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                                OCTOBER 18, 1998
                                 BY AND BETWEEN
                                THE KROGER CO. ,
                             JOBSITE HOLDINGS, INC.
                                      AND
                                FRED MEYER, INC.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      APPENDIX A
                                                                  CONFORMED COPY

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I...................................................   A-1
       Section 1.1 The Merger...............................   A-1
       Section 1.2 The Closing; Effective Time..............   A-2
       Section 1.3 Subsequent Actions.......................   A-2
       Section 1.4 Certificate of Incorporation; Bylaws;
        Directors and Officers of the Surviving
        Corporation.........................................   A-2
ARTICLE II..................................................   A-2
       Section 2.1 Treatment of Capital Stock...............   A-2
       Section 2.2 Conversion of Common Stock...............   A-2
       Section 2.3 Cancellation of Excluded Shares..........   A-3
       Section 2.4 Conversion of Common Stock of Jobsite
        Holdings............................................   A-3
       Section 2.5 Exchange Agent; Exchange Procedures......   A-3
       Section 2.6 Transfer Books...........................   A-4
       Section 2.7 Termination of Exchange Fund.............   A-4
       Section 2.8 Options to Purchase Fred Meyer Shares....   A-4
       Section 2.9 Warrants to Purchase Fred Meyer Shares...   A-5
       Section 2.10 Appraisal Rights........................   A-5
       Section 2.11 Certain Adjustments.....................   A-5
       Section 2.12 Restricted Stock........................   A-5
       Section 2.13 Assignment..............................   A-5
ARTICLE III.................................................   A-5
       Section 3.1 Organization and Qualification;
        Subsidiaries........................................   A-5
       Section 3.2 Certificate of Incorporation and
        Bylaws..............................................   A-6
       Section 3.3 Capitalization...........................   A-6
       Section 3.4 Power and Authority; Authorization; Valid
        & Binding...........................................   A-7
       Section 3.5 No Conflict; Required Filings and
        Consents............................................   A-7
       Section 3.6 SEC Reports; Financial Statements........   A-8
       Section 3.7 Absence of Certain Changes...............   A-8
       Section 3.8 Litigation and Liabilities...............   A-9
       Section 3.9 No Violation of Law; Permits.............   A-9
       Section 3.10 Employee Matters; ERISA.................   A-9
       Section 3.11 Labor Matters...........................  A-11
       Section 3.12 Environmental Matters...................  A-11
       Section 3.13 Board Action; Vote Required.............  A-12
       Section 3.14 Opinion of Financial Advisor............  A-12
       Section 3.15 Brokers.................................  A-12
       Section 3.16 Tax Matters.............................  A-13
       Section 3.17 Intellectual Property...................  A-13
       Section 3.18 Insurance...............................  A-14
       Section 3.19 Contracts and Commitments...............  A-14
       Section 3.20 Accounting and Tax Matters..............  A-14
       Section 3.21 Ownership of Shares of Kroger...........  A-14
       Section 3.22 Year 2000 Compliance....................  A-15

                                                              PAGE
                                                              ----
ARTICLE IV..................................................  A-15
       Section 4.1 Organization and Qualification;
        Subsidiaries........................................  A-15
       Section 4.2 Articles of Incorporation and
        Regulations.........................................  A-15
       Section 4.3 Capitalization...........................  A-15
       Section 4.4 Power and Authority; Authorization; Valid
        & Binding...........................................  A-16
       Section 4.5 No Conflict; Required Filings and
        Consents............................................  A-16
       Section 4.6 SEC Reports; Financial Statements........  A-17
       Section 4.7 Absence of Certain Changes...............  A-18
       Section 4.8 Litigation and Liabilities...............  A-18
       Section 4.9 No Violation of Law; Permits.............  A-18
       Section 4.10 Employee Matters; ERISA.................  A-19
       Section 4.11 Labor Matters...........................  A-20
       Section 4.12 Environmental Matters...................  A-20
       Section 4.13 Board Action; Vote Required.............  A-21
       Section 4.14 Opinion of Financial Advisor............  A-21
       Section 4.15 Brokers.................................  A-21
       Section 4.16 Tax Matters.............................  A-21
       Section 4.17 Intellectual Property...................  A-22
       Section 4.18 Insurance...............................  A-22
       Section 4.19 Contracts and Commitments...............  A-22
       Section 4.20 Accounting and Tax Matters..............  A-23
       Section 4.21 Ownership of Shares of Fred Meyer.......  A-23
       Section 4.22 Rights Agreement........................  A-23
       Section 4.23 Year 2000 Compliance....................  A-23
ARTICLE V...................................................  A-23
       Section 5.1 Interim Operations of Fred Meyer.........  A-23
       Section 5.2 Interim Operations of Kroger.............  A-25
       Section 5.3 No Solicitation by Fred Meyer............  A-26
       Section 5.4 No Solicitation by Kroger................  A-27
       Section 5.5 Charitable Contribution..................  A-28
ARTICLE VI..................................................  A-28
       Section 6.1 Meetings of Stockholders.................  A-28
       Section 6.2 Filings Best Efforts.....................  A-29
       Section 6.3 Publicity................................  A-30
       Section 6.4 Registration Statement...................  A-30
       Section 6.5 Authorized Shares; Listing Application...  A-30
       Section 6.6 Further Action...........................  A-31
       Section 6.7 Expenses.................................  A-31
       Section 6.8 Notification of Certain Matters..........  A-31
       Section 6.9 Access to Information....................  A-31
       Section 6.10 Review of Information...................  A-32
       Section 6.11 Indemnification; Directors' and
        Officers' Insurance.................................  A-32
       Section 6.12 Employee Benefit Plans..................  A-32
       Section 6.13 Kroger Board of Directors and
        Officers............................................  A-33
       Section 6.14 Affiliates..............................  A-34
       Section 6.15 Pooling-of-Interests....................  A-34
       Section 6.16 Tax-Free Reorganization.................  A-34
       Section 6.17 Accountant's Comfort Letters............  A-34
       Section 6.18 Accountant's Pooling Letters............  A-34

                                                              PAGE
                                                              ----
ARTICLE VII.................................................  A-35
       Section 7.1 Conditions to Obligations of the Parties
        to Consummate the Merger............................  A-35
       Section 7.2 Additional Conditions to Obligations of
        Kroger and Jobsite Holdings.........................  A-35
       Section 7.3 Additional Conditions to Obligations of
        Fred Meyer..........................................  A-36
ARTICLE VIII................................................  A-36
       Section 8.1 Termination..............................  A-36
       Section 8.2 Effect of Termination and Abandonment....  A-37
       Section 8.3 Amendment................................  A-38
ARTICLE IX..................................................  A-38
       Section 9.1 Non-Survival of Representations,
        Warranties and Agreements...........................  A-38
       Section 9.2 Notices..................................  A-38
       Section 9.3 Certain Definitions; Interpretation......  A-39
       Section 9.4 Headings.................................  A-40
       Section 9.5 Severability.............................  A-40
       Section 9.6 Entire Agreement; No Third-Party
        Beneficiaries.......................................  A-40
       Section 9.7 Assignment...............................  A-40
       Section 9.8 Governing Law............................  A-40
       Section 9.9 Counterparts.............................  A-41
Exhibits
       Exhibit A          Certificate of Incorporation of
        Surviving Corporation
       Exhibit B          Affiliate Letters
       Exhibit C          Pooling Letters

                             INDEX OF DEFINED TERMS

                        DEFINED TERM                               SECTION
                        ------------                               -------
Additional Fred Meyer Termination Fee.......................         8.2(b)(i)
Additional Kroger Termination Fee...........................        8.2(b)(ii)
affiliate...................................................         9.3(a)(v)
Agreement...................................................          preamble
Closing.....................................................            1.2(a)
Closing Date................................................            1.2(a)
Code........................................................          recitals
Confidentiality Agreement...................................            6.9(b)
Consents....................................................            7.2(d)
control.....................................................        9.3(a)(vi)
Current Premium.............................................           6.11(b)
D&O Insurance...............................................           6.11(b)
Deloitte....................................................              6.18
DGCL........................................................               1.1
Effective Time..............................................            1.2(b)
Environmental Claim.........................................              3.12
Environmental Laws..........................................              3.12
Environmental Permits.......................................              3.12
ERISA.......................................................       9.3(a)(vii)
Exchange Act................................................            3.5(b)
Exchange Agent..............................................            2.5(a)
Exchange Fund...............................................            2.5(a)
Exchange Ratio..............................................            2.2(a)
Excluded Shares.............................................            2.2(a)
Fees and Expenses...........................................            8.2(c)
Filings.....................................................            7.2(d)
Form S-4....................................................               6.4
Fred Meyer..................................................          preamble
Fred Meyer Acquisition Proposal.............................            5.3(c)
Fred Meyer Acquisition Transaction..........................            5.3(c)
Fred Meyer Benefit Plan.....................................           3.10(a)
Fred Meyer Business Combination Proposal....................         8.2(b)(i)
Fred Meyer Capital Stock Disclosure Date....................            3.3(a)
Fred Meyer Certificate of Incorporation.....................       3.2. 1.4(a)
Fred Meyer Common Stock.....................................          recitals
Fred Meyer Contracts........................................              3.19
Fred Meyer Disclosure Letter................................       Article III
Fred Meyer Employee.........................................           3.10(b)
Fred Meyer Employees........................................           3.10(b)
Fred Meyer Equity Rights....................................            3.3(a)
Fred Meyer ERISA Affiliate..................................           3.10(d)
Fred Meyer Material Adverse Effect..........................         9.3(a)(i)
Fred Meyer Multiemployer Plan...............................           3.10(a)
Fred Meyer Options..........................................            2.8(a)
Fred Meyer Pension Plan.....................................           3.10(c)
Fred Meyer Preferred Stock..................................            3.3(a)
Fred Meyer SEC Reports......................................            3.6(a)
Fred Meyer Shares...........................................          recitals
Fred Meyer Stock Option Agreement...........................          recitals
GAAP........................................................          recitals
Governmental Entity.........................................            3.5(b)
Hazardous Materials.........................................              3.12
HSR Act.....................................................            3.5(b)

                        DEFINED TERM                               SECTION
                        ------------                               -------
Indemnified Parties.........................................           6.11(a)
Initial Fred Meyer Termination Fee..........................         8.2(b)(i)
Initial Kroger Termination Fee..............................        8.2(b)(ii)
Jobsite Holdings............................................          preamble
knowledge...................................................      9.3(a)(viii)
Kroger......................................................          preamble
Kroger Acquisition Proposal.................................            5.4(c)
Kroger Acquisition Transaction..............................            5.4(c)
Kroger Articles of Incorporation............................        Article IV
Kroger Benefit Plan.........................................           4.10(a)
Kroger Business Combination Proposal........................        8.2(b)(ii)
Kroger Capital Stock Disclosure Date........................            4.3(a)
Kroger Common Stock.........................................          recitals
Kroger Contracts............................................              4.19
Kroger Disclosure Letter....................................        Article IV
Kroger Employee.............................................           4.10(b)
Kroger Employees............................................           4.10(b)
Kroger Equity Rights........................................            4.3(a)
Kroger ERISA Affiliate......................................           4.10(d)
Kroger Material Adverse Effect..............................        9.3(a)(ii)
Kroger Multiemployer Plan...................................           4.10(a)
Kroger Pension Plan.........................................           4.10(c)
Kroger Preferred Stock......................................            4.3(a)
Kroger Right................................................            2.2(a)
Kroger Rights...............................................              4.22
Kroger Rights Agreement.....................................      4.22. 2.2(a)
Kroger SEC Reports..........................................            4.6(a)
Kroger Shares...............................................          recitals
Kroger Stock Option Agreement...............................          recitals
Merger......................................................          recitals
Merger Sub..................................................          preamble
New Fred Meyer Options......................................            2.8(a)
NYSE........................................................               4.4
OGCL........................................................              2.10
Parties.....................................................          preamble
Party.......................................................          preamble
Pension Plan................................................           3.10(c)
Person......................................................        9.3(a)(ix)
Proxy Statement/Prospectus..................................               6.4
PwC.........................................................              6.18
Release.....................................................              3.12
Representative..............................................            5.3(b)
SEC.........................................................          recitals
Securities Act..............................................            3.5(b)
Significant Subsidiary......................................         9.3(a)(x)
Stock Option Agreements.....................................          recitals
Subsidiary..................................................        9.3(a)(xi)
Surviving Corporation.......................................               1.1
Tax.........................................................              3.16
Tax Return..................................................              3.16
Taxable.....................................................              3.16
Taxes.......................................................              3.16
Termination Date............................................            8.1(b)

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

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 18, 1998 (this "Agreement"), by and among The Kroger Co. ("Kroger"), an Ohio corporation, Jobsite Holdings, Inc. ("Jobsite Holdings" or "Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Kroger, and Fred Meyer, Inc. ("Fred Meyer"), a Delaware corporation. Kroger and Fred Meyer are sometimes referred to herein, individually, as a "Party," and together, as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Kroger, Jobsite Holdings and Fred Meyer have each determined that the merger of Jobsite Holdings with and into Fred Meyer (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable, fair to and in the best interests of their respective corporations and stockholders and have approved the Merger;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder;

     WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a pooling-of-interests under United States generally accepted accounting principles ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission (the "SEC").

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Kroger's willingness to enter into this Agreement, Kroger and Fred Meyer have executed and delivered a Stock Option Agreement, dated as of the date hereof (the "Fred Meyer Stock Option Agreement"), pursuant to which Fred Meyer is granting to Kroger an option to purchase, under certain circumstances, up to a number of shares of common stock, par value $.01 per share, of Fred Meyer (the "Fred Meyer Common Stock" or "Fred Meyer Shares") equal to 19.9% of the outstanding shares of Fred Meyer Common Stock with an exercise price of $44.125 per share.

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Fred Meyer's willingness to enter into this Agreement, Fred Meyer and Kroger have executed and delivered a Stock Option Agreement, dated as of the date hereof (the "Kroger Stock Option Agreement" and together with the Fred Meyer Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Kroger is granting to Fred Meyer an option to purchase, under certain circumstances, up to a number of shares of common stock, par value $1.00 per share, of Kroger, together with the associated preferred stock purchase rights (the "Kroger Common Stock" or "Kroger Shares") equal to 19.9% of the outstanding shares of Kroger Common Stock with an exercise price of $50.00 per share.

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Kroger's willingness to enter into this Agreement, Kroger and certain stockholders of Fred Meyer have executed and delivered Voting Agreements, dated as of this date.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows (certain capitalized terms used herein are defined in Section 9.3):

                                   ARTICLE I

     Section 1.1 The Merger. At the Effective Time (as defined) and subject to and upon the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Jobsite Holdings shall be merged with and into Fred Meyer and the separate corporate existence of Jobsite Holdings shall cease. Fred Meyer shall continue as the surviving corporation (sometimes referred to as the "Surviving Corporation") in the Merger, and as of the Effective Time shall be a wholly-owned subsidiary of Kroger. The Merger shall have the effects specified in Section 259(a) of the DGCL.

     Section 1.2 The Closing; Effective Time. (a) The closing of the Merger (the "Closing") shall take place (i) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at 10:00 A.M. local time, on the second business day following the date on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place, time and/or date as Kroger and Fred Meyer shall agree (the date of the Closing, the "Closing Date").

     (b) On the Closing Date, Kroger, Fred Meyer and Jobsite Holdings shall cause a certificate of merger in respect of the Merger to be properly executed and filed with the Secretary of State of the State of Delaware as provided in
Section 251 of the DGCL. The Merger shall become effective at such time at which the certificate of merger shall be duly filed with Secretary of State of Delaware or at such later time reflected in the certificate of merger as shall be agreed by Kroger and Fred Meyer (the time that the Merger becomes effective, the "Effective Time").

     Section 1.3 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation (as defined) or otherwise to carry out the intent of this Agreement.

     Section 1.4 Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation. Unless otherwise agreed by Kroger and Fred Meyer prior to the Closing, at the Effective Time:

          (a) The certificate of incorporation attached hereto as Exhibit A shall be at and after the Effective Time (until amended as provided by law and by that certificate of incorporation) the certificate of incorporation of the Surviving Corporation.

          (b) The bylaws of Jobsite Holdings as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation, as applicable) the bylaws of the Surviving Corporation;

          (c) The officers of Fred Meyer immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

          (d) The directors of Jobsite Holdings immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE II

     Section 2.1 Treatment of Capital Stock. The manner and basis of converting the shares of common stock of Fred Meyer and Jobsite Holdings, by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Article II.

     Section 2.2 Conversion of Common Stock. (a) Each share of Fred Meyer Common Stock issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of Fred Meyer, by any of its Subsidiaries (as defined) or by Kroger or any of its Subsidiaries (collectively, the "Excluded Shares")), and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder, forthwith cease to exist and be converted into the right to receive one (1) (the "Exchange Ratio") validly issued, fully paid and nonassessable share of Kroger Common Stock. Holders of Shares of Fred Meyer Common Stock shall also have the right to receive together with each share of Kroger Common Stock issued at the Effective Time, one associated right (an "Kroger Right") in accordance with the Rights Agreement, dated as of April 4, 1997, between Kroger and the Bank of New York, as Rights Agent (the "Kroger Rights Agreement"). Reference to the shares of Kroger Common Stock issuable at the Effective Time shall be deemed to include the associated Kroger Rights.

     (b) Except as otherwise provided, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Fred Meyer Common Stock shall evidence the right to receive shares of Kroger Common Stock on the basis set forth in paragraph (a) above.

     Section 2.3 Cancellation of Excluded Shares. At the Effective Time, each Excluded Share, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be canceled and retired, and no shares of stock or other securities of Kroger or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made or paid in respect of the Excluded Share.

     Section 2.4 Conversion of Common Stock of Jobsite Holdings. At the Effective Time, each share of common stock of Jobsite Holdings issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Kroger, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     Section 2.5 Exchange Agent; Exchange Procedures. (a) Subject to the terms and conditions of this Agreement, at or prior to the Effective Time, Kroger shall appoint Bank of New York, or such other exchange agent selected by Kroger that is reasonably acceptable to Fred Meyer (the "Exchange Agent"), to effect the exchange of Fred Meyer Shares for shares of Kroger Common Stock in accordance with the provisions of this Article II. As soon as reasonably practicable following the Effective Time, Kroger shall deposit, or cause to be deposited, with the Exchange Agent certificates representing the shares of Kroger Common Stock to be issued in the Merger, and the amount of any dividends or distributions in accordance with Section 2.5(b) (the "Exchange Fund").

     (b) As soon as reasonably practicable after the Effective Time, Kroger shall instruct the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented Fred Meyer Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery to the Exchange Agent and shall be in such form and have such other provisions as Kroger shall reasonably specify) and (ii) instructions for use in effecting the surrender of certificates which immediately prior to the Effective Time represented Fred Meyer Shares for certificates representing shares of Kroger Common Stock. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such certificate or certificates representing Fred Meyer Shares, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder shall be entitled to receive a certificate or certificates representing the number of whole shares of Kroger Common Stock into which the shares of Fred Meyer Common Stock which immediately prior to the Effective Time were represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2. Unless and until any certificate or certificates which immediately prior to the Effective Time represented shares of Fred Meyer Common Stock are so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Kroger Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate or certificates. Except as otherwise provided, upon the surrender of any certificate or certificates which immediately prior to the Effective Time represented Fred Meyer Shares, the record holder of the certificate or certificates representing shares of Kroger Common Stock issued in exchange therefor shall be entitled to receive (i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, payable in respect of such shares of Kroger Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the date of such surrender, payable in respect of such shares of Kroger Common Stock. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

     (c) Notwithstanding anything in this Agreement to the contrary, certificates surrendered for exchange by any "affiliate" (as defined) of Fred Meyer shall not be exchanged for shares of Kroger Common Stock until Kroger shall have received a signed agreement from the "affiliate" as provided in
Section 6.14.

     Section 2.6 Transfer Books. The stock transfer books of Fred Meyer shall be closed at the Effective Time and no transfer of any Fred Meyer Shares will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Fred Meyer Shares that is not registered in the stock transfer records of Fred Meyer at the Effective Time, a certificate or certificates representing the number of full shares of Kroger Common Stock into which such Fred Meyer Shares shall have been converted in the Merger shall be issued to the transferee together with a cash payment in accordance with Section 2.5(b) of dividends or distributions, if any, only if the certificate or certificates which immediately prior to the Effective Time represented such Fred Meyer Shares are surrendered as provided in Section 2.5, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

     Section 2.7 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed one year after the Effective Time shall be delivered to Kroger upon demand, and each holder of Fred Meyer Shares who had not theretofore surrendered certificates or certificates which immediately prior to the Effective Time represented Fred Meyer Shares in accordance with the provisions of this Article II shall thereafter look only to Kroger for satisfaction of such holder's claims for shares of Kroger Common Stock and any dividends or distributions payable in accordance with Section 2.5(b). Notwithstanding the foregoing, none of Kroger, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Fred Meyer Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 2.8 Options to Purchase Fred Meyer Shares. (a) Prior to the Effective Time, Fred Meyer shall take all action reasonably necessary with respect to each of the Fred Meyer Benefit Plans (as defined) pursuant to which options to purchase Fred Meyer Shares (the "Fred Meyer Options") will be outstanding immediately prior to the Effective Time such that as of and after the Effective Time each Fred Meyer Option shall entitle the holder to purchase that number of shares of Kroger Common Stock as is equal to the product of (x) the number of shares of Fred Meyer Common Stock subject to the option immediately prior to the Effective Time and (y) the Exchange Ratio; and the exercise price per share of Kroger Common Stock subject to such option shall be equal to (x) the exercise price per share of Fred Meyer Common Stock immediately prior to the Effective Time divided by (y) the Exchange Ratio. Except as required by the terms of such Fred Meyer Option, (i) Fred Meyer shall take no action to cause any Fred Meyer Option which pursuant to its terms as in effect as of this date would not become vested or exercisable by reason of the transactions contemplated by this Agreement to become vested or exercisable in connection herewith, and (ii) nothing contained in this Agreement shall be interpreted as causing any such Fred Meyer Option to become vested or exercisable.

     (b) Notwithstanding the foregoing, the exercise price shall be rounded, if necessary, to the nearest one one-hundredth of a cent. Other than as provided in paragraph (a) above and in the prior sentence of this paragraph (b), as of and after the Effective Time, each Fred Meyer Option shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time, but giving effect to the Merger (it being understood that all Fred Meyer Options exercisable at the same price and granted on the same date shall be aggregated for this purpose).

     (c) As soon as practicable after the Effective Time, Kroger shall deliver to each holder of Fred Meyer Options a notice stating the number of shares of Kroger Common Stock then covered by such Fred Meyer Options, the exercise price per share for each such share of Kroger Common Stock and an acknowledgment that, except for the conversion of the Fred Meyer Options into options to purchase shares of Kroger Common Stock as described in such notice, the provisions of the Fred Meyer Benefit Plans pursuant to which such Fred Meyer

Options were originally granted and the agreements evidencing the grants of such Fred Meyer Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8 after giving effect to the Merger and the terms of the relevant Fred Meyer Benefit Plan).

     (d) Kroger shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Kroger Common Stock for delivery upon exercise of all of the Fred Meyer Options in accordance with this Section 2.8. As soon as practicable after the Effective Time, Kroger shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Kroger Common Stock subject to the Fred Meyer Options and shall use all reasonable efforts to maintain the effectiveness of this registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Fred Meyer Options remain outstanding.

     Section 2.9 Warrants to Purchase Fred Meyer Shares. At the Effective Time, Kroger will execute a supplemental warrant agreement as required by Section 9(l) of that certain Warrant Agreement, dated May 23, 1996, among Smith's Food & Drug Centers, Inc. and The Yucaipa Companies, as supplemented by the Supplemental Warrant Agreement, dated as of September 9, 1997.

     Section 2.10 Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Fred Meyer Shares in connection with the Merger. Appraisal rights shall be available to holders of Kroger in connection with the Merger in accordance with Sections 1701.84(D) and 1701.85 of the Ohio General Corporation Law (the "OGCL").

     Section 2.11 Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Fred Meyer Common Stock or Kroger Common Stock shall be changed into a different number of shares by reason of any stock split, combination of shares, or any dividend payable in stock shall be declared thereon with a record date within such period, the Exchange Ratio shall be appropriately adjusted and provisions shall be made for appropriate payments in lieu of the issuance of fractional shares of Kroger Common Stock in order to provide the holders of Fred Meyer Shares the same economic effect as contemplated by this Agreement prior to such event.

     Section 2.12 Restricted Stock. At the Effective Time, any shares of Fred Meyer Common Stock awarded pursuant to any plan, arrangement or transaction and outstanding immediately prior to the Effective Time shall be converted into shares of Kroger Common Stock in accordance with Section 2.2, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that these terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby.

     Section 2.13 Assignment. Notwithstanding anything in this Agreement to the contrary, Kroger may, in its sole discretion, restructure the Merger so as to substitute Kroger for Jobsite Holdings as one of the constituent corporations in the Merger and so that Fred Meyer shall merge with and into Kroger with Kroger continuing as the surviving corporation in the Merger, provided that such restructuring could not reasonably be expected to interfere with or delay (in any material respect) the consummation of the Merger by reason of any Consent relating to Kroger that would not have been required to have been obtained by Kroger had the Merger not been so restructured. In the event of such restructuring, the Parties shall promptly enter into any amendment to this Agreement necessary or desirable to provide for such restructuring.

                                  ARTICLE III

     Except as set forth in the corresponding sections or subsections of the disclosure letter, dated this date, delivered by Fred Meyer to Kroger (the "Fred Meyer Disclosure Letter"), Fred Meyer hereby represents and warrants to Kroger and Jobsite Holdings as follows:

     Section 3.1 Organization and Qualification; Subsidiaries. (a) Fred Meyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries of Fred Meyer is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each of Fred Meyer and its Subsidiaries has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect (as defined).

     (b) All of the outstanding shares of capital stock and other equity securities of the Subsidiaries of Fred Meyer have been validly issued and are fully paid and nonassessable, and are owned, directly or indirectly, by Fred Meyer, free and clear of all pledges and security interests. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Fred Meyer or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Subsidiaries of Fred Meyer. The Fred Meyer Disclosure Letter lists the name and jurisdiction of incorporation or organization of each Subsidiary of Fred Meyer.

     (c) Except for interests in its Subsidiaries, neither Fred Meyer nor any of its Subsidiaries owns directly or indirectly any equity interest in any Person or has any obligation or made any commitment to acquire any such interest or make any such investment.

     Section 3.2 Certificate of Incorporation and Bylaws. Fred Meyer has furnished, or otherwise made available, to Kroger a complete and correct copy of its Certificate of Incorporation (the "Fred Meyer Certificate of Incorporation") and its bylaws, as amended to the date of this Agreement. The Fred Meyer Certificate of Incorporation and the bylaws of Fred Meyer are in full force and effect. Fred Meyer is not in violation of any of the provisions of the Fred Meyer Certificate of Incorporation or its bylaws.

     Section 3.3 Capitalization. (a) The authorized capital stock of Fred Meyer consists of 400,000,000 shares of Fred Meyer Common Stock and 100,000,000 shares of Preferred Stock, par value $.01 per share (the "Fred Meyer Preferred Stock"). At the close of business on October 15, 1998 (the "Fred Meyer Capital Stock Disclosure Date"), (i) 154,772,188 shares of Fred Meyer Common Stock, and no shares of Fred Meyer Preferred Stock, were issued and outstanding and (ii) no shares of Fred Meyer Common Stock or Fred Meyer Preferred Stock, were held by Fred Meyer in its treasury. The Fred Meyer Disclosure Letter lists the number of shares of Fred Meyer Common Stock and Fred Meyer Preferred Stock reserved for issuance as of the Fred Meyer Capital Stock Disclosure Date under each of the Fred Meyer Benefit Plans (as defined) or otherwise. Since the Fred Meyer Capital Stock Disclosure Date until the date of this Agreement, no shares of Fred Meyer Common Stock or Fred Meyer Preferred Stock have been issued or reserved for issuance, except in respect of the exercise, conversion or exchange of Fred Meyer Equity Rights (as defined) outstanding as of the Fred Meyer Capital Stock Disclosure Date and in connection with the Fred Meyer Stock Option Agreement. For purposes of this Agreement, "Fred Meyer Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Fred Meyer or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Fred Meyer. The Fred Meyer Disclosure Letter sets forth the number and type of Fred Meyer Equity Rights (including the number and class of Fred Meyer's capital stock for or into which the Fred Meyer Equity Rights are exercisable, convertible or exchangeable and any Fred Meyer Benefit Plan pursuant to which such Fred Meyer Equity Rights were granted or issued) outstanding as of the Fred Meyer Capital Stock Disclosure Date. Other than (i) the Fred Meyer Equity Rights disclosed in the Fred Meyer Disclosure Letter; (ii) Fred Meyer Equity Rights granted pursuant to the Fred Meyer Stock Option Agreement and (iii) a warrant for 3,869,366 shares of Fred Meyer Common Stock, Fred Meyer does not have outstanding any Fred Meyer Equity Rights as of the date of this Agreement. Except as disclosed in the Fred Meyer SEC Reports (as defined), no stockholders of Fred Meyer are party to any voting agreement, voting trust or similar arrangement with respect to Fred Meyer Shares to which Fred Meyer or any Subsidiary of Fred Meyer is a Party.

     (b) There are no outstanding obligations of Fred Meyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Fred Meyer Common Stock or any Fred Meyer Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Fred Meyer Equity Rights). All of the issued and outstanding shares of Fred Meyer Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. No shares of Fred Meyer Common Stock have been repurchased by Fred Meyer or any of its Subsidiaries since October 1, 1996.

     Section 3.4 Power and Authority; Authorization; Valid & Binding. Fred Meyer has the necessary corporate power and authority to enter into and deliver this Agreement and the Stock Option Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, except that the Merger is subject to the adoption and approval of this Agreement and the Merger by Fred Meyer's stockholders as required by the DGCL. The execution and delivery of this Agreement and the Stock Option Agreements by Fred Meyer, the performance by it of its obligations hereunder and thereunder and the consummation by Fred Meyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Fred Meyer (other than with respect to the Merger and the adoption and approval of this Agreement and the Merger by its stockholders as required by the DGCL). This Agreement and the Stock Option Agreements have been duly executed and delivered by Fred Meyer and, assuming the due authorization, execution and delivery of this Agreement by Kroger and Merger Sub and the execution and delivery of the Stock Option Agreements by Kroger, each agreement constitutes a legal, valid and binding obligation of Fred Meyer enforceable against it in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Stock Option Agreements by Fred Meyer does not, and the performance by Fred Meyer of its obligations hereunder and thereunder and the consummation by Fred Meyer of the transactions contemplated hereby, and thereby will not, (i) violate or conflict with the Fred Meyer Certificate of Incorporation or the bylaws of Fred Meyer, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Fred Meyer or any of its Subsidiaries or by which any of their respective property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Fred Meyer or any of its Subsidiaries pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, Fred Meyer or any of its Subsidiaries), require the consent of any other party to, or result in any obligation on the part of Fred Meyer or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Fred Meyer or any of its Subsidiaries is a party or by which Fred Meyer, any of its Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect.

     (b) Except for applicable requirements, if any, under the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of a certificate of merger with respect to the Merger as required by the DGCL, filings with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any filings required pursuant to any state securities or "blue sky" laws, any filings required pursuant to any state liquor, gaming or pharmacy laws, any applicable requirements of any Environmental Laws (as defined) governing the transfer of any interest in real property or of business operations (including, without limitation, transfer acts, notifications and deed restrictions), the transfer of application requirements with respect to the environmental permits of Fred Meyer or its Subsidiaries, filings or other actions required pursuant to the rules and regulations of any stock exchange on which the Fred Meyer Shares are listed, and approval of stockholders under the DGCL or under the rules and regulations of the NYSE, neither Fred Meyer nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity (as herein defined) in connection with the execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the Merger, except for such notices, reports or filings that, if not made, would not, individually or
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in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse
Effect. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, court, agency, commission or other governmental entity or any securities exchange or other self-regulatory body, domestic or foreign ("Governmental Entity"), is required to be obtained by Fred Meyer or any of its Subsidiaries in connection with its execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the transactions contemplated hereby and thereunder except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have, a Fred Meyer Material Adverse Effect.

     Section 3.6 SEC Reports; Financial Statements. (a) Fred Meyer and its predecessors have filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by them with the SEC since January 29, 1995, including any amendments or supplements (collectively, including any such forms, reports and documents filed after this date, the "Fred Meyer SEC Reports"), and, with respect to the Fred Meyer SEC Reports filed by Fred Meyer after the date hereof and prior to the Closing Date, will deliver or make available to Kroger all of its Fred Meyer SEC Reports in the form filed with the SEC. The Fred Meyer SEC Reports (i) were (and any Fred Meyer SEC Reports filed after this date will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Fred Meyer SEC Reports filed after this date will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Fred Meyer SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Fred Meyer SEC Reports filed after this date, will fairly present in all material respects) the consolidated financial position of Fred Meyer and its consolidated subsidiaries as of the respective dates and the consolidated results of operations, retained earnings and cash flows of Fred Meyer and its consolidated subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes) and the rules and regulations of the SEC, except with respect to interim financial statements for normal year-end adjustments which were not or are not expected to be, as the case may be, individually or in the aggregate, material in amount and did not or will not, as the case may be, include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC.

     Section 3.7 Absence of Certain Changes. Except as disclosed in the Fred Meyer SEC Reports filed prior to this date, (a) since the end of Fred Meyer's fiscal year last ended, Fred Meyer and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change in the financial condition, business, prospects or results of operations of Fred Meyer and its Subsidiaries, or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Fred Meyer Material Adverse Effect and (b) since the end of Fred Meyer's fiscal year last ended until this date there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Fred Meyer; (ii) any change by Fred Meyer to its accounting policies, practices or methods; (iii) other than in the ordinary course of business consistent with past practice, any material tax election made or changed, any audit settled or any amended Tax Returns (as defined) filed; (iv) any amendment or change to the terms of any of its indebtedness material to Fred Meyer and its Subsidiaries taken as a whole; (v) any incurrence of any material indebtedness outside of the ordinary course of business; (vi) outside the ordinary course of business, any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to Fred Meyer and its Subsidiaries taken as a whole; (vii) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Fred Meyer or its Subsidiaries material to Fred Meyer and its Subsidiaries taken as a whole, whether or not covered by insurance; (viii) except in the ordinary course of business consistent with past practice for employees other than executive officers or directors, or except as required by applicable law or pursuant to a contractual obligation in effect as of the date of this Agreement, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any
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

employment or consulting agreement with any officer, director or other key employee, or any amendment to any Fred Meyer Benefit Plan or adoption or execution of any new employee benefit plan for the benefit of any officer, director or other key employee (including, without limitation, the Fred Meyer Benefit Plans referred to in Section 3.10) or (B) any grant of any stock options or other equity related award; or (ix) any agreement or commitment entered into with respect to any of the foregoing.

     Section 3.8 Litigation and Liabilities. (a) Except as disclosed in the Fred Meyer SEC Reports filed prior to this date, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the knowledge of Fred Meyer, hearings or investigations, pending or, to the knowledge of Fred Meyer, threatened against Fred Meyer or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect.

     (b) Neither Fred Meyer nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect except (i) liabilities described in the Fred Meyer SEC Reports filed with the SEC prior to the date hereof or reflected on Fred Meyer's consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Fred Meyer SEC Reports or (ii) liabilities permitted to be incurred pursuant to Section 5.1.

     Section 3.9 No Violation of Law; Permits. The business of Fred Meyer and each of its Subsidiaries is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and Fred Meyer and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect. Neither Fred Meyer nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, is a party to any commitment letter or similar undertaking to, is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business (whether the type of business, the location or otherwise) and which, individually or in the aggregate, would reasonably be expected to have a Fred Meyer Material Adverse Effect, nor to the knowledge of Fred Meyer, has Fred Meyer been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

     Section 3.10 Employee Matters; ERISA. (a) Set forth in the Fred Meyer Disclosure Letter is a complete list of each Fred Meyer Benefit Plan and each Fred Meyer Multiemployer Plan. The term "Fred Meyer Benefit Plan" shall mean (i) each plan, program, policy, contract or agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract, in each case, with respect to which Fred Meyer or any Subsidiary of Fred Meyer has or may have any liability (accrued, contingent or otherwise). The term "Fred Meyer Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA in respect to which Fred Meyer or any Subsidiary of Fred Meyer has or may have any liability (accrued, contingent or otherwise).

     (b) Fred Meyer has used all commercially reasonable efforts to provide or make available to Kroger (i) current, accurate and complete copies of all documents embodying each Fred Meyer Benefit Plan, including all amendments, written interpretations (which could be regarded as increasing the liabilities of Fred Meyer) and all trust or funding arrangements with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Fred Meyer Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules), if any, required under ERISA in connection with each Fred Meyer Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Fred Meyer Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if any Fred Meyer Benefit Plan is funded, the most recent annual and periodic accounting of such Fred Meyer Benefit Plan's assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Fred Meyer Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of Fred Meyer or any Subsidiary of Fred Meyer (each, a "Fred Meyer Employee" and collectively, the "Fred Meyer Employees") relating to each Fred Meyer Benefit Plan (which communication could be regarded as increasing the liabilities of Fred Meyer and its Subsidiaries taken as a whole under the relevant Fred Meyer Benefit Plan). The liabilities arising under those documents that Fred Meyer has been unable to produce, to the extent not reflected in Fred Meyer's financial statements, would not reasonably be expected to have a Fred Meyer Material Adverse Effect.

     (c) All Fred Meyer Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have a Fred Meyer Material Adverse Effect. Each Fred Meyer Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code (each, an "Fred Meyer Pension Plan"), has received a favorable determination letter from the Internal Revenue Service, and Fred Meyer is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of this qualified status. Except as otherwise set forth in the Fred Meyer Disclosure Letter or in the Fred Meyer SEC Reports filed prior to this date, there is no pending or, to Fred Meyer's knowledge, threatened, claim, litigation, proceeding, audit, examination or investigation relating to any Fred Meyer Benefit Plans or any Fred Meyer Employees that, individually or in the aggregate, would reasonably be expected to have a Fred Meyer Material Adverse Effect. With respect to the Voluntary Compliance Resolution filing with the Internal Revenue Service for the Ralph's Food 4 Less Employee Stock Ownership Plan, the Ralph's UFCW Employee Stock Ownership Plan and the Ralph's Teamsters Employee Stock Ownership Plan, Fred Meyer expects that the matter will be resolved without having a Fred Meyer Material Adverse Effect.

     (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by Fred Meyer or any Subsidiaries of Fred Meyer or any entity which is considered a single employer with Fred Meyer or any Subsidiary of Fred Meyer under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "Fred Meyer ERISA Affiliate"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Fred Meyer Pension Plan within the past twelve (12) months.

     (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made under the terms of any Fred Meyer Benefit Plan have been made. No Fred Meyer Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Fred Meyer nor any Subsidiaries of Fred Meyer nor any Fred Meyer ERISA Affiliate has provided, or is required to provide, security to any Fred Meyer Pension Plan pursuant to Section 401(a)(29) of the Code.

     (f) As of the Closing Date, neither Fred Meyer, any Subsidiary of Fred Meyer nor any Fred Meyer ERISA Affiliate will have incurred any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Closing Date that has not previously been satisfied. Neither Fred Meyer, any Subsidiary of Fred Meyer nor any Fred Meyer ERISA Affiliate has knowledge that any Fred Meyer Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA nor of any condition that would reasonably be expected to result in a Fred Meyer Multiemployer Plan becoming insolvent or going into reorganization.

     (g) Except as set forth in the Fred Meyer Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Fred Meyer Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Fred Meyer Employee, or

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

(ii) result in the triggering or imposition of any restrictions or limitations on the right of Fred Meyer, any Subsidiary of Fred Meyer or Kroger to amend or terminate any Fred Meyer Benefit Plan. Except as set forth in the Fred Meyer Disclosure Letter, no payment or benefit which will or may be made by Fred Meyer, any Subsidiary of Fred Meyer, Kroger or any of their respective affiliates with respect to any Fred Meyer Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     Section 3.11 Labor Matters. (a) Except as set forth in the Fred Meyer SEC Reports filed prior to this date, and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect, no work stoppage, slowdown, lockout or labor strike against Fred Meyer or any Subsidiary of Fred Meyer by Fred Meyer Employees (or any union that represents them) is pending or, to the knowledge of Fred Meyer, threatened.

     (b) Except as set forth in the Fred Meyer SEC Reports filed prior to this date and as, individually or in the aggregate, would not reasonably be expected to have a Fred Meyer Material Adverse Effect, as of the date of this Agreement, neither Fred Meyer nor any Subsidiary of Fred Meyer is involved in or, to the knowledge of Fred Meyer, threatened with, any labor dispute, grievance, arbitration or union organizing activity (by it or any of its employees) involving any Fred Meyer Employees.

     Section 3.12 Environmental Matters. Except as set forth in the Fred Meyer SEC Reports filed prior to this date and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect:

           (i) Fred Meyer and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and neither Fred Meyer nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that Fred Meyer or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

           (ii) Fred Meyer and each of its Subsidiaries has obtained or has applied for all applicable environmental, health and safety permits, licenses, variances, approvals and authorizations required under Environmental Laws (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all those Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and Fred Meyer and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

          (iii) There is no Environmental Claim (as defined) pending or, to the knowledge of Fred Meyer, threatened (i) against Fred Meyer or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Fred Meyer or any of its Subsidiaries, or (iii) against any real or personal property or operations which Fred Meyer or any of its Subsidiaries owns, leases or operates, in whole or in part.

           (iv) There have been no Releases (as defined) of any Hazardous Material (as defined) that would be reasonably likely to form the basis of any Environmental Claim against Fred Meyer or any of its Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Fred Meyer or any of its Subsidiaries.

           (v) None of the properties owned, leased or operated by Fred Meyer, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites or any analogous state list (excluding easements that transgress those Superfund sites).

     For purposes of this Agreement:

           (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or

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

     resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the representing Party or any of its Subsidiaries; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

           (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws, rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

          (iii) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBs"), radioactive materials, ionizing radiation, electromagnetic field radiation or microwave transmissions; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and
     (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

           (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

     Section 3.13 Board Action; Vote Required. (a) Fred Meyer's Board of Directors has approved this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the Merger, has determined that the Merger is in the best interests of Fred Meyer and its stockholders and has resolved to recommend to stockholders that they vote in favor of approving and adopting this Agreement and approving the Merger. Neither
Section 203 of the DGCL nor any other state takeover or similar statute or regulation applies to the Merger, this Agreement, the Fred Meyer Stock Option Agreement (including the purchase of shares of Fred Meyer Common Stock thereunder) or any of the transactions contemplated hereby or thereby. In connection with each Fred Meyer Benefit Plan under which a holder of an option granted pursuant thereto would be entitled, in respect of such option, to receive cash upon a change of control, the Board of Directors (or the appropriate Committee thereof) has taken all necessary action so that in connection with the Merger such holder would be entitled to exercise this option solely for shares of Fred Meyer Common Stock or, following the Merger, Kroger Common Stock.

     (b) The affirmative vote of the holders of a majority of all of the outstanding shares of Fred Meyer Common Stock is necessary to approve and adopt this Agreement and the Merger. Such vote is the only vote of the holders of any class or series of Fred Meyer's capital stock required to approve this Agreement and the transactions contemplated hereby.

     Section 3.14 Opinion of Financial Advisor. Fred Meyer or its Board of Directors has received the opinion of Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, dated as of this date, to the effect that, as of this date, the Exchange Ratio is fair to the holders of shares of Fred Meyer Common Stock from a financial point of view.

     Section 3.15 Brokers. Set forth in the Fred Meyer Disclosure Letter is a list of each broker, finder or investment banker and other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made

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

by or on behalf of Fred Meyer or any of its Subsidiaries and the expected amounts of such fees and commissions. Fred Meyer has previously provided to Kroger copies of any agreements giving rise to any such fee or commission.

     Section 3.16 Tax Matters. (a) All Tax Returns required to be filed by Fred Meyer or its Subsidiaries on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions and all such Tax Returns are (or, as to Tax Returns not filed on the date hereof, will be) complete and accurate in all material respects, except where the failure to so file or to be complete and accurate would not, individually or in the aggregate, reasonably be expected to be material and except with respect to matters contested in good faith as set forth in the Fred Meyer Disclosure Letter.

     (b) All material Taxes (as herein defined) that are required to be paid, either (i) have been fully paid (except with respect to matters contested in good faith as set forth in the Fred Meyer Disclosure Letter) or (ii) are adequately reflected as a liability on Fred Meyer's or its Subsidiaries' books and records. All Taxes required to be collected or withheld from third parties have been collected or withheld in all material respects.

     (c) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Fred Meyer and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements, except where the failure to so accrue would not, individually or in the aggregate, reasonably be expected to be material.

     (d) Fred Meyer and each of its Subsidiaries have not waived any statute of limitations, or agreed to any extension of time, with respect to federal income or material state Taxes or a material Tax assessment or deficiency.

     (e) As of this date, (i) there are not pending or, to the knowledge of Fred Meyer, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and (ii) there are not any unresolved questions or claims concerning Fred Meyer's or any of its Subsidiaries' Tax liability that (x) were raised by any Taxing authority in a communication to Fred Meyer or any Subsidiary and (y) would be, individually or in the aggregate, material to Fred Meyer and its Subsidiaries taken as a whole, after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in the Fred Meyer SEC Reports filed prior to this date.

     (f) Fred Meyer has made available to Kroger correct and complete copies of the United States federal income and all material state income or franchise Tax Returns filed by Fred Meyer and its Subsidiaries for each of its fiscal years ended on or about January 31, 1996, 1997 and 1998.

     (g) Fred Meyer has not distributed the stock of a "controlled corporation" (within the meaning of that term as used in section 355(a) of the Code) in a transaction subject to section 355 of the Code within the past two years.

     As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, license, premium, environmental (including taxes under Section 59A of the Code), capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, transfer, property, withholding, excise, production, occupation, windfall profits, customs duties, social security (or similar), registration, value added, alternative or add-on minimum, estimated, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns and any amendment thereto) required to be supplied to a Tax authority relating to Taxes.

     Section 3.17 Intellectual Property. Neither Fred Meyer nor any of its Subsidiaries currently utilizes, or to the knowledge of the general counsel and members of the legal department of Fred Meyer involved in intellectual property, has in the past utilized, any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Fred Meyer or its Subsidiaries in their business operations, and neither Fred Meyer nor any of its Subsidiaries infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another Person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect. Fred Meyer and its Subsidiaries own, have a valid license to use or have the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on their respective businesses substantially as currently conducted except the failure of which to own, validly license or have the right validly to use, individually or in the aggregate, would not reasonably be expected to have a Fred Meyer Material Adverse Effect.

     Section 3.18 Insurance. Except to the extent adequately accrued on the most recent balance sheet contained in the Fred Meyer SEC Reports filed as of this date, neither Fred Meyer nor its Subsidiaries has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro-premiums" that, individually or in the aggregate, would reasonably be expected to have a Fred Meyer Material Adverse Effect.

     Section 3.19 Contracts and Commitments. Set forth in the Fred Meyer Disclosure Letter is a complete and accurate list of all of the following contracts (written or oral), plans, undertakings, commitments or agreements ("Fred Meyer Contracts") to which Fred Meyer or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

          (a) each distribution, supply, inventory purchase, franchise, license, sales, agency or advertising contract involving annual expenditures or liabilities in excess of $30,000,000 which is not cancelable (without material penalty, cost or other liability) within one year;

          (b) each promissory note, loan, agreement, indenture, evidence of indebtedness or other instrument providing for the lending of money, whether as borrower, lender or guarantor, in excess of $20,000,000;

          (c) each contract, lease, agreement, instrument or other arrangement (excluding jewelry store leases) containing any "radius clause" applicable to markets in which Kroger has operations;

          (d) each joint venture or partnership agreement pursuant to which any third party is entitled to develop any property and/or facility on behalf of Fred Meyer or any of its Subsidiaries material to Fred Meyer and its Subsidiaries taken as a whole; and

          (e) any contract that would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

     Correct and complete copies of the written Fred Meyer Contracts, as amended to date, that would be required to be filed as exhibits to Fred Meyer's Form 10-K if such Form 10-K were being filed on this date, that have not been filed prior to the date hereof as Exhibits to the Fred Meyer SEC Reports have been delivered or made available to Kroger.

     Each Fred Meyer Contract is valid and binding on Fred Meyer, and any Subsidiary of Fred Meyer which is a party thereto and, to the knowledge of Fred Meyer, each other party thereto and is in full force and effect, and Fred Meyer and its Subsidiaries have performed and complied with all obligations required to be performed or compiled with by them under each Fred Meyer Contract, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect.

     Section 3.20 Accounting and Tax Matters. Neither Fred Meyer nor any of its affiliates has taken or agreed to take any action, nor does Fred Meyer have any knowledge of any fact or circumstance with respect to Fred Meyer, that would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling-of-interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

     Section 3.21 Ownership of Shares of Kroger. Fred Meyer and its Subsidiaries do not beneficially own (as defined in Rule 13d-3 under the Exchange Act) any capital stock or other equity securities of Kroger or any Kroger Equity Rights (as herein defined) other than pursuant to the Kroger Stock Option Agreement.

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     Section 3.22 Year 2000 Compliance. The software and hardware operated by
Fred Meyer and its Subsidiaries are capable of providing or are being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except as would not have a Fred Meyer Material Adverse Effect. To the knowledge of the executive officers of Fred Meyer, the ability of Fred Meyer's significant suppliers, customers and others with which it conducts business to identify and resolve their own Year 2000 issues will not have a Fred Meyer Material Adverse Effect. Prior to the date hereof, Fred Meyer has discussed with Kroger and its advisors the material steps that it and its Subsidiaries have taken to become Year 2000 compliant and the costs Fred Meyer expects to incur in connection therewith.

                                   ARTICLE IV

     Except as set forth in the corresponding sections or subsections of the disclosure letter, dated this date, delivered by Kroger to Fred Meyer (the "Kroger Disclosure Letter"), Kroger and Jobsite Holdings hereby represent and warrant to Fred Meyer as follows:

     Section 4.1 Organization and Qualification; Subsidiaries. (a) Kroger is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the Subsidiaries of Kroger (including Jobsite Holdings) is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each of Kroger and its Subsidiaries has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect (as defined).

     (b) All of the outstanding shares of capital stock and other equity securities of the Subsidiaries of Kroger (including Jobsite Holdings) have been validly issued and are fully paid and nonassessable, and are owned, directly or indirectly, by Kroger, free and clear of all pledges and security interests. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Kroger or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Subsidiaries of Kroger (including Jobsite Holdings). The Kroger Disclosure Letter lists the name and jurisdiction of incorporation or organization of each Subsidiary of Kroger.

     (c) Except for interests in Subsidiaries, neither Kroger nor any of its Subsidiaries owns directly or indirectly any equity interest in any Person or, other than pursuant to this Agreement, has any obligation or made any commitment to acquire any such interest or make any such investment.

     Section 4.2 Articles of Incorporation and Regulations. Kroger has furnished, or otherwise made available, to Fred Meyer a complete and correct copy of its articles of incorporation (the "Kroger Articles of Incorporation") and its regulation, in each case as amended to the date of this Agreement. The Kroger Certificate of Incorporation and the regulations of Kroger are in full force and effect. Kroger is not in violation of any of the provisions of the Kroger Articles of Incorporation or the regulations of Kroger.

     Section 4.3 Capitalization. (a) The authorized capital stock of Kroger consists of 350,000,000 shares of Kroger Common Stock and 5,000,000 shares of Preferred Stock, par value $100.00 per share (the "Kroger Preferred Stock"). At the close of business on October 13, 1998 (the "Kroger Capital Stock Disclosure Date"), (i) 280,937,046 shares of Kroger Common Stock, and no shares of Kroger Preferred Stock, were issued and outstanding and (ii) 24,836,361 shares of Kroger Common Stock, and no shares of Kroger Preferred Stock, were held by Kroger in its treasury. The Kroger Disclosure Letter lists the number of shares of Kroger Common Stock and Kroger Preferred Stock reserved for issuance as of the Kroger Capital Stock Disclosure Date under each of the Kroger Benefit Plans (as defined) or otherwise. Since the Kroger Capital Stock Disclosure Date until the date

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of this Agreement, no shares of Kroger Common Stock or Kroger Preferred Stock have been issued or reserved for issuance, except in respect of the exercise, conversion or exchange of Kroger Equity Rights (as defined) outstanding as of the Kroger Capital Stock Disclosure Date and in connection with the Kroger Stock Option Agreement. For purposes of this Agreement, "Kroger Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Kroger or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Kroger, except for Kroger Rights. The Kroger Disclosure Letter sets forth the number and type of Kroger Equity Rights (including the number and class of Kroger's capital stock for or into which the Kroger Equity Rights are exercisable, convertible or exchangeable and any Kroger Benefit Plan pursuant to which such Kroger Equity Rights were granted or issued) outstanding as of the Kroger Capital Stock Disclosure Date. Other than the Kroger Equity Rights disclosed in the Kroger Disclosure Letter and the Kroger Equity Rights granted pursuant to the Kroger Stock Option Agreement, Kroger does not have any outstanding Kroger Equity Rights as of the date of this Agreement. Except as disclosed in the Kroger SEC Reports (as defined), no stockholders of Kroger are party to any voting agreement, voting trust or similar arrangement with respect to Kroger Shares to which Kroger or any Subsidiary of Kroger is a Party.

     (b) There are no outstanding obligations of Kroger or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Kroger Common Stock or any Kroger Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Kroger Equity Rights). All of the issued and outstanding shares of Kroger Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Kroger Disclosure Letter, no shares of Kroger Common Stock have been repurchased by Kroger or any of its Subsidiaries since October 1, 1996.

     Section 4.4 Power and Authority; Authorization; Valid & Binding. Each of Kroger and Jobsite Holdings has the necessary corporate power and authority to deliver this Agreement and, in the case of Kroger, the Stock Option Agreements, to perform its obligations hereunder, and, in the case of Kroger, thereunder, and to consummate the transactions contemplated hereby and, in the case of Kroger, thereby as applicable, subject to the approval and authorization of this Agreement and the Merger by Kroger's stockholders as required by the OGCL (including the issuance of shares of Kroger Common Stock in accordance with the terms of this Agreement as required by the rules and regulations of the New York Stock Exchange (the "NYSE")). The execution and delivery by each of Kroger and Jobsite Holdings of this Agreement and, in the case of Kroger, the Stock Option Agreements, the performance by it of its obligations hereunder and, in the case of Kroger, thereunder, and the consummation by it of the transactions contemplated hereby, and in the case of Kroger, thereby, have been duly authorized by all necessary corporate action on the part of such corporation, subject, with respect to Kroger, to the approval of this Agreement and the Merger by Kroger's stockholders as required by the OGCL (including the issuance of shares of Kroger Common Stock in accordance with the terms of this Agreement as required by the rules and regulations of the NYSE). This Agreement, and, in the case of Kroger, the Stock Option Agreements, have been duly executed and delivered by Kroger and Jobsite Holdings and, assuming the due authorization, execution and delivery by Fred Meyer, each agreement constitutes a legal, valid and binding obligation of Kroger and Jobsite Holdings, as applicable, enforceable against such parties in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Kroger and Jobsite Holdings and the Stock Option Agreements by Kroger does not, and the performance by each of Kroger and Jobsite Holdings of its obligations hereunder and, in the case of Kroger, thereunder and the consummation by each of Kroger and Jobsite Holdings of the transactions contemplated hereby and, in the case of Kroger, thereby, will not, (i) violate or conflict with the Kroger Articles of Incorporation or the regulations of Kroger or the certificate of incorporation or bylaws of Fred Meyer Holdings, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph
(b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Kroger or any of its Subsidiaries or by which any of their respective property is bound or affected or (iii) subject to obtaining the approval and authorization of the stockholders of Kroger for the Merger and the
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

issuance of shares of Kroger Common Stock in accordance with the terms hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Kroger or any of its Subsidiaries pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, Kroger or any of its Subsidiaries), require the consent of any other party to, or result in any obligation on the part of Kroger or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Kroger or any of its Subsidiaries is a party or by which Kroger, any of its Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses
(ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     (b) Except for applicable requirements, if any, under the premerger notification requirements of the HSR Act, the filing of a certificate of merger with respect to the Merger as required by the DGCL, filings with the SEC under the Securities Act and the Exchange Act, any filings required pursuant to any state securities or "blue sky" laws, any filings required pursuant to any state liquor, gaming or pharmacy laws, any applicable requirements of any Environmental Laws governing the transfer of any interest in real property or of business operations (including, without limitation, transfer acts, notifications and deed restrictions), the transfer of application requirements with respect to the environmental permits of Kroger or its Subsidiaries, filings or other actions required pursuant to the rules and regulations of any stock exchange on which the Kroger Shares are listed, and approval of stockholders required under the OGCL or under the rules and regulations of the NYSE, neither Kroger nor any of its Subsidiaries (including Jobsite Holdings) is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the Merger, except for such notices, reports or filings that, if not made, would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Kroger or any of its Subsidiaries (including Jobsite Holdings) in connection with its execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the transactions contemplated hereby and thereby except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     Section 4.6 SEC Reports; Financial Statements. (a) Kroger has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since January 1, 1995, including any amendments or supplements (collectively, including any such forms, reports and documents filed after this date, the "Kroger SEC Reports"), and, with respect to the Kroger SEC Reports filed by Kroger after the date hereof and prior to the Closing Date, will deliver or make available to Fred Meyer all of its Kroger SEC Reports in the form filed with the SEC. The Kroger SEC Reports
(i) were (and any Kroger SEC Reports filed after this date will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Kroger SEC Reports filed after this date will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Kroger SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Kroger SEC Reports filed after this date, will fairly present in all material respects) the consolidated financial position of Kroger and its consolidated subsidiaries as at the respective dates and the consolidated results of operations, retained earnings and cash flows of Kroger and its consolidated subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes) and the rules and regulations of the SEC, except with respect to interim financial statements for normal year-end adjustments were not or are not expected to be, as the case may be, individually or in the aggregate, material in amount and did not or will not, as the case may be, include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC.

     Section 4.7 Absence of Certain Changes. Except as disclosed in the Kroger SEC Reports filed prior to this date, (a) since the end of Kroger's fiscal year last ended, Kroger and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change in the financial condition, business, prospects or results of operations of Kroger and its Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Kroger Material Adverse Effect and (b) since the end of Kroger's fiscal year last ended until this date, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Kroger; (ii) any change by Kroger to its accounting policies, practices or methods; (iii) other than in the ordinary course of business consistent with past practice, any material tax election made or changed, any audit settled or any amended Tax Returns filed; (iv) any amendment or change to the terms of any of its indebtedness material to Kroger and its Subsidiaries taken as a whole;
(v) any incurrence of any material indebtedness outside of the ordinary course of business; (vi) outside the ordinary course of business, any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to Kroger and its Subsidiaries taken as a whole; (vii) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Kroger or its Subsidiaries material to Kroger and its Subsidiaries taken as a whole, whether or not covered by insurance; (viii) except in the ordinary course of business consistent with past practice for employees other than executive officers or directors, or except as required by applicable law or pursuant to a contractual obligation in effect as of the date of this Agreement, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employment or consulting agreement with any officer, director or other key employee, or any amendment to any Kroger Benefit Plan or adoption or execution of any new employee benefit plan for the benefit of any officer, director or other key employee (including, without limitation, the Kroger Benefit Plans referred to in Section 4.10) or (B) any grant of any stock options or other equity related award; or (ix) any agreement or commitment entered into with respect to any of the foregoing.

     Section 4.8 Litigation and Liabilities. (a) Except as disclosed in the Kroger SEC Reports filed prior to this date, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the knowledge of Kroger, hearings or investigations, pending or, to the knowledge of Kroger, threatened against Kroger or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     (b) Neither Kroger nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect, except (i) liabilities described in the Kroger SEC Reports filed with the SEC prior to the date hereof or reflected on the Kroger's consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Kroger SEC Reports or (ii) liabilities permitted to be incurred pursuant to Section 5.2.

     Section 4.9 No Violation of Law; Permits. The business of Kroger and each of its Subsidiaries is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and Kroger and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect. Neither Kroger nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, is a party to any commitment letter or similar undertaking to, is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business (whether the type of business, the location or otherwise) and which, individually or in the aggregate, would reasonably be expected to have a Kroger Material Adverse Effect, nor to the knowledge of Kroger, has

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Kroger been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

     Section 4.10 Employee Matters; ERISA. (a) Set forth in the Kroger Disclosure Letter is a complete list of each Kroger Benefit Plan and each Kroger Multiemployer Plan. The term "Kroger Benefit Plan" shall mean (i) each plan, program, policy, contract or agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract, in each case, with respect to which Kroger or any Subsidiary of Kroger has or may have any liability (accrued, contingent or otherwise). The term "Kroger Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA in respect to which Kroger or any Subsidiary of Kroger has or may have any liability (accrued, contingent or otherwise).

     (b) Kroger has provided or made available, or has caused to be provided or made available, to Fred Meyer (i) current, accurate and complete copies of all documents embodying each Kroger Benefit Plan, including all amendments, written interpretations (which could be regarded as increasing the liabilities of Kroger and its Subsidiaries taken as a whole under the relevant Kroger Benefit Plan) and all trust or funding agreements with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Kroger Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Kroger Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Kroger Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if any Kroger Benefit Plan is funded, the most recent annual and periodic accounting of such Kroger Benefit Plan's assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Kroger Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of Kroger or any Subsidiary of Kroger (each, an "Kroger Employee" and collectively, the "Kroger Employees") relating to each Kroger Benefit Plan (which communication could be interpreted as increasing the liabilities of Kroger and its Subsidiaries taken as a whole under the relevant Kroger Benefit Plan).

     (c) All Kroger Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have a Kroger Material Adverse Effect. Each Kroger Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code (each, an "Kroger Pension Plan"), has received a favorable determination letter from the Internal Revenue Service, and Kroger is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of this qualified status. Except as otherwise set forth in the Kroger Disclosure Letter or in the Kroger SEC Reports filed prior to this date, there is no pending or, to Kroger's knowledge, threatened, claim, litigation, proceeding, audit, examination or investigation relating to any Kroger Benefit Plans or Kroger Employees that, individually or in the aggregate, would reasonably be expected to have a Kroger Material Adverse Effect.

     (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by Kroger or any Subsidiaries of Kroger or any entity which is considered a single employer with Kroger or any Subsidiary of Kroger under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "Kroger ERISA Affiliate"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Kroger Pension Plan within the past twelve
(12) months.

     (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made under the terms of any Kroger Benefit Plan have been made. No Kroger Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Kroger nor any Subsidiaries of Kroger nor any Kroger

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

ERISA Affiliate has provided, or is required to provide, security to any Kroger Pension Plan pursuant to Section 401(a)(29) of the Code.

     (f) As of the Closing Date, neither Kroger, any Subsidiary of Kroger nor any Kroger ERISA Affiliate will have incurred any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Closing Date that has not previously been satisfied. Neither Kroger, any Subsidiary of Kroger nor any Kroger ERISA Affiliate has knowledge that any Kroger Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA nor of any condition that would reasonably be expected to result in a Kroger Multiemployer Plan becoming insolvent or going into reorganization.

     (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Kroger Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Kroger Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Kroger or any Subsidiary of Kroger to amend or terminate any Kroger Benefit Plan. No payment or benefit which will or may be made by Kroger, any Subsidiary of Kroger or any of their respective affiliates with respect to any Kroger Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     Section 4.11 Labor Matters. (a) Except as set forth in the Kroger SEC Reports filed prior to this date and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect, no work stoppage, slowdown, lockout or labor strike against Kroger or any Subsidiary of Kroger by Kroger Employees (or any union that represents them) is pending or, to the knowledge of Kroger, threatened.

     (b) Except as set forth in the Kroger SEC Reports filed prior to this date and as, individually or in the aggregate, would not reasonably be expected to have a Kroger Material Adverse Effect, as of the date of this Agreement, neither Kroger nor any Subsidiary of Kroger is involved in or, to the knowledge of Kroger, threatened with, any labor dispute, grievance, arbitration or union organizing activity (by it or any of its employees) involving any Kroger Employees.

     Section 4.12 Environmental Matters. Except as set forth in Kroger's SEC Reports filed prior to this date and except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect:

           (i) Kroger and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and neither Kroger nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that Kroger or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

           (ii) Kroger and each of its Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, and all those Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and Kroger and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

          (iii) There is no Environmental Claim pending or, to the knowledge of Kroger, threatened (i) against Kroger or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Kroger or any of its Subsidiaries, or
     (iii) against any real or personal property or operations which Kroger or any of its Subsidiaries owns, leases or operates, in whole or in part.

          (iv) There have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Kroger or any of its Subsidiaries, or against any Person whose

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     liability for any Environmental Claim has been retained or assumed contractually by Kroger or any of its Subsidiaries.

           (v) None of the properties owned, leased or operated by Kroger, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites or any analogous state list (excluding easements that transgress those Superfund sites).

     Section 4.13 Board Action; Vote Required. (a) Kroger's Board of Directors has approved this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the Merger, has determined that the Merger is in the best interests of Kroger and its stockholders and has resolved to recommend to its stockholders that they vote in favor of approving and authorizing this Agreement and the Merger (including the issuance of shares of Kroger Common Stock pursuant to the terms hereof). Neither Section 1704.02 of the OGCL nor any other state takeover or similar statute or regulation applies to the Merger, this Agreement, the Kroger Stock Option Agreement (including the purchase of shares of Kroger Common Stock thereunder) or any of the transactions contemplated hereby or thereby. The Board of Directors of Kroger has duly adopted (and not withdrawn) a resolution rescinding any authorization previously granted permitting Kroger to repurchase shares of Kroger Common Stock.

     (b) The affirmative vote of the holders of a majority of the shares of Kroger Common Stock present in person or by proxy at a duly convened and held meeting of the stockholders of Kroger is necessary to approve the issuance by Kroger of the shares of Kroger Common Stock pursuant to the terms hereof. The affirmative vote of holders of Kroger Common Stock representing a majority of the shares of Kroger Common Stock outstanding and entitled to vote thereon is necessary to approve and authorize the Merger. Such votes are the only votes of the holders of any class or series of Kroger's capital stock required in connection with this Agreement and the transactions contemplated hereby.

     Section 4.14 Opinion of Financial Advisor. Kroger or its Board of Directors has received the opinion of Goldman, Sachs & Co. dated as of this date, to the effect that, as of this date, the Exchange Ratio is fair from a financial point of view to Kroger.

     Section 4.15 Brokers. Set forth in the Kroger Disclosure Letter is a list of each broker, finder or investment banker and other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Kroger or any of its Subsidiaries and the expected amounts of such fees and commissions. Kroger has previously provided to Fred Meyer copies of any agreements giving rise to any such fee or commission.

     Section 4.16 Tax Matters. (a) All Tax Returns required to be filed by Kroger or its Subsidiaries on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions and all such Tax Returns are (or as to Tax Returns not filed on the date hereof, will be) complete and accurate in all material respects, except where the failure to so file or to be complete and accurate would not, individually or in the aggregate, reasonably be expected to be material and except with respect to matters contested in good faith as set forth in the Kroger Disclosure Letter.

     (b) All material Taxes that are required to be paid either (i) have been fully paid (except with respect to matters contested in good faith as set forth in the Kroger Disclosure Letter) or (ii) are adequately reflected as a liability on Kroger's or its Subsidiaries' books and records. All Taxes required to be collected or withheld from third parties have been collected or withheld in all material respects.

     (c) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Kroger and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements, except where the failure to so accrue would not, individually or in the aggregate, reasonably be expected to be material.

     (d) Kroger and each of its Subsidiaries have not waived any statute of limitations, or agreed to any extension of time, with respect to federal income or material state Taxes or a material Tax assessment or deficiency.

     (e) As of this date, (i) there are not pending or, to the knowledge of Kroger, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and (ii) there are not any unresolved questions or claims concerning Kroger's or any of its Subsidiaries' Tax liability that (x) were raised by any Taxing authority in a communication to Kroger or any Subsidiary and (y) would be, individually or in the aggregate, material to Kroger and its Subsidiaries taken as a whole, after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in the Kroger SEC Report filed prior to this date.

     (f) Kroger has made available to Fred Meyer correct and complete copies of the United States federal income and all material state income or franchise Tax Returns filed by Kroger and its Subsidiaries for each of its fiscal years ended on or about December 31, 1996 and 1997.

     (g) Kroger has not distributed the stock of a "controlled corporation" (within the meaning of that term as used in section 355(a) of the Code) in a transaction subject to section 355 of the Code within the past two years.

     Section 4.17 Intellectual Property. Neither Kroger nor any of its Subsidiaries currently utilizes, or to the knowledge of the general counsel and the members of the legal department of Kroger involved in intellectual property, has in the past, utilized any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Kroger or its Subsidiaries in their business operations, and neither Kroger nor any of its Subsidiaries infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another Person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect. Kroger and its Subsidiaries own or have a valid license to use or have the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on their respective businesses substantially as currently conducted except the failure of which to own, or validly license, or have the right to validly use individually or in the aggregate, would not reasonably be expected to have a Kroger Material Adverse Effect.

     Section 4.18 Insurance. Except to the extent adequately accrued on the most recent balance sheet contained in the Kroger SEC Reports filed as of this date, neither Kroger nor its Subsidiaries has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro premiums" that, individually in the aggregate, would reasonably be expected to have, a Kroger Material Adverse Effect.

     Section 4.19 Contracts and Commitments. Set forth in the Kroger Disclosure Letter is a complete and accurate list of all of the following contracts (written or oral), plans, undertakings, commitments or agreements ("Kroger Contracts") to which Kroger or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement.

     (a) each distribution, supply, inventory purchase, franchise, license, sales, agency or advertising contract involving annual expenditures or liabilities in excess of $30,000,000 which is not cancelable (without material penalty, cost or other liability) within one year;

     (b) each promissory note, loan, agreement, indenture, evidence of indebtedness or other instrument providing for the lending of money, whether as borrower, lender or guarantor, in excess of $20,000,000;

     (c) each contract, lease, agreement, instrument or other arrangement containing any "radius clause" applicable to markets in which Fred Meyer has operations;

     (d) each joint venture or partnership agreement pursuant to which any third party is entitled to develop any property and/or facility on behalf of Kroger or any of its Subsidiaries material to Kroger and its Subsidiaries taken as a whole;

     (e) any contract that would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); and

     (f) except as would not reasonably be expected to have, individually or in the aggregate, a Kroger Material Adverse Effect, each contract, lease, agreement, plan (including Kroger Benefit Plans), instrument, note, indenture or other arrangement to which Kroger or any of its Subsidiaries is a party or otherwise bound under the terms of which any of the rights or obligations of a party thereto (or any other Person who has rights or obligations thereunder) may be terminated, accelerated, vested, modified or altered as a result of the execution and delivery of this Agreement and the Stock Option Agreement, the performance by the parties of their obligations hereunder or thereunder or consummation of the transactions contemplated hereby and thereby;

     Correct and complete copies of the written Kroger Contracts, as amended to date, that would be required to be filed as exhibits to Kroger's Form 10-K if such Form 10-K were being filed on the date hereof, that have not been filed prior to this date as Exhibits to the Kroger SEC Reports have been delivered or made available to Fred Meyer.

     Each Kroger Contract is valid and binding on Kroger and any Subsidiary of Kroger which is a party thereto and, to the knowledge of Kroger, each other party thereto and is in full force and effect, and Kroger and its Subsidiaries have performed and complied with all obligations required to be performed or compiled with by them under each Kroger Contract, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Kroger Material Adverse Effect.

     Section 4.20 Accounting and Tax Matters. Neither Kroger nor any of its affiliates has taken or agreed to take any action, nor does Kroger have any knowledge of any fact or circumstance with respect to Kroger or Merger Sub, that would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling-of-interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

     Section 4.21 Ownership of Shares of Fred Meyer. Kroger and its Subsidiaries do not beneficially own (as defined in Rule 13d-3 under the Exchange Act) any capital stock or other equity securities of Fred Meyer or any Fred Meyer Equity Rights other than the Fred Meyer Stock Option Agreement.

     Section 4.22 Rights Agreement. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Rights Agreement, dated as of April 4, 1997, between Kroger and The Bank of New York, as Rights Agent (the "Kroger Rights Agreement")) has occurred as of this date. The execution and delivery of this Agreement and the Kroger Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the ability of any Person to exercise any rights ("Kroger Rights") issued under the Kroger Rights Agreement or cause the Kroger Rights to separate from the shares of Kroger Common Stock to which they are attached or to be triggered or become exercisable.

     Section 4.23 Year 2000 Compliance. The software and hardware operated by Kroger and its Subsidiaries are capable of providing or are being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except as would not have a Kroger Material Adverse Effect. To the knowledge of the executive officers of Kroger, the ability of Kroger's significant suppliers, customers and others with which it conducts business to identify and resolve their own Year 2000 issues will not have a Kroger Material Adverse Effect. Prior to the date hereof, Kroger has discussed with Fred Meyer and its advisors the material steps that it and its Subsidiaries have taken to become Year 2000 compliant and the costs Kroger expects to incur in connection therewith.

                                   ARTICLE V

     Section 5.1 Interim Operations of Fred Meyer. Fred Meyer covenants and agrees as to itself and its Subsidiaries that, after this date and prior to the Effective Time (unless Kroger shall otherwise approve in writing, or unless as otherwise expressly contemplated by this Agreement or disclosed in the Fred Meyer Disclosure Letter):

          (i) the business of Fred Meyer and its Subsidiaries shall be conducted in all material respects in the ordinary and usual course and, to the extent consistent therewith, each of Fred Meyer and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relations and goodwill in all material respects with customers, suppliers, regulators, distributors, creditors, lessors, and others having business dealings with it;

          (ii) Fred Meyer shall not issue, deliver, grant or sell any additional shares of Fred Meyer Common Stock or any Fred Meyer Equity Rights (other than (x) the issuance, delivery, grant or sale of shares of Fred Meyer Common Stock or Fred Meyer Equity Rights pursuant to the exercise or conversion of Fred Meyer Equity Rights outstanding as of this date or pursuant to the exercise of New Fred Meyer Options (as defined), and (y) if the Merger is not consummated by April 30, 1999, the issuance or delivery of Fred Meyer options (the "New Fred Meyer Options") to Fred Meyer Employees at the vice president level or below, exercisable, in the aggregate, for no more than 1,500,000 shares of Fred Meyer Common Stock (it being understood that (A) these options shall have a vesting schedule substantially similar to the vesting schedule that was applicable to the options granted by Fred Meyer to this same group of employees in 1998 and
     (B) the vesting of these options shall not accelerate by reason of the consummation of the Merger including upon termination of employment following the consummation of the Merger);

          (iii) Fred Meyer shall not (A) amend the Fred Meyer Certificate of Incorporation or Bylaws, or adopt any stockholders rights plan or enter into any agreement with any of its stockholders in their capacity as such;
     (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any Fred Meyer Equity Rights (it being understood that this provision shall not prohibit the exercise (cashless or otherwise) of options);

          (iv) neither Fred Meyer nor any of its Subsidiaries shall take any action that to the knowledge of Fred Meyer would prevent the business combination to be effected pursuant to the Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, or would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or take any action that it knows would cause any of its representations and warranties in this Agreement to become inaccurate in any material respect;

          (v) except as otherwise expressly permitted by this Agreement, and except as required by applicable law or pursuant to contractual obligations in effect on this date; Fred Meyer shall not, and shall not permit its Subsidiaries to, (A) enter into, adopt or amend (except for renewals on substantially identical terms) any agreement or arrangement relating to severance, (B) enter into, adopt or amend (except for renewals on substantially identical terms) any employee benefit plan or employment or consulting agreement (including, without limitation, the Fred Meyer Benefit Plans referred to in Section 3.10); or (C) grant any stock options or other equity related awards;

          (vi) except for (A) borrowings under lines of credit as existing as of the date hereof, (B) any amendments, renewals, replacements or extensions of such lines of credit that will not increase the aggregate amount of borrowing permitted thereunder, so long as the amendment, renewal, replacement or extension could not reasonably be expected to interfere with or delay (in any material respect) the consummation of the Merger (including, without limitation, by delaying in any material respect the receipt of any necessary Consent, requiring receipt of any additional Consent not theretofore required in connection with the Merger or creating any potential material impediment under any antitrust, competition or trade regulation law), (C) the issuance and roll-over of commercial paper and (D) the issuance of medium term notes with a maturity date not later than 364 days from the date of issuance to renew, replace or refinance existing indebtedness, in each case in the ordinary course of business, neither Fred Meyer nor any of its Subsidiaries shall issue, incur or amend the terms of any indebtedness for borrowed money or guarantee any such indebtedness (other than indebtedness of Fred Meyer or any wholly-owned Subsidiary thereof); provided, however, that from and after January 2, 1999, the aggregate outstanding indebtedness for borrowed money of Fred Meyer and its Subsidiaries shall not exceed the sum of (i) $100,000,000 and
     (ii) the aggregate outstanding indebtedness for borrowed money of Fred Meyer and its Subsidiaries as of the date hereof;

          (vii) in each of fiscal 1998 and fiscal 1999, neither Fred Meyer nor any of its Subsidiaries shall make any capital expenditures in excess of the aggregate amount reflected in the capital expenditure budget for that fiscal year, a copy of which budget is attached to the Fred Meyer Disclosure Letter;

          (viii) other than in the ordinary course of business consistent with past practice, neither Fred Meyer nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its or its Subsidiaries' property or assets (including capital stock of any of its Subsidiaries) material to Fred Meyer and its Subsidiaries taken as a whole, except pursuant to contracts existing as of this date (the terms of which have been previously disclosed to Kroger);

          (ix) none of Fred Meyer's Subsidiaries shall issue, deliver, sell or encumber shares of any class of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, except any such shares issued pursuant to options and other awards outstanding on this date under Fred Meyer Benefit Plans;

          (x) neither Fred Meyer nor any of its Subsidiaries shall acquire any business, including any stores or other facilities, whether by merger, consolidation, purchase of property or assets or otherwise, except to the extent provided for in the capital expenditure budget attached to the Fred Meyer Disclosure Letter in respect of any twelve month period after this date;

          (xi) Fred Meyer shall not change its accounting policies, practices or methods except as required by GAAP or by the rules and regulations of the SEC;

          (xii) other than pursuant to this Agreement, Fred Meyer shall not, and shall not permit any of its Subsidiaries to, take any action to cause Fred Meyer Shares to cease to be listed on the NYSE;

          (xiii) Fred Meyer shall not, and shall not permit any of its Subsidiaries to, enter into any Fred Meyer Contract described in clauses
     (a), (c) and (d) of Section 3.19, or amend any distribution, supply, inventory, purchase, franchise, license, sales agency or advertising contract such that annual expenditures or annual commitments thereunder increase by more than $30,000,000 and Fred Meyer's inability to cancel or terminate such contract is extended by more than six months, but in no event to a date later than June 30, 1999;

          (xiv) Fred Meyer shall not change or, other than in the ordinary course of business, make any material Tax election, settle any audit or Tax controversy in an amount in excess of $2,000,000 or file any amended Tax Returns that provide for additional tax liabilities in an amount in excess of $2,000,000, without the consent of Kroger, which consent shall not be unreasonably withheld (and, with respect to the matters referenced on Schedule 3.16(b)(i), (x) Kroger shall have the right to participate in any proceedings, relating thereto, (y) Fred Meyer shall promptly inform Kroger of all material developments and proceedings and provide Kroger with copies of all relevant documents related to such developments or proceedings, and
     (z) Fred Meyer shall provide Kroger the opportunity to review and comment on any submission to a Taxing authority by providing a draft copy of such submission to Kroger as soon as practicable so as to allow Kroger a reasonable opportunity to review and comment under the circumstances); or

          (xv) Fred Meyer shall not enter into, or permit any of its Subsidiaries to enter into, any commitments or agreements to do any of the foregoing.

     Section 5.2 Interim Operations of Kroger. Kroger covenants and agrees as to itself and its Subsidiaries that, after this date and prior to the Effective Time (unless Fred Meyer shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement or disclosed in the Kroger Disclosure Letter):

          (i) the business of Kroger and its Subsidiaries shall be conducted in all material respects in the ordinary and usual course and to the extent consistent therewith, each of Kroger and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its executive officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relationships and goodwill in all material respects with customers, suppliers, regulators, distributors, creditors, lessors and others having business dealings with it; provided, however, that nothing contained in this clause (i) shall prohibit Kroger from acquiring, or exploring the acquisition of, any retail business, including any stores or facilities, whether by merger, consolidation, purchase of property or assets or otherwise, if the acquisition could not reasonably be expected to interfere with or delay (in any material respect) the consummation of the Merger (including, without limitation, by delaying in any material respect the receipt of any necessary Consent, requiring receipt of any additional material Consent not theretofore required in connection with the Merger or creating any potential material impediment under any antitrust, competition or trade regulation law);

          (ii) Kroger shall not issue, deliver, grant or sell any additional shares of Kroger Common Stock or any Kroger Equity Rights, (other than the issuance, delivery, grant or sale of shares of Kroger Common Stock or Kroger Equity Rights (w) pursuant to a stock split or stock dividend, (x) in the ordinary course of business consistent with past practice pursuant to Kroger Benefit Plans, (y) pursuant to the exercise or conversion of Kroger Equity Rights outstanding as of the date hereof or issued by Kroger after the date hereof in accordance with subclauses (x) and (z) of this clause (ii) and (z) representing, in the aggregate (but not including shares of Kroger Common Stock or Kroger Equity Rights issued, delivered, granted or sold pursuant to subclauses (w), (x) and (y) hereof), not more than such number of shares of Kroger Common Stock as would represent 15% of the Kroger Common Stock outstanding on the date hereof;

          (iii) Kroger shall not (A) amend the Kroger Articles of Incorporation or its regulations or amend the Kroger Rights Agreement or redeem the Kroger Rights; (B) reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any Kroger Equity Rights (it being understood that this provision shall not prohibit the exercise (cashless or otherwise) of options);

          (iv) neither Kroger nor any of its Subsidiaries shall take any action that to the knowledge of Kroger would prevent the business combination to be effected pursuant to Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, or would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or take any action that it knows would cause any of its representations and warranties herein to become inaccurate in any material respect;

          (v) Kroger shall not change its accounting policies, practices or methods except as required by GAAP or by the rules and regulations of the SEC;

          (vi) other than in the ordinary course of business consistent with past practice, neither Kroger nor any of its Subsidiaries shall transfer, lease, license, sell or otherwise dispose of any of its or its Subsidiaries' property or assets (including capital stock of any of its Subsidiaries) material to Kroger and its Subsidiaries taken as a whole, except pursuant to contracts existing as of the date hereof (the terms of which have been previously disclosed to Fred Meyer) and except for any sale or disposition of assets in a single transaction or series of integrally related sales or dispositions the proceeds of which have a fair market value of not more than $1,000,000,000;

          (vii) Kroger shall not, and shall not permit any of its Subsidiaries to, take any action to cause the shares of its common stock to cease to be listed on the NYSE; or

          (viii) Kroger shall not enter into, or permit any of its Subsidiaries to enter into, any commitments or agreements to do any of the foregoing.

     Section 5.3 No Solicitation by Fred Meyer. (a) Fred Meyer shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Fred Meyer, its Subsidiaries or any of their respective Representatives (as defined) with respect to any proposed, potential or contemplated Fred Meyer Acquisition Transaction (as defined).

     (b) From and after this date, without the prior written consent of Kroger, Fred Meyer will not, will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause any of its or their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to a Fred Meyer Acquisition Proposal (as defined) from any Person, or engage in any discussion or negotiations relating thereto or accept any Fred Meyer Acquisition Proposal. Nothing contained in this Agreement shall prohibit Fred Meyer from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosures to its stockholders to the extent required by law.

     (c) Fred Meyer shall notify Kroger orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such offers or proposals, any amendments or revisions, and the identity of the Person making it), as promptly as practicable following the receipt, and shall keep Kroger reasonably informed of the status and material terms of any such inquiry, offer or proposal. For purposes of this Agreement, "Fred Meyer Acquisition Proposal" shall mean, with respect to Fred Meyer, any inquiry, proposal or offer from any Person (other than Kroger or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of Fred Meyer or any of its Subsidiaries, that constitutes 15% or more of the consolidated net revenues, net income or assets of Fred Meyer and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Fred Meyer or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Fred Meyer and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the capital stock of Fred Meyer, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Fred Meyer or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Fred Meyer and its Subsidiaries. Each of the transactions referred to in clauses (i)-(iv) of the definition of Fred Meyer Acquisition Proposal, other than any such transaction to which Kroger or any of its Subsidiaries is a party, is referred to as an "Fred Meyer Acquisition Transaction".

     (d) Neither the Board of Directors of Fred Meyer nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Kroger, the approval or recommendation by such Board of Directors of this Agreement or the Merger (subject to the Board of Directors of Fred Meyer concluding in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that withdrawal or modification of its approval or recommendation of the Agreement and the Merger is required for it to act in a manner consistent with its fiduciary duties under applicable law), (ii) approve or recommend, or propose publicly to approve or recommend, any Fred Meyer Acquisition Proposal or Fred Meyer Acquisition Transaction or (iii) cause Fred Meyer to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Fred Meyer Acquisition Proposal or Fred Meyer Acquisition Transaction.

     Section 5.4 No Solicitation by Kroger. (a) Kroger shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Kroger, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Kroger Acquisition Transaction (as defined).

     (b) From and after this date, without the prior written consent of Fred Meyer, Kroger will not, will not authorize or permit any of its Subsidiaries to, and will not authorize any of its or their respective Representatives to, and shall use reasonable best efforts to cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to a Kroger Acquisition Proposal (as defined) from any Person, or engage in any discussion or negotiations relating thereto or accept any Kroger Acquisition Proposal. Nothing contained in this Agreement shall prohibit Kroger from complying with Section 1701.831 of the OGCL or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosure to its stockholders to the extent required by law.

     (c) Kroger shall notify Fred Meyer orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such offers or proposals, any amendments or revisions, and the identity of the Person making it), as promptly as practicable following the receipt, and shall keep Fred Meyer reasonably informed of the status and material terms of any such inquiry, offer or proposal. For purposes of this Agreement, "Kroger Acquisition Proposal" shall mean, with respect to Kroger, any inquiry, proposal or offer from any Person (other than Fred Meyer or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of Kroger or any of its Subsidiaries, that constitutes 15% or more of the consolidated net revenues, net income or assets of Kroger and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Kroger or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Kroger and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the capital stock of Kroger, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Kroger or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Kroger and its Subsidiaries. Each of the transactions referred to in clauses (i)-(iv) of the definition of Kroger Acquisition Proposal, other than any such transaction to which Fred Meyer or any of its Subsidiaries is a party, is referred to as a "Kroger Acquisition Transaction;" provided, however, that a Kroger Acquisition Transaction does not include a transaction permitted pursuant to the proviso to Section 5.2 (i) as long as such transaction is not reasonably expected to interfere with or delay (in any material respect) the consummation of the Merger.

     (d) Neither the Board of Directors of Kroger nor any committee shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Fred Meyer, the approval or recommendation by such Board of Directors of this Agreement or the Merger (subject to the Board of Directors of Kroger concluding in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that withdrawal or modification of its approval or recommendation of the Agreement and the Merger is required for it to act in a manner consistent with its fiduciary duties under applicable law), (ii) approve or recommend, or propose publicly to approve or recommend, any Kroger Acquisition Proposal or Kroger Acquisition Transaction or (iii) cause Kroger to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Kroger Acquisition Proposal or Kroger Acquisition Transaction.

     Section 5.5 Charitable Contribution. Prior to the Effective Time, with the consent of Kroger, Fred Meyer may make a charitable donation of up to a total of $20,000,000 to The Fred Meyer Foundation and the Ralphs/ Food 4 Less Foundation (the "Charitable Contribution"). To the extent the Charitable Contribution is not made in full prior to the Effective Time, the balance of the Charitable Contribution will be made by Kroger within seven years of the Effective Time. Other than the Charitable Contribution, prior to the Effective Time, neither Fred Meyer nor its Subsidiaries shall make any charitable contribution other than in the ordinary course of business consistent with past practice.

                                   ARTICLE VI

     Section 6.1 Meetings of Stockholders. Each of the Parties will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws, or articles of incorporation and regulations, as the case may be, to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval and authorization of this Agreement and the Merger, and, in the case of Kroger, the issuance of shares of Kroger Common Stock in accordance with the terms of this Agreement. The Board of Directors of each Party shall recommend this approval and authorization, subject to Section 5.3(d)(i) or Section 5.4(d)(i), as the case may be. Each of the Parties shall take all lawful action to solicit such approval and authorization including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined). The Parties shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

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

     Section 6.2 Filings Best Efforts

     (a) Subject to the terms and conditions in this Agreement Fred Meyer and Kroger shall:

           (i) within 20 business days from this date, make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act;

           (ii) use their reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from Governmental Entities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (iii) as promptly as practicable responding to any request for information from such Governmental Entities;

          (iii) subject to any restrictions under the antitrust laws, to the extent practicable, promptly notify each other of any communication to that party from any Governmental Entity with respect to this Agreement and the transactions contemplated hereby, and permit the other party to review in advance any proposed written communication to any Governmental Entity;

           (iv) not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to this Agreement and the transactions contemplated hereby, unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent practicable;

           (v) subject to any restrictions under the antitrust laws, furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Governmental Entity or members or its staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to attorney client privilege); and

           (vi) furnish the other party with such necessary information and reasonable assistance as such other Party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Entities in connection with this Agreement and the transactions contemplated hereby, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

     (b) Without limiting Section 6.2(a), Kroger and Fred Meyer shall:

           (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before September 30, 1999, including without limitation defending through litigation on the merits any claim asserted in any court by any party; and

           (ii) each take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than September 30, 1999), including, without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Kroger or Fred Meyer (or any of their respective subsidiaries) or otherwise take or commit to take any actions that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Kroger, Fred Meyer or their respective Subsidiaries, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing. At the request of Kroger, Fred Meyer shall agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the
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

     businesses, product lines or assets of Fred Meyer or any of its Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger. Fred Meyer agrees and acknowledges that, in connection with any filing or submission required, action to be taken or commitment to be made by Kroger, Fred Meyer or any of its respective Subsidiaries to consummate the Merger or other transactions contemplated in this Agreement, neither Fred Meyer nor any of its Subsidiaries shall, without Kroger's prior written consent, divest any assets, commit to any divestiture or assets or businesses of Fred Meyer and its subsidiaries or take any other action or commit to take any action that would limit Fred Meyer's, Kroger's or any of their subsidiaries freedom of action with respect to, or their ability to retain any of their businesses, product lines or assets.

     Notwithstanding the foregoing, (x) nothing in this Agreement shall require Kroger to agree to the sale, transfer, divestiture or other disposition of stores of Kroger, Fred Meyer or any of their subsidiaries having aggregate gross annual sales for the 1997 fiscal year in excess of 7% of the combined gross annual sales of Fred Meyer and its subsidiaries taken as a whole for such period, and (y) other than the sale, transfer, divestiture or other disposition of stores having revenues up to the gross annual sales referenced in clause (x) of this paragraph (b), neither party shall be required to take any actions or make any commitments or agreements pursuant to paragraph (b)(ii) above, if the taking of such action or the making of any commitments or the consequences thereof, individually or in the aggregate, would be reasonably likely to have a Kroger Material Adverse Effect. Any actions taken by Kroger or Fred Meyer to comply with their respective obligations under Section 6.2(b)(ii), including a decision by Kroger to waive any of the provisions of this paragraph, shall not be considered to constitute or result in a Kroger Material Adverse Effect or a Fred Meyer Material Adverse Effect, as applicable.

     (c) If any "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation is or may become applicable to the Merger, each Party and its Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     Section 6.3 Publicity. The Parties agree that the initial press release with respect to the Merger shall be a joint press release. Thereafter, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with each other before issuing any such press release or otherwise making public statements with respect to the Merger.

     Section 6.4 Registration Statement. The Parties shall cooperate and promptly prepare, and Kroger shall file with the SEC as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act with respect to the Kroger Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement/prospectus with respect to the meetings of the stockholders of each of the Parties in connection with the Merger (the "Proxy Statement/Prospectus"). The Parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Kroger shall use its reasonable best efforts to, and Fred Meyer will cooperate with Kroger to, have the Form S-4 declared effective by the SEC as promptly as practicable. Kroger shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the Merger (provided that Kroger shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified). Each of the Parties agree that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, at the time of the respective meetings of stockholders of the Parties, and at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.5 Authorized Shares; Listing Application. As soon as practicable after the execution of the Agreement, Kroger shall file an amendment to the Kroger Articles of Incorporation to reflect stockholder approval of an amendment to the Kroger Articles of Incorporation increasing the number of authorized shares of

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

Kroger Common Stock from 350,000,000 to 1,000,000,000. Kroger shall as soon as reasonably practicable prepare and submit to the NYSE and all other securities exchanges on which the shares of Kroger Common Stock are listed a listing application with respect to the shares of Kroger Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Kroger Common Stock on such exchanges, subject to official notice of issuance.

     Section 6.6 Further Action. Each of the Parties shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth in this Agreement or the waiver thereof, use its reasonable best efforts to perform those further acts and execute those documents as may be reasonably required to effect the transactions contemplated hereby. Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the Stock Option Agreements and the transactions contemplated hereby and thereby. Each of the Parties agrees to use its reasonable best efforts to obtain in a timely manner all necessary waivers, consents, approvals and opinions and to effect all necessary registrations and filings, and to use its reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger. Fred Meyer agrees to use its reasonable best efforts to obtain, or in cooperation with Kroger to obtain, in a timely manner all Consents that may be necessary or desirable in connection with the consummation of the Merger under the terms of the agreements listed on Schedule 3.5 of the Fred Meyer Disclosure Letter.

     Section 6.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby (including the Merger) shall be paid by the party incurring those expenses except as expressly provided in this Agreement and except that
(a) the filing fees in connection with the filing of the Form S-4 and the Proxy Statement/Prospectus with the SEC, (b) all filing fees in connection with any filings, permits or approvals required under applicable state securities or "blue sky" laws, and (c) the expenses incurred in connection with printing and mailing of the Form S-4 and the Proxy Statement/Prospectus, and (d) any commitment fee payable in connection with any planned refinancing or replacement by Kroger of, or any commitment to obtain the consent of the requisite lenders to consummate the Merger under, the financing facilities listed as items 1 and 2 on Schedule 3.5(a)(iii) of the Fred Meyer Disclosure Letter and the financing facilities listed on Schedule 4.5(a) of the Kroger Disclosure Letter shall be shared by Kroger and Fred Meyer equally.

     Section 6.8 Notification of Certain Matters. Each Party shall give prompt notice to the other Party of the following:

          (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence is reasonably expected to cause any of the conditions precedent set forth in Article VII not to be satisfied;

          (b) the status of matters relating to completion of the Merger, including promptly furnishing the other with copies of notice or other communications received by any Party or any of its respective Subsidiaries from any Governmental Entity or other third party with respect to this Agreement or the transactions contemplated thereby, including the Merger; and

          (c) any facts relating to that Party which would make it necessary or advisable to amend the Proxy Statement/Prospectus or the Form S-4 in order to make the statements therein not untrue or misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     Section 6.9 Access to Information. (a) From this date to the Effective Time, each of the Parties shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access at reasonable times upon reasonable notice to each of the Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other Party with all financial, operating and other data and information as such other Party may

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

reasonably request, in each case only to the extent, in the judgment of counsel to such Party, permitted by law, including antitrust law, and provided no Party shall be obligated to make any disclosure which would cause forfeiture of attorney-client privilege or would violate confidentiality agreements (so long as such Party shall have used commercially reasonable efforts to obtain a release or waiver from the applicable confidentiality agreement in respect of such disclosure).

     (b) Each of the Parties agrees that all information so received from the other Parties shall be deemed received pursuant to the confidentiality agreements, dated as of September 16, 1998, between Kroger and Fred Meyer (the "Confidentiality Agreement"), and that each Party shall, and shall cause its affiliates and each of its and their Representatives to, comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth in this Agreement.

     Section 6.10 Review of Information. Subject to applicable laws relating to the exchange of information, including the anti-trust laws, each Party shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to it, or any of its respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.

     Section 6.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Kroger shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Fred Meyer or any of its Subsidiaries (when acting in such capacity) (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for acts or omissions existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL or other applicable law, as applicable (and Kroger shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under the DGCL or other applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Kroger shall maintain, or cause the Surviving Corporation to maintain, a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as its existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or canceled, or if the annual premium therefor is increased to an amount in excess of 200% of the last annualized premium paid prior to this date (the "Current Premium"), in each case during such six year period, Kroger shall, or shall cause the Surviving Corporation to, obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

     (c) If Kroger or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Kroger or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

     (d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 6.12 Employee Benefit Plans. (a) From and after the Effective Time, Kroger will cause the Surviving Corporation and its Subsidiaries to honor, pay and perform all of their respective covenants and obligations under, and in accordance with their terms, (i) all employment, protection and severance agreements between Fred Meyer and its Subsidiaries and any officer, director or employee of Fred Meyer or any of its Subsidiaries to the extent disclosed in Section 3.10 of the Fred Meyer Disclosure Letter, in accordance with the terms thereof as in effect immediately prior to the date hereof, and (ii) the Fred Meyer Benefit Plans. Nothing in this Section 6.12 shall be interpreted to prohibit Kroger or any of its Subsidiaries from amending or terminating any Fred Meyer Benefit Plan in accordance with the terms thereof.

     (b) (i) Until December 31, 1999, Kroger shall cause to be provided to each Fred Meyer Employee (other than those represented by collective bargaining agreements) (w) a base salary or hourly wage, as applicable, at an annual or hourly rate, respectively, that is not less than the rate in effect for such individual immediately prior to the Effective Time, (x) pension, welfare, fringe and other employee benefits, including severance benefits, that, in each case, are at least as favorable to that Fred Meyer Employee as the benefits provided to that Fred Meyer Employee immediately prior to the Effective Time, (y) annual cash bonus opportunities that are at least as favorable to that Fred Meyer Employee as the bonus opportunities available to that Fred Meyer Employee immediately prior to the Effective Time and (z) if the Merger is consummated on or prior to April 30, 1999, equity awards that are at least as favorable to the Fred Meyer Employees who are at the vice president level or below as the awards granted to similarly situated employees of Kroger or its Subsidiaries during or for such period are to the employees of Kroger and its Subsidiaries. Notwithstanding the foregoing, subject to the terms of permitted employment agreements, Kroger shall not be obligated to continue to employ any Fred Meyer Employee for any particular length of time.

     (ii) For purposes of determining eligibility and vesting (but not for benefit accrual) under any Kroger Benefit Plans Fred Meyer employees shall be credited with their years of service with Fred Meyer or its Subsidiaries, but only to the extent that those years of service would have been credited under the relevant Kroger Benefit Plan if such Fred Meyer Employee had been a similarly situated Kroger Employee during the relevant period of time. To the extent that any Kroger Benefit Plan in which a Fred Meyer Employee participates after the Effective Time provides medical, dental, vision or other welfare benefits, Kroger shall cause all pre-existing condition exclusions and actively at work requirements of such plan to be waived for such employee and his or her covered dependents except to the extent such employee and his or her covered dependents were subject to such requirements under the applicable Fred Meyer Benefit Plans, and Kroger shall cause any eligible expenses incurred by such employee on or before the Effective Time to be taken into account under such plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year.

     (c) On or prior to the Effective Time, Fred Meyer shall take all such actions as are necessary to terminate its and its Subsidiaries' Employee Stock Purchase Plans at or prior to the Effective Time. Fred Meyer shall, in connection with such termination, cause all participants in such plans not to be permitted to have Fred Meyer increase the percentage or amount of any monies withheld by Fred Meyer for investment in such plans after the date hereof, and cause each such participant either to receive previously invested cash or purchase Fred Meyer Common Stock pursuant to such plans prior to the Effective Time.

     Section 6.13 Kroger Board of Directors and Officers. As of the Effective Time, the six individuals listed in the Fred Meyer Disclosure Letter shall be elected to the Board of Directors of Kroger, and each such individual shall become a member of that class of the Board of Directors of Kroger that is specified for such individual in the Fred Meyer Disclosure Letter. In the event that the Board of Directors of Kroger decreases to below thirteen members, 5 of the individuals (as selected by Fred Meyer) listed in the Fred Meyer Disclosure Letter shall be elected to the Board of Directors of Kroger, and each such individual shall become a member of that class of the Board of Directors of Kroger that is specified for such individual in the Fred Meyer Disclosure Letter. The Executive Committee of the Board of Directors of Kroger will be expanded to include Mr. Ronald W. Burkle and one other person as listed in the Fred Meyer Disclosure Letter, and Mr. Ronald W. Burkle will be chairman of the Executive Committee so long as he remains a director of Kroger. In the event that any of such individuals shall be unable or unwilling to serve as a member of the Board of Directors of Kroger as of the Effective Time, his or her replacement shall be selected by Fred Meyer from its Board of Directors, provided that any such replacement shall be reasonably acceptable to Kroger. As of the Effective Time, Mr. Robert G. Miller shall be duly elected and appointed Vice Chairman of the Board of Directors and Chief Operating Officer of Kroger.

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

     Section 6.14 Affiliates. (a) Not less than 45 days prior to the Effective Time, each Party (i) shall have delivered to the other Party a letter identifying all Persons who, in the opinion of the Party delivering such letter, may be, as of the date this Agreement is submitted for adoption by such Party's stockholders, its "affiliates" for purposes of Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135, and (ii) shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" of it in such letter to deliver, as promptly as practicable but in no event later than 30 days prior to the Closing (or after such later date as the Parties may agree), a signed agreement, in the case of affiliates of Fred Meyer, to Fred Meyer and Kroger substantially in the form customary for transactions of this type, and in the case of affiliates of Kroger, to Kroger substantially in the form customary for transactions of this type. Each Party shall notify each other Party from time to time after the delivery of the letter described in Section 6.14(a)(i) of any Person not identified on such letter who then is, or may be, such an "affiliate" and use its reasonable best efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 6.14(a). Attached as Exhibit B to this Agreement are copies of the letters described in Section 6.14(a)(i).

     (b) Shares of Kroger Common Stock and shares of Fred Meyer Common Stock beneficially owned by each such "affiliate" of Kroger or Fred Meyer who has not provided a signed agreement in accordance with Section 6.14(a) shall not be transferable during any period prior to and after the Effective Time if, as a result of this transfer during any such period, taking into account the nature, extent and timing of this transfer and similar transfers by all other "affiliates" of Kroger and Fred Meyer, this transfer will, in the reasonable judgment of accountants of Kroger, interfere with, or prevent the Merger from being accounted for, as a pooling-of-interests. Neither Kroger or Fred Meyer shall register, or allow its transfer agent to register, on its books the transfer of any shares of Kroger Common Stock or Fred Meyer Common Stock of any affiliate of Fred Meyer or Kroger who has not provided a signed agreement in accordance with Section 6.14(a) unless the transfer is made in compliance with the foregoing. The restrictions on the transferability of shares held by Persons who execute an agreement pursuant to Section 6.14(a) shall be as provided in those agreements.

     Section 6.15 Pooling-of-Interests. Each of the Parties will use its reasonable best efforts to cause the Merger to be accounted for as a pooling-of-interests in accordance with GAAP and the rules and regulations of the SEC.

     Section 6.16 Tax-Free Reorganization. Each of the Parties will use its reasonable best efforts to cause the Merger to qualify as a tax-free "reorganization" under Section 368 of the Code.

     Section 6.17 Accountant's Comfort Letters. Each Party shall use its reasonable best efforts to cause to be delivered to the other Party two letters from its independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated the Closing Date, in form and substance reasonably satisfactory to recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

     Section 6.18 Accountant's Pooling Letters. Fred Meyer shall use its reasonable best efforts to cause to be delivered to Kroger from Deloitte & Touche LLP ("Deloitte") (or any other independent public accounting firm reasonably satisfactory to Kroger) two letters each addressed to Kroger and PricewaterhouseCoopers LLP ("PwC") (or any other independent public accounting firm selected by Kroger), one dated the date upon which the Form S-4 becomes effective and one dated the Closing Date, stating that as of the respective dates of its letters, Deloitte is not aware of any conditions that exist that would preclude Fred Meyer's ability to be a party in a business combination to be accounted for as a pooling of interests. Kroger shall use its reasonable best efforts to cause to be delivered to Fred Meyer from PwC (or any other independent public accounting firm reasonably satisfactory to Fred Meyer) two letters, each addressed to Fred Meyer and Deloitte (or any other independent public accounting firm selected by Fred Meyer), one dated the date upon which the Form S-4 becomes effective and one dated the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement. Attached as Exhibit C to this Agreement are copies of the letters described in this Section 6.18.

                                  ARTICLE VII

     Section 7.1 Conditions to Obligations of the Parties to Consummate the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction of each of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Fred Meyer and Kroger, in each case in accordance with the DGCL, the OGCL or the rules and regulations of the NYSE, as applicable.

          (b) Legality. No order, decree or injunction shall have been entered or issued by any Governmental Entity which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Each Party agrees that, in the event that any such order, decree or injunction shall be entered or issued, it shall use its reasonable best efforts to cause any such order, decree or injunction to be lifted or vacated.

          (c) HSR Act. The waiting period (or extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          (d) Registration Statement Effective. The Form S-4 shall have become effective prior to the mailing by each of the Parties of the Proxy Statement/Prospectus to its respective stockholders and no stop order suspending the effectiveness of the Form S-4 shall then be in effect;

          (e) Blue Sky Approvals. All such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as may be required under state securities or "blue sky" laws in connection with the shares of Kroger Common Stock to be issued pursuant to the Merger have been obtained.

          (f) Stock Exchange Listing. The shares of Kroger Common Stock to be issued pursuant to the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     Section 7.2 Additional Conditions to Obligations of Kroger and Jobsite Holdings. The obligations of Kroger and Jobsite Holdings to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Fred Meyer contained in this Agreement shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (determined without regard to materiality qualifiers or limitations contained therein), individually or in the aggregate, would not reasonably be expected to have resulted in a Fred Meyer Material Adverse Effect.

          (b) Agreements and Covenants. Fred Meyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

          (c) Certificates. Kroger shall have received a certificate of an executive officer of Fred Meyer that the conditions set forth in paragraphs
     (a) and (b) above have been satisfied.

          (d) Consents. Except as set forth in the Fred Meyer Disclosure Letter, Fred Meyer shall have obtained all consents, approvals, releases or authorizations ("Consents") from, and Fred Meyer shall have made all filings and registrations ("Filings") to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for Kroger and Jobsite Holdings to consummate the Merger or issue shares of Kroger Common Stock pursuant thereto, as applicable, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, reasonably be expected to have a Fred Meyer Material Adverse Effect (it being understood that the obtaining of Consents in connection with the agreements listed on Schedule 3.5 of the Fred Meyer Disclosure Letter shall not be a condition to the consummation of the Merger).

          (e) Tax Opinion. Kroger shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson (or other counsel reasonably satisfactory to it), dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code. In rendering this opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others; and

          (f) Accountants Letters. Kroger shall have received each of the accountants' letters contemplated by Sections 6.17 and 6.18 to be received by it.

     Section 7.3 Additional Conditions to Obligations of Fred Meyer. The obligations of Fred Meyer to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Kroger and Jobsite Holdings contained in this Agreement shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (determined without regard to materiality qualifiers or limitations contained therein), individually or in the aggregate, would not reasonably be expected to have resulted in a Kroger Material Adverse Effect;

          (b) Agreements and Covenants. Each of Kroger and Jobsite Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

          (c) Certificates. Fred Meyer shall have received a certificate of an executive officer of Kroger that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

          (d) Consents. Except as set forth in the Kroger Disclosure Letter, Kroger shall have obtained all Consents from, and Kroger shall have made all Filings to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for Fred Meyer to consummate the Merger, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, be reasonably expected to have a Kroger Material Adverse Effect.

          (e) Tax Opinion. Fred Meyer shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton (or other counsel reasonably satisfactory to it), dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code. In rendering such opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others; and

          (f) Accountants Letters. Fred Meyer shall have received each of the accountants' letters contemplated by Sections 6.17 and 6.18 to be received by it.

                                  ARTICLE VIII

     Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

          (a) by mutual written consent of each of Kroger and Fred Meyer;

          (b) by either Fred Meyer or Kroger, if the Effective Time shall not have occurred on or before September 30, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
     Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either Fred Meyer or Kroger, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if the terminating Party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

          (d) by either Fred Meyer or Kroger, if there shall have been a material breach by the other of any of its (x) representations or warranties contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by Fred Meyer) or Section 7.3(a) (in the case of a breach by Kroger), or (y) covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(b) (in the case of a breach by Fred Meyer) or Section 7.3(b) (in the case of a breach by Kroger), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Party alleged to be in breach.

          (e) by either Fred Meyer or Kroger, if the required approvals of the stockholders of Fred Meyer or Kroger shall not have been obtained at a duly held stockholders' meeting, including any adjournments or postponements.

     Section 8.2 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives); provided, however, no such termination shall relieve any party hereto from (x) any liability for damages resulting from any willful or intentional breach of this Agreement (whether or not any fees contemplated by this Section 8.2 are payable) or (y) any obligation to pay the termination fees provided for below or Fees and Expenses (as defined) pursuant to this Section 8.2.

     (b) (i) In the event that prior to the meeting of Fred Meyer stockholders duly convened and held to vote in respect of this Agreement and the Merger, a Fred Meyer Business Combination Proposal (as defined) shall have been made to Fred Meyer and made known to its stockholders generally or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Fred Meyer Business Combination Proposal (whether or not such Proposal shall have been rejected or shall have been withdrawn), and thereafter (x) this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of the stockholders of Fred Meyer to approve this Agreement or the Merger at such meeting or (y) this Agreement is terminated by Kroger pursuant to 8.1(d)(y) by reason of a breach by Fred Meyer of its covenants or agreements hereunder, Fred Meyer shall, simultaneously with such termination, pay to Kroger a fee equal to $55,000,000 (the "Initial Fred Meyer Termination Fee"). In addition, in the event that this Agreement is terminated under circumstances in which the Initial Fred Meyer Termination Fee becomes payable, and within eighteen months of such termination Fred Meyer enters into an agreement with any Person with respect to a Fred Meyer Business Combination Proposal or a Fred Meyer Business Combination Proposal is consummated, then, upon the signing of such agreement or, if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of Kroger) of such Fred Meyer Business Combination Proposal, Fred Meyer shall pay to Kroger an additional termination fee equal to $110,000,000 (the "Additional Fred Meyer Termination Fee"). "Fred Meyer Business Combination Proposal" shall mean any Fred Meyer Acquisition Proposal, provided that all references in the definition of Fred Meyer Acquisition Proposal to "15%" shall be deemed to be references to "50%."

     (ii) In the event that prior to the meeting of Kroger stockholders duly convened and held to vote in respect to this Agreement and the Merger, a Kroger Business Combination Proposal (as defined) shall have been made to Kroger and made known to its stockholders generally or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Kroger Business Combination Proposal (whether or not such Proposal shall have been rejected or shall have been withdrawn) and thereafter (x) this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of the stockholders of Kroger to approve this Agreement or the Merger at such meeting or (y) this Agreement is terminated by Fred Meyer pursuant to Section 8.1(d)(y) by reason of a breach by Kroger of its covenants or agreements hereunder, Kroger shall, simultaneously with such termination, pay to Fred Meyer a fee equal to $90,000,000 (the "Initial Kroger Termination Fee"). In addition, in the event that this Agreement is terminated under circumstances in which the Initial Kroger Termination Fee becomes payable, and within eighteen months of such termination Kroger enters into an agreement with any Person with respect to a Kroger Business Combination Proposal or a Kroger Business Combination Proposal is consummated, then, upon the signing of such agreement or, if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of Fred Meyer) of such Kroger Business Combination Proposal, Kroger shall pay to Fred Meyer an additional termination fee equal to $185,000,000 (the "Additional Kroger Termination Fee"). "Kroger Business Combination Proposal" shall mean any Kroger Acquisition Proposal provided that all references in the definition of Kroger Acquisition Proposal to "15%" shall be deemed to be references to "50%."

     (c) In the event that this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of any Party's stockholders to approve this Agreement or the Merger at a meeting of stockholders duly convened and held to vote in respect of this Agreement and the Merger or the issuance of shares pursuant thereto, such Party shall promptly upon such termination (following receipt of a statement therefor) reimburse the other Party for all fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants, consultants and other advisors and Representatives) ("Fees and Expenses") incurred and paid by the other Party in connection with this Agreement and the Merger.

     (d) Reimbursements of Fees and Expenses hereunder and any Termination Fee payable hereunder shall be payable by wire transfer of immediately available funds. The reimbursement of Fees and Expenses shall be credited against any Termination Fee payable by such Party. No Party which is in material breach of its covenants, agreements or representations shall be entitled to receive Fees and Expenses or a Termination Fee.

     (e) The Parties acknowledge that the agreements contained in this Section
8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Kroger and Fred Meyer would not enter into this Agreement. If either Party fails to pay promptly any amount due pursuant to this
Section 8.2, and, in order to obtain such payment, the other Party commences a suit which results in a judgment against such first Party for such amount (or any portion thereof), such first Party shall pay the costs and expenses (including attorneys' fees) of the other Party in connection with such suit, together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

     Section 8.3 Amendment. This Agreement may be amended at any time before the Effective Time but only pursuant to a writing executed and delivered by Kroger and Fred Meyer in accordance with the provisions of applicable law.

                                   ARTICLE IX

     Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (a) the agreements set forth in Sections 1.3, 6.11, 6.12, 6.13, 6.14 and 9.8 shall survive the Effective Time, and (b) the agreements set forth in Sections 6.7, 6.9(b), 8.2 and 9.8 shall survive termination indefinitely.

     Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

       (a) if to Fred Meyer:

        Fred Meyer, Inc.
        3800 SE 22nd Avenue
        Portland, Oregon 97202
        Attention: Roger A. Cooke, Esq.
        Telecopy No.: (503) 797-7138

        with a copy to:

        Cleary, Gottlieb, Steen & Hamilton
        One Liberty Plaza
        New York, New York 10006
        Attention: Daniel S. Sternberg, Esq.
        Telecopy No.: (212) 225-3999

        (b) if to Kroger or Jobsite Holdings:

        The Kroger Co.
        1014 Vine Street
        Cincinnati, Ohio 45202
        Attention: Paul W. Heldman, Esq.
        Telecopy No.: (513) 762-1400

        with a copy to:

        Fried, Frank, Harris, Shriver & Jacobson
        One New York Plaza
        New York, New York 10004
        Attention: Arthur Fleischer, Jr., Esq.
        Telecopy No.: (212) 859-4000

     Section 9.3 Certain Definitions; Interpretation. (a) For purposes of this Agreement, the following terms shall have the following meanings:

           (i) "Fred Meyer Material Adverse Effect" means any change, circumstance, event or effect (x) that is or will be materially adverse to the business, results of operations, financial condition or prospects of Fred Meyer and its Subsidiaries taken as a whole, or (y) that will prevent or materially impair Fred Meyer's ability to consummate the Merger, provided that a Fred Meyer Material Adverse Effect shall not include changes or effects (1) relating to economic conditions or financial markets in general or the retail food and drug industry in general, (2) resulting from the voluntary termination of employment by employees of Fred Meyer and its Subsidiaries between this date and the Closing Date or (3) resulting from actions required to be taken by the terms of this Agreement. A decline in the stock market price of the shares of Fred Meyer Common Stock in and of itself shall not be deemed a "Fred Meyer Material Adverse Effect."

           (ii) "Kroger Material Adverse Effect" means any change, circumstance, event or effect (x) that is or will be materially adverse to the business, results of operations, financial condition or prospects of Kroger and its Subsidiaries taken as a whole, or (y) that is or will prevent or materially impair Kroger's ability to consummate the Merger or to issue shares of Kroger Common Stock in accordance with the terms hereof, provided that a Kroger Material Adverse Effect shall not include changes or effects (1) relating to economic conditions or financial markets in general or the retail food and drug industry in general or (2) resulting from actions required to be taken by the terms of this Agreement. A decline in the stock market price of the shares of Kroger Common Stock in and of itself shall not be deemed a "Kroger Material Adverse Effect."

           (iii) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

           (iv) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

            (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

           (vi) "knowledge" of any Party shall mean the actual knowledge of any of the executive officers of that Party.

           (vii) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          (viii) "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

           (ix) "Subsidiary" of a Person means any corporation or other legal entity of which that Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock (or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity) is directly or indirectly owned or controlled by that Person (either alone or through or together with any other Subsidiary or Subsidiaries).

     (b) When a reference is made in this Agreement to Articles, Sections, Disclosure Letters or Exhibits, this reference is to an Article or a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

     Section 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Stock Option Agreements, the Fred Meyer Disclosure Letter, the Kroger Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and, except for Section 6.11 (Indemnification; Directors' and Officers' Insurance), does not, and is not intended to, confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.7 Assignment. This Agreement shall not be assigned by any party by operation of law or otherwise without the express written consent of each of the other parties.

     Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws provisions thereof, provided that the provisions of
Article II shall be governed by the DGCL or the OGCL, as applicable. Each of the parties irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal courts of the State of New York and the courts of the United States of America located in the Southern District of the State of New York for any litigation arising out of or relating to this Agreement or the Merger or any of the other transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in these courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the Merger or any of the other transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement, the Stock Option Agreements, the Merger or any of the other transactions contemplated hereby or thereby.

     Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          THE KROGER CO.

                                          By: /s/ PAUL W. HELDMAN

                                            ------------------------------------
                                            Name: Paul W. Heldman
                                            Title:  Senior Vice President,
                                                    Secretary and
                                                General Counsel

                                          JOBSITE HOLDINGS, INC.

                                          By: /s/ PAUL W. HELDMAN
                                            ------------------------------------
                                            Name: Paul W. Heldman
                                            Title:  Vice President and Secretary

                                          FRED MEYER, INC.

                                          By: /s/ ROBERT G. MILLER
                                            ------------------------------------
                                            Name: Robert G. Miller
                                            Title:  President and Chief
                                                    Executive Officer

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

                                                                      APPENDIX B
                                                                  CONFORMED COPY

                   THE TRANSFER OF THIS AGREEMENT IS SUBJECT
                   TO CERTAIN PROVISIONS CONTAINED HEREIN AND
                        TO RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated as of October 18, 1998 (this "Agreement"), between Fred Meyer, Inc., a Delaware corporation ("Issuer"), and The Kroger Co., an Ohio corporation ("Grantee").

     WHEREAS, Issuer, Grantee, and a wholly owned subsidiary of Grantee (the "Merger Sub") propose to enter into an Agreement and Plan of Merger, to be dated as of this date (the "Merger Agreement"), pursuant to which Merger Sub is to merge with and into Issuer, with Issuer continuing as the surviving corporation and a wholly owned subsidiary of Grantee after such merger, and in such merger, each share of common stock, par value $.01 per share, of Issuer ("Common Stock") will be converted to a right to receive one share of common stock, par value $1.00 per share, of Grantee as provided in the Merger Agreement;

     WHEREAS, as an inducement and condition to Grantee's willingness to enter into the Merger Agreement and in consideration thereof, Issuer is granting to Grantee, pursuant to the terms and subject to the conditions contained in this Agreement, an option to purchase 19.9 % of the outstanding shares of Common Stock; and

     WHEREAS, the Board of Directors of Issuer has approved the grant by Issuer to Grantee of the Option (defined below) pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

     1. The Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, pursuant to the terms and subject to the conditions hereof, up to 30,799,665 fully paid and nonassessable shares of Common Stock at a price of $44.125 per share (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

     2. Exercise; Closing.

     (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person, including Grantee, being referred to as "Holder") may exercise the Option, in whole or in part, from time to time, if but only if a Triggering Event has occurred, and prior to the occurrence of an Exercise Termination Event (as defined below). The right to exercise the Option shall terminate upon either (i) the occurrence of the Effective Time (as defined in the Merger Agreement) or (ii) (x) if a Notice Date (as defined in Section 2(d)) has not previously occurred, the close of business on the earlier of (A) the day that is 150 days after the date of a Triggering Event, (B) the date upon which the Merger Agreement is terminated if no Termination Fee (as defined in the Merger Agreement) could be payable by Issuer pursuant to the terms of the Merger Agreement upon the occurrence of certain events or the passage of time, and (C) 700 days following the date upon which the Merger Agreement is terminated, and (y) if a Notice Date has previously occurred, 150 days after that Notice Date (the events in (i) or (ii) being referred to as "Exercise Termination Events").

     (b) Triggering Event. A "Triggering Event" shall have occurred at such time at which Grantee becomes entitled to receive the Additional Fred Meyer Termination Fee from Issuer pursuant to Section 8.2(b) of the Merger Agreement.

     (c) Notice of Trigger Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event (it being understood that the giving of the notice by Issuer shall not be a condition to the right of Holder to exercise the option).

     (d) Notice of Exercise. If Holder shall be entitled to and desires to exercise the Option, in whole or in part, it shall send to Issuer a written notice (any date on which this notice is given, in accordance with Section 15, is referred to as a "Notice Date") specifying (i) the total number of shares that Holder will purchase pursuant to the exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 60 business days from the related Notice Date for the closing of the purchase (a "Closing"); provided, that if a filing or any approval is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or prior notification to or prior approval from any regulatory authority is required under any other law, statute, rule or regulation (including applicable rules and regulations of national securities exchanges) in connection with this purchase, Holder or Issuer, as required, promptly after the Notice Date, shall file all necessary notices and applications for approval and shall expeditiously process the same and the period of time referred to in clause (ii) shall commence on the date on which all required notification and waiting periods, if any, shall have expired or been terminated and all required approvals, if any, shall have been obtained. Any exercise of the Option shall be deemed to occur on the date of the Notice Date relating thereto. Each of Holder and Issuer agrees to use its reasonable best efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval.

     (e) Payment of Purchase Price; Delivery of Common Stock. (i) At each Closing, Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate a bank account shall not preclude Holder from exercising the Option, in whole or in part.

           (ii) At each Closing, simultaneously with the payment of the aggregate purchase price by Holder, Issuer shall deliver to Holder a certificate or certificates representing the number of shares of Common Stock purchased by Holder and, if the Option shall be exercised in part only, a new Agreement providing for an Option evidencing the rights of Holder to purchase the balance (as adjusted pursuant to the terms hereof) of the shares then purchasable hereunder and the Holder shall deliver this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable laws or the provisions of this Agreement.

          (iii) Notwithstanding anything to the contrary contained in paragraphs
     (i) and (ii) of this Section 2(e), Holder shall have the right (a "Cashless Exercise Right") to direct the Issuer, in the written notice of exercise referred to in Section 2(d), to reduce the number of shares of Common Stock required to be delivered by Issuer to Holder at any Closing by such number of shares of Common Stock that have an aggregate Market/Offer Price (as defined in Section 9(a)) equal to the aggregate purchase price payable at such Closing (but for this paragraph (iii)), or any portion thereof, in lieu of Holder paying to the Issuer at such Closing such aggregate purchase price or portion thereof, as the case may be. Any exercise of the Option in which, and to the extent to which, Holder exercises its Cashless Exercise Right pursuant to this paragraph (iii) shall be referred to as a "Cashless Exercise."

     (f) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed at the option of Issuer with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, a copy of which agreement is on file at the principal office of Issuer, and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of the aforementioned agreement will be mailed to the holder without charge promptly after receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without this reference if Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and

Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that this legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, the certificates shall bear any other legend as may be required by applicable law.

     (g) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by Holder to Issuer of the written notice of exercise referred to in
Section 2(d) and, except to the extent this notice relates to a Cashless Exercise, the tender of the applicable purchase price in immediately available funds, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon the exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing the shares of Common Stock shall not have been actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Holder or its assignee, transferee or designee.

     3. Covenants of Issuer. In addition to its other agreements and covenants, Issuer agrees:

          (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock;

          (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer and not to take any action which would cause any of its representations or warranties not to be true in any material respect; and

          (c) Further Assurances. Promptly after this date to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that any other prior approval of or notice to any regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating fully with Holder in preparing and processing the required applications or notices) in order to permit Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Holder that Issuer has all requisite corporate power and authority and has taken all corporate action necessary to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and that this Agreement has been duly and validly authorized, executed and delivered by Issuer. Issuer hereby further represents and warrants to Holder that it has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option the number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time or from time to time issuable upon exercise of the Option and that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement and the Securities Act) and not subject to any preemptive rights. Issuer has taken all action necessary to make inapplicable to Grantee any state takeover, business combination, control share or other similar statute and any charter provisions which would otherwise be applicable to Grantee or any transaction involving Issuer and Grantee by reason of the grant of the Option, the acquisition of beneficial ownership of shares of Common Stock as a result of the grant of the Option, or the acquisition of shares of Common Stock upon exercise of the Option.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Grantee. Grantee represents and warrants to Issuer that any shares of Common Stock acquired upon exercise of the Option will be acquired for Grantee's own account, and will not be, and the Option is not being, acquired by Grantee with a view to the distribution thereof in violation of any applicable provision of the Securities Act. Grantee has such knowledge and experience in business and financial matters as to be capable of utilizing the information which is available to Grantee to evaluate the merits and risks of an investment by Grantee in the Common Stock and Grantee is able to bear the economic risks of any investment in the shares of Common Stock which Grantee may acquire upon exercise of the Option.

     6. Exchange; Replacement. This Agreement and the Option are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as set forth in this Agreement in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Agreements issued in respect of this Agreement shall not exceed 19.9% of the outstanding shares of Common Stock of the Issuer (without giving effect to shares of Common Stock issued or issuable pursuant to the Option). Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any Agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon
(i) receipt by Issuer of reasonably satisfactory evidence of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any Person other than the holder of the new Agreement.

     7. Adjustments. The total number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

          In the event of any change in, or distribution in respect of, the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type (including, in the event of any Major Transaction described in Section 9(d) hereof in which Issuer is not the surviving or continuing corporation, to provide that the Option shall be exercisable for shares of common stock of the surviving or continuing corporation in such Major Transaction) and number of shares of Common Stock purchasable upon exercise of the Option and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits contemplated hereby, and proper provision shall be made in the agreements governing any such transactions to provide for the proper adjustment and the full satisfaction of Issuer's obligation hereunder.

     8. Registration. At any time after a Triggering Event occurs and prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), and, with respect to the first demand registration as to which the Grantee exercises its demand rights under this Section 8, delivered no later than 90 days following such Triggering Event, as promptly as practicable, prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause this registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition reasonably requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this
Section 8 or suspend effectiveness of that registration statement, in each case for a period of time (not in excess of 90 days) if in Grantee's judgment this filing or continued effectiveness would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its reasonable best efforts to cause such registration statement to remain effective for a period of 365 days or such shorter time as is reasonably appropriate to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. In connection with any such registration, Issuer and Holder shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. To the extent reasonably requested by Holder in connection with this registration, Issuer shall (x) become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements (in each case reasonably acceptable to Issuer) customarily made by issuers in these underwriting agreements, and (y) use its reasonable best efforts to take all further actions which shall be reasonably necessary to effect such registration and sale (including participating in road-show presentations and causing to be delivered customary certificates, opinions of counsel and "comfort letters"). Notwithstanding anything to the contrary contained in the Agreement, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 8 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement. Upon the effectiveness of a registration statement demanded pursuant to this Section 8, the Holder of the Option Shares that are the subject of such registration may not thereafter require the Issuer to repurchase such Option Shares so long as Issuer complies with its obligations under this Section 8.

     9. Repurchase of Option and/or Shares.

     (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event and prior to an Exercise Termination Event, (i) at the request of Holder, delivered in writing within 150 days of this occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase the Option from Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined in Section 9(b)) multiplied by the amount by which the Market/Offer Price (as defined below) exceeds the Option Price or (ii) at the request of any owner of Option Shares (an "Owner") delivered in writing within 150 days of this occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from the Owner as the Owner shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the Market/Offer Price. The term "Market/Offer Price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock either has been consummated, or at which a Person has publicly announced its intention to commence a tender or exchange offer, after the date of this Agreement and prior to the delivery of the Repurchase Notice, and which offer either has been consummated and not withdrawn or terminated as of the date payment of the Repurchase Price is made, or has been publicly announced and the intention to make a tender or exchange offer has not been withdrawn as of the date payment of the Repurchase Price is made, (y) the price per share of Common Stock to be paid by any third party pursuant to a valid agreement with Issuer for a merger, share exchange, consolidation or reorganization entered into after the date hereof and on or prior to the delivery of the Repurchase Notice or (z) the average closing price for shares of Common Stock on the New York Stock Exchange (the "NYSE") (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) for the twenty consecutive trading days immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm mutually selected by Issuer and Holder or Owner, as the case may be.

     (b) Method of Repurchase. Subject to the terms of Section 9(a), Holder or Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by Holder or Owner pursuant to this Section 9 by surrendering for this purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Holder or Owner elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within four business days after the surrender of the Agreement for the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice, Issuer shall deliver or cause to be delivered to Holder or Owner of Option Shares, as the case may be, the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion that Issuer is not then prohibited under applicable law and regulation from so delivering, in immediately available funds by a wire transfer to a bank account designated by Grantee. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

     (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or a portion thereof) and/or any Option Shares subject to this Repurchase Notice (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish this repurchase), Issuer shall promptly so notify Holder or Owner, as the case may be, in writing and thereafter deliver or cause to be delivered, from time to time, to Holder or Owner, as the case may be, the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within four business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of this prohibition, Holder or Owner, as the case may be, may, within 5 days of receipt of this notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to Holder or Owner, as the case may be, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) (a) deliver to Holder with respect to the Option, a new Agreement evidencing the right of Holder to purchase that number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to Holder, and/or (b) deliver to the owner of Option Shares, with respect to its Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to such owner. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, Holder may exercise the Option at least until 150 days after the date upon which Issuer is no longer prohibited from delivering all of the Option Repurchase Price.

     (d) Major Transactions. Issuer hereby agrees that, prior to the occurrence of an Exercise Termination Event, Issuer shall not enter into or agree to enter into any agreement for a Major Transaction (defined below) unless the other party or parties thereto agree to assume in writing Issuer's obligations under this Agreement. "Major Transaction" shall mean any merger or consolidation involving the Issuer and any transaction involving a sale, transfer or other disposition of a majority of the assets or shares of capital stock of the Issuer.

     10. Extension of Exercise Periods. The 150 and 700 day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of Holder or Owner to the extent necessary to avoid liability by a Holder or Owner under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reason of this exercise.

     11. Assignment. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that Holder or Owner may assign its rights in whole or in part to any of its affiliates and, in the event that a Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, Holder or Owner may within 90 days following this Triggering Event assign the Option or any of its other rights hereunder, in whole or in part, to one or more third parties, provided that the affiliate and any such third party shall execute this Agreement and agree to become subject to its terms. Any attempted assignment in contravention of the preceding sentence shall be null and void.

     12. Filings; Other Actions. Each party will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and govern mental authorities necessary for the consummation of the transactions contemplated by this Agreement.

     13. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

     14. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason a court or regulatory agency determines that Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, any portion of the Option or the full number of shares of Common Stock provided in Section 1(a) (as adjusted pursuant Section 1(b) and 7), it is the express intention of the parties to allow Holder to acquire or to require Issuer to repurchase such lesser portion of the Option or number of shares as may be permissible, without any amendment or modification of this Agreement.

     15. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be furnished in accordance with Section 9.2 of the Merger Agreement.

     16. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     17. Entire Agreement, Etc. This Agreement and Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     18. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Profit (as defined) plus any Liquidation Amounts (as defined) exceed in the aggregate $275,000,000 and, if it otherwise would exceed this amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee or any other Holder or Owner, (iii) pay to the Issuer cash or refund in cash Liquidation Amounts previously paid or reduce or waive the amount of any Liquidation Amount payable pursuant to Section 8.2 of the Merger Agreement, or
(iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with any Liquidation Amounts so paid or payable to Grantee, shall not exceed $275,000,000 after taking into account the foregoing actions.

     The term "Liquidation Amounts" means the aggregate amount of any Initial Fred Meyer Termination Fee and Additional Fred Meyer Termination Fee (each as defined in the Merger Agreement) payable or paid to Grantee and its assigns pursuant to Section 8.2 of the Merger Agreement (and not repaid or refunded to the Issuer pursuant to this Section 18 or otherwise).

     (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined) which, together with any Liquidation Amount theretofore paid or then payable to Grantee (and not repaid or refunded to the Issuer pursuant to Section 18 or otherwise), would exceed $275,000,000 provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used in this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee, any other Holder and any Owner pursuant to Issuer's repurchase of the Option (or any portion) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's, any other Holder's and any Owner's purchase price for such Option Shares, as the case may be, (ii)
(x) the net cash amounts (and the fair market value of any other consideration) received by Grantee, any other Holder and any Owner pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's (or any other Holder's or Owner's) purchase price of such Option Shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by Grantee (or any other Holder) on the transfer of the Option (or any portion thereof) to any unaffiliated party. In the case of clauses (ii)(x) and
(iii) above, the Grantee and each Holder and Owner agrees to furnish as promptly as reasonably practicable after any disposition of all or a portion of the Option or Option Shares a complete and correct statement, certified by a responsible executive officer or partner of Grantee, Holder or Owner, as applicable, of the net cash amounts (and the fair market value of any other consideration) received in connection with any sale or transfer of the Option or Option Shares.

     (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee and any other Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal (taking into account the provision of Section 18(a)) assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and any other Holders and Owners and their respective affiliates as of such date were sold for cash at the closing market price for the Common Stock on the NYSE Composite Transaction Tape as of the close of business on the preceding trading day (less customary brokerage commissions).

     19. Captions. The section, paragraph and other captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     20. Counterparts. This Agreement may be executed in one or more counterparts, and by both parties in separate counterparts, each of which when exercised shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Restrictions on Certain Actions; Covenants of Grantee. From and after the date of exercise of the Option in whole or part, and for as long as Grantee owns shares of Common Stock acquired pursuant to the exercise of the Option that represent at least 2% of the then outstanding Voting Securities:

          (a) Without the prior consent of the Board of Directors of Issuer specifically expressed in a resolution, Grantee will not, and will not permit any of its Affiliates (as defined) to:

              (i) acquire or agree, offer, seek or propose to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of more than 20% of any class of Voting Securities (as herein defined), or any rights or options to acquire such ownership (including from a third party);

              (ii) propose a merger, consolidation or similar transaction involving the Issuer;

             (iii) offer, seek or propose to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Issuer;

              (iv) seek or propose to influence or control the management or policies of the Issuer or to obtain representation on the Issuer's Board of Directors, or solicit or participate in the solicitation of any proxies or consents with respect to the securities of the Issuer;

              (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

              (vi) seek or request permission to do any of the foregoing or seek any permission to make any public announcement with respect to any of the foregoing.

          The provisions of this Section 21 shall not apply to actions taken pursuant to the Merger Agreement; and

          (b) Grantee may not sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Voting Securities at any time except as follows:

              (i) pursuant to a tender offer, exchange offer, merger or consolidation of the Issuer, or in connection with a sale of all or substantially all of the Issuer's assets; or

              (ii) pursuant to a registered public offering under Section 8; or

             (iii) in compliance with Rule 144 of the General Rules and Regulations under the Securities Act (or any similar successor rule); and

          (c) (i) Grantee agrees to be present in person or to be represented by proxy at all stockholder meetings of Issuer so that all shares of Voting Securities beneficially owned by it or its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

              (ii) Grantee agrees to vote or cause to be voted all Voting Securities beneficially owned by it or its Affiliates proportionately with the votes cast by all other stockholders present and voting.

             (iii) The provision of this Section 21 shall terminate at such time as Grantee beneficially owns more than 50% of the outstanding Common Stock of Issuer.

     22. Governing Law. This Agreement shall be governed by and continued in accordance with the internal law of the State of New York.

     23. Definitions. For the purposes of this Agreement the following terms shall have the meanings specified below:

          "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership or securities or partnership or other ownership interest, by contract or otherwise).

          "Voting Securities" means the shares of Common Stock, preferred stock and any other securities of Issuer entitled to vote generally for the election of directors or any other securities (including rights and options), convertible into, exchangeable into or exercisable for, any of the foregoing (whether or not presently exercisable, convertible or exchangeable).

          "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          THE KROGER CO.

                                          By: /s/ PAUL W. HELDMAN

                                            ------------------------------------
                                            Name: Paul W. Heldman
                                            Title:  Senior Vice President,
                                                    Secretary
                                                and General Counsel

                                          FRED MEYER, INC.

                                          By: /s/ ROBERT G. MILLER

                                            ------------------------------------
                                            Name: Robert G. Miller
                                            Title:  President and Chief
                                                    Executive Officer

                                                                      APPENDIX C
                                                                  CONFORMED COPY

        THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS
               CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated as of October 18, 1998 (this "Agreement"), between The Kroger Co., an Ohio corporation ("Issuer"), and Fred Meyer, Inc., a Delaware corporation ("Grantee").

     WHEREAS, Issuer, Grantee, and a wholly owned subsidiary of Issuer (the "Merger Sub") propose to enter into an Agreement and Plan of Merger, to be dated as of this date (the "Merger Agreement"), pursuant to which Merger Sub is to merge with and into Grantee, with Grantee continuing as the surviving corporation and a wholly owned subsidiary of Issuer after such merger, and in such merger, each share of common stock, par value $.01 per share, of Grantee will be converted to a right to receive one share of common stock, par value $1.00 per share, of Issuer ("Common Stock") as provided in the Merger Agreement;

     WHEREAS, as an inducement and condition to Grantee's willingness to enter into the Merger Agreement and in consideration thereof, Issuer is granting to Grantee, pursuant to the terms and subject to the conditions contained in this Agreement, an option to purchase 19.9% of the outstanding shares of Common Stock; and

     WHEREAS, the Board of Directors of Issuer has approved the grant by Issuer to Grantee of the Option (defined below) pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

     1. The Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, pursuant to the terms and subject to the conditions hereof, up to 55,906,472 fully paid and nonassessable shares of Common Stock at a price of $50 per share (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

     2. Exercise; Closing.

     (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person, including Grantee, being referred to as "Holder") may exercise the Option, in whole or in part, from time to time, if but only if a Triggering Event has occurred, and prior to the occurrence of an Exercise Termination Event (as defined below). The right to exercise the Option shall terminate upon either (i) the occurrence of the Effective Time (as defined in the Merger Agreement) or (ii) (x) if a Notice Date (as defined in Section 2(d)) has not previously occurred, the close of business on the earlier of (A) the day that is 150 days after the date of a Triggering Event, (B) the date upon which the Merger Agreement is terminated if no Termination Fee (as defined in the Merger Agreement) could be payable by Issuer pursuant to the terms of the Merger Agreement upon the occurrence of certain events or the passage of time, and (C) 700 days following the date upon which the Merger Agreement is terminated, and (y) if a Notice Date has previously occurred, 150 days after that Notice Date (the events in (i) or (ii) being referred to as "Exercise Termination Events").

     (b) Triggering Event. A "Triggering Event" shall have occurred at such time at which Grantee becomes entitled to receive the Additional Kroger Termination Fee from Issuer pursuant to Section 8.2(b) of the Merger Agreement.

     (c) Notice of Trigger Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event (it being understood that the giving of the notice by Issuer shall not be a condition to the right of Holder to exercise the option).

     (d) Notice of Exercise. If Holder shall be entitled to and desires to exercise the Option, in whole or in part, it shall send to Issuer a written notice (any date on which this notice is given, in accordance with Section 15, is referred to as a "Notice Date") specifying (i) the total number of shares that Holder will purchase pursuant to the exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 60 business days from the related Notice Date for the closing of the purchase (a "Closing"); provided, that if a filing or any approval is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or prior notification to or prior approval from any regulatory authority is required under any other law, statute, rule or regulation (including applicable rules and regulations of national securities exchanges) in connection with this purchase, Holder or Issuer, as required, promptly after the Notice Date, shall file all necessary notices and applications for approval and shall expeditiously process the same and the period of time referred to in clause (ii) shall commence on the date on which all required notification and waiting periods, if any, shall have expired or been terminated and all required approvals, if any, shall have been obtained. Any exercise of the Option shall be deemed to occur on the date of the Notice Date relating thereto. Each of Holder and Issuer agrees to use its reasonable best efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval.

     (e) Payment of Purchase Price; Delivery of Common Stock. (i) At each Closing, Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate a bank account shall not preclude Holder from exercising the Option, in whole or in part.

      (ii) At each Closing, simultaneously with the payment of the aggregate purchase price by Holder, Issuer shall deliver to Holder a certificate or certificates representing the number of shares of Common Stock purchased by Holder and, if the Option shall be exercised in part only, a new Agreement providing for an Option evidencing the rights of Holder to purchase the balance (as adjusted pursuant to the terms hereof) of the shares then purchasable hereunder and the Holder shall deliver this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable laws or the provisions of this Agreement.

     (iii) Notwithstanding anything to the contrary contained in paragraphs (i) and (ii) of this Section 2(e), Holder shall have the right (a "Cashless Exercise Right") to direct the Issuer, in the written notice of exercise referred to in
Section 2(d), to reduce the number of shares of Common Stock required to be delivered by Issuer to Holder at any Closing by such number of shares of Common Stock that have an aggregate Market/ Offer Price (as defined in Section 9(a)) equal to the aggregate purchase price payable at such Closing (but for this paragraph (iii)), or any portion thereof, in lieu of Holder paying to the Issuer at such Closing such aggregate purchase price or portion thereof, as the case may be. Any exercise of the Option in which, and to the extent to which, Holder exercises its Cashless Exercise Right pursuant to this paragraph (iii) shall be referred to as a "Cashless Exercise."

     (f) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed at the option of Issuer with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, a copy of which agreement is on file at the principal office of Issuer, and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of the aforementioned agreement will be mailed to the holder without charge promptly after receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without this reference if Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and

Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that this legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, the certificates shall bear any other legend as may be required by applicable law.

     (g) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by Holder to Issuer of the written notice of exercise referred to in
Section 2(d) and, except to the extent this notice relates to a Cashless Exercise, the tender of the applicable purchase price in immediately available funds, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon the exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing the shares of Common Stock shall not have been actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Holder or its assignee, transferee or designee.

     3. Covenants of Issuer. In addition to its other agreements and covenants, Issuer agrees:

          (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock;

          (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer and not to take any action which would cause any of its representations or warranties not to be true in any material respect; and

          (c) Further Assurances. Promptly after this date to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that any other prior approval of or notice to any regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating fully with Holder in preparing and processing the required applications or notices) in order to permit Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Holder that Issuer has all requisite corporate power and authority and has taken all corporate action necessary to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and that this Agreement has been duly and validly authorized, executed and delivered by Issuer. Issuer hereby further represents and warrants to Holder that it has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option the number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time or from time to time issuable upon exercise of the Option and that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement and the Securities Act) and not subject to any preemptive rights. The execution and delivery of this Agreement, the grant of the Option hereunder and the exercise in whole or in part of the Option in accordance with this Agreement, will not (i) result in the occurrence of any "Distribution Date" or "Stock Acquisition Date" under the Kroger Rights Agreement (as defined in the Merger Agreement) (ii) permit any Person to exercise any rights issued under any rights agreements of Issuer, or (iii) cause the separation of any such rights from the shares of Common Stock to which they are attached or such rights becoming exercisable. Issuer has taken all action necessary to make inapplicable to Grantee any state takeover, business combination, control share or other similar statute and any charter provisions which would otherwise be applicable to Grantee or any transaction involving Issuer and

Grantee by reason of the grant of the Option, the acquisition of beneficial ownership of shares of Common Stock as a result of the grant of the Option, or the acquisition of shares of Common Stock upon exercise of the Option.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Grantee. Grantee represents and warrants to Issuer that any shares of Common Stock acquired upon exercise of the Option will be acquired for Grantee's own account, and will not be, and the Option is not being, acquired by Grantee with a view to the distribution thereof in violation of any applicable provision of the Securities Act. Grantee has such knowledge and experience in business and financial matters as to be capable of utilizing the information which is available to Grantee to evaluate the merits and risks of an investment by Grantee in the Common Stock and Grantee is able to bear the economic risks of any investment in the shares of Common Stock which Grantee may acquire upon exercise of the Option.

     6. Exchange; Replacement. This Agreement and the Option are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as set forth in this Agreement in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Agreements issued in respect of this Agreement shall not exceed 19.9% of the outstanding shares of Common Stock of the Issuer (without giving effect to shares of Common Stock issued or issuable pursuant to the Option). Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any Agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon
(i) receipt by Issuer of reasonably satisfactory evidence of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any Person other than the holder of the new Agreement.

     7. Adjustments. The total number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

          In the event of any change in, or distribution in respect of, the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type (including, in the event of any Major Transaction described in Section 9(d) hereof in which Issuer is not the surviving or continuing corporation, to provide that the Option shall be exercisable for shares of common stock of the surviving or continuing corporation in such Major Transaction) and number of shares of Common Stock purchasable upon exercise of the Option and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits contemplated hereby, and proper provision shall be made in the agreements governing any such transactions to provide for the proper adjustment and the full satisfaction of Issuer's obligation hereunder.

     8. Registration. At any time after a Triggering Event occurs and prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), and, with respect to the first demand registration as to which the Grantee exercises its demand rights under this Section 8, delivered no later than 90 days following such Triggering Event, as promptly as practicable, prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause this registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition reasonably requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 or suspend effectiveness of that registration statement, in each case for a period of time (not in excess of 90 days) if in Grantee's judgment this filing or continued effectiveness would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its reasonable best efforts to cause such registration statement to remain effective for a period of 365 days or such shorter time as is reasonably appropriate to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. In connection with any such registration, Issuer and Holder shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. To the extent reasonably requested by Holder in connection with this registration, Issuer shall (x) become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements (in each case reasonably acceptable to Issuer) customarily made by issuers in these underwriting agreements, and (y) use its reasonable best efforts to take all further actions which shall be reasonably necessary to effect such registration and sale (including participating in road-show presentations and causing to be delivered customary certificates, opinions of counsel and "comfort letters"). Notwithstanding anything to the contrary contained in the Agreement, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 8 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement. Upon the effectiveness of a registration statement demanded pursuant to this Section 8, the Holder of the Option Shares that are the subject of such registration may not thereafter require the Issuer to repurchase such Option Shares so long as Issuer complies with its obligations under this Section 8.

     9. Repurchase of Option and/or Shares.

     (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event and prior to an Exercise Termination Event, (i) at the request of Holder, delivered in writing within 150 days of this occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase the Option from Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined in Section 9(b)) multiplied by the amount by which the Market/Offer Price (as defined below) exceeds the Option Price or (ii) at the request of any owner of Option Shares (an "Owner") delivered in writing within 150 days of this occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from the Owner as the Owner shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the Market/Offer Price. The term "Market/Offer Price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock either has been consummated, or at which a Person has publicly announced its intention to commence a tender or exchange offer, after the date of this Agreement and prior to the delivery of the Repurchase Notice, and which offer either has been consummated and not withdrawn or terminated as of the date payment of the Repurchase Price is made, or has been publicly announced and the intention to make a tender or exchange offer has not been withdrawn as of the date payment of the Repurchase Price is made, (y) the price per share of Common Stock to be paid by any third party pursuant to a valid agreement with Issuer for a merger, share exchange, consolidation or reorganization entered into after the date hereof and on or prior to the delivery of the Repurchase Notice or (z) the average closing price for shares of Common Stock on the New York Stock Exchange (the "NYSE") (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) for the twenty consecutive trading days immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm mutually selected by Issuer and Holder or Owner, as the case may be.

     (b) Method of Repurchase. Subject to the terms of Section 9(a), Holder or Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by Holder or Owner pursuant to this Section 9 by surrendering for this purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Holder or Owner elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within four business days after the surrender of the Agreement for the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice, Issuer shall deliver or cause to be delivered to Holder or Owner of Option Shares, as the case may be, the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion that Issuer is not then prohibited under applicable law and regulation from so delivering, in immediately available funds by a wire transfer to a bank account designated by Grantee. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

     (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or a portion thereof) and/or any Option Shares subject to this Repurchase Notice (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish this repurchase), Issuer shall promptly so notify Holder or Owner, as the case may be, in writing and thereafter deliver or cause to be delivered, from time to time, to Holder or Owner, as the case may be, the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within four business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of this prohibition, Holder or Owner, as the case may be, may, within 5 days of receipt of this notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to Holder or Owner, as the case may be, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) (a) deliver to Holder with respect to the Option, a new Agreement evidencing the right of Holder to purchase that number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to Holder, and/or (b) deliver to the owner of Option Shares, with respect to its Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to such owner. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, Holder may exercise the Option at least until 150 days after the date upon which Issuer is no longer prohibited from delivering all of the Option Repurchase Price.

     (d) Major Transactions. Issuer hereby agrees that, prior to the occurrence of an Exercise Termination Event, Issuer shall not enter into or agree to enter into any agreement for a Major Transaction (defined below) unless the other party or parties thereto agree to assume in writing Issuer's obligations under this Agreement. "Major Transaction" shall mean any merger or consolidation involving the Issuer and any transaction involving a sale, transfer or other disposition of a majority of the assets or shares of capital stock of the Issuer.

     10. Extension of Exercise Periods. The 150 and 700 day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of Holder or Owner to the extent necessary to avoid liability by a Holder or Owner under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reason of this exercise.

     11. Assignment. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that Holder or Owner may assign its rights in whole or in part to any of its affiliates and, in the event that a Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, Holder or Owner may within 90 days following this Triggering Event assign the Option or any of its other rights hereunder, in whole or in part, to one or more third parties, provided that the affiliate and any such third party shall execute this Agreement and agree to become subject to its terms. Any attempted assignment in contravention of the preceding sentence shall be null and void.

     12. Filings; Other Actions. Each party will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and govern mental authorities necessary for the consummation of the transactions contemplated by this Agreement.

     13. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

     14. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason a court or regulatory agency determines that Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, any portion of the Option or the full number of shares of Common Stock provided in Section 1(a) (as adjusted pursuant Section 1(b) and 7), it is the express intention of the parties to allow Holder to acquire or to require Issuer to repurchase such lesser portion of the Option or number of shares as may be permissible, without any amendment or modification of this Agreement.

     15. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be furnished in accordance with Section 9.2 of the Merger Agreement.

     16. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     17. Entire Agreement, Etc. This Agreement and Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     18. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Profit (as defined) plus any Liquidation Amounts (as defined) exceed in the aggregate $460,000,000 and, if it otherwise would exceed this amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee or any other Holder or Owner, (iii) pay to the Issuer cash or refund in cash Liquidation Amounts previously paid or reduce or waive the amount of any Liquidation Amount payable pursuant to Section 8.2 of the Merger Agreement, or
(iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with any Liquidation Amounts so paid or payable to Grantee, shall not exceed $460,000,000 after taking into account the foregoing actions.

     The term "Liquidation Amounts" means the aggregate amount of any Initial Kroger Termination Fee and Additional Kroger Termination Fee (each as defined in the Merger Agreement) payable or paid to Grantee and its assigns pursuant to
Section 8.2 of the Merger Agreement (and not repaid or refunded to the Issuer pursuant to this Section 18 or otherwise).

     (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined) which, together with any Liquidation Amount theretofore paid or then payable to Grantee (and not repaid or refunded to the Issuer pursuant to Section 18 or otherwise), would exceed $460,000,000 provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used in this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i)(x) the amount received by Grantee, any other Holder and any Owner pursuant to Issuer's repurchase of the Option (or any portion) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's, any other Holder's and any Owner's purchase price for such Option Shares, as the case may be,
(ii)(x) the net cash amounts (and the fair market value of any other consideration) received by Grantee, any other Holder and any Owner pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's (or any other Holder's or Owner's) purchase price of such Option Shares, and
(iii) the net cash amounts (and the fair market value of any other consideration) received by Grantee (or any other Holder) on the transfer of the Option (or any portion thereof) to any unaffiliated party. In the case of clauses (ii)(x) and (iii) above, the Grantee and each Holder and Owner agrees to furnish as promptly as reasonably practicable after any disposition of all or a portion of the Option or Option Shares a complete and correct statement, certified by a responsible executive officer or partner of Grantee, Holder or Owner, as applicable, of the net cash amounts (and the fair market value of any other consideration) received in connection with any sale or transfer of the Option or Option Shares.

     (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee and any other Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal (taking into account the provision of Section 18(a)) assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and any other Holders and Owners and their respective affiliates as of such date were sold for cash at the closing market price for the Common Stock on the NYSE Composite Transaction Tape as of the close of business on the preceding trading day (less customary brokerage commissions).

     19. Captions. The section, paragraph and other captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     20. Counterparts. This Agreement may be executed in one or more counterparts, and by both parties in separate counterparts, each of which when exercised shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Restrictions on Certain Actions; Covenants of Grantee. From and after the date of exercise of the Option in whole or part, and for as long as Grantee owns shares of Common Stock acquired pursuant to the exercise of the Option that represent at least 2% of the then outstanding Voting Securities:

     (a) Without the prior consent of the Board of Directors of Issuer specifically expressed in a resolution, Grantee will not, and will not permit any of its Affiliates (as defined) to:

           (i) acquire or agree, offer, seek or propose to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of more than 20% of any class of Voting Securities (as herein defined), or any rights or options to acquire such ownership (including from a third party);

           (ii) propose a merger, consolidation or similar transaction involving the Issuer;

          (iii) offer, seek or propose to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Issuer;

           (iv) seek or propose to influence or control the management or policies of the Issuer or to obtain representation on the Issuer's Board of Directors, or solicit or participate in the solicitation of any proxies or consents with respect to the securities of the Issuer;

           (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

           (vi) seek or request permission to do any of the foregoing or seek any permission to make any public announcement with respect to any of the foregoing.

     The provisions of this Section 21 shall not apply to actions taken pursuant to the Merger Agreement; and

     (b) Grantee may not sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Voting Securities at any time except as follows:

           (i) pursuant to a tender offer, exchange offer, merger or consolidation of the Issuer, or in connection with a sale of all or substantially all of the Issuer's assets; or

           (ii) pursuant to a registered public offering under Section 8; or

          (iii) in compliance with Rule 144 of the General Rules and Regulations under the Securities Act (or any similar successor rule); and

     (c)(i) Grantee agrees to be present in person or to be represented by proxy at all stockholder meetings of Issuer so that all shares of Voting Securities beneficially owned by it or its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

           (ii) Grantee agrees to vote or cause to be voted all Voting Securities beneficially owned by it or its Affiliates proportionately with the votes cast by all other stockholders present and voting.

          (iii) The provision of this Section 21 shall terminate at such time as Grantee beneficially owns more than 50% of the outstanding Common Stock of Issuer.

     22. Governing Law. This Agreement shall be governed by and continued in accordance with the internal law of the State of New York.

     23. Definitions. For the purposes of this Agreement the following terms shall have the meanings specified below:

     "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership or securities or partnership or other ownership interest, by contract or otherwise).

     "Voting Securities" means the shares of Common Stock, preferred stock and any other securities of Issuer entitled to vote generally for the election of directors or any other securities (including rights and options), convertible into, exchangeable into or exercisable for, any of the foregoing (whether or not presently exercisable, convertible or exchangeable).

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          FRED MEYER, INC.

                                          By: /s/ ROBERT G. MILLER

                                            ------------------------------------
                                            Name: Robert G. Miller
                                            Title:  President and Chief
                                                    Executive Officer

                                          THE KROGER CO.

                                          By: /s/ PAUL W. HELDMAN
                                            ------------------------------------
                                            Name: Paul W. Heldman
                                            Title:  Senior Vice President,
                                                    Secretary
                                                and General Counsel

                                                                      APPENDIX D

                       [GOLDMAN, SACHS & CO. LETTERHEAD]

PERSONAL AND CONFIDENTIAL

October 18, 1998

Board of Directors
The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to The Kroger Co. ("Kroger") of the exchange ratio (the "Exchange Ratio") of one share of Common Stock, par value $1.00 per share (the "Kroger Common Stock"), of Kroger to be exchanged by Kroger for each share of Common Stock, par value $0.01 per share (the "Fred Meyer Common Stock"), of Fred Meyer, Inc. ("Fred Meyer") pursuant to the Agreement and Plan of Merger, dated as of October 18, 1998, by and among Kroger, Jobsite Holdings, a wholly-owned subsidiary of Kroger, and Fred Meyer (the "Agreement").

Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Kroger, having provided investment banking services to Kroger from time-to-time, including having acted as lead manager of numerous equity and debt financings, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We are familiar with Fred Meyer, having provided certain investment banking services to Fred Meyer from time-to-time, including having acted as a lead-managing underwriter of a public offering of 3,850,000 shares of Fred Meyer Common Stock in September 1996, as a co-managing underwriter of a public offering of 8,997,795 shares of Fred Meyer Common Stock in July 1998, as a co-managing underwriter of a public offering of $250,000,000 principal amount of 7.15% Notes due March 1, 2003, $750,000,000 principal amount of 7.375% Notes due March 1, 2005, and $750,000,000 principal amount of 7.45% Notes due March 1, 2008 (each in March 1998), as a managing agent of a $3,985,000,000 bank loan and synthetic lease financing in March 1998, and as a financial advisor in connection with its acquisitions of Quality Food Centers, Inc. and Food 4 Less Holdings, Inc. in March 1998. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time-to-time effect transactions and hold securities, including derivative securities, of Kroger or Fred Meyer for its own account and for the accounts of customers. As of the date hereof, Goldman Sachs accumulated a long position of 49,085 shares of Kroger Common Stock against which Goldman Sachs is short 44,732 shares of Kroger Common Stock, and a long position of $4,800,000 principal amount of 6.375% Senior Notes due March 1, 2008 issued by Kroger. Goldman Sachs has also accumulated a long position of 32,420 shares of Fred Meyer Common Stock against which Goldman Sachs is short 26,400 shares of Fred Meyer Common Stock, and short positions of $325,000 principal amount of 7.375% Notes due March 1, 2005 and $7,850,000 principal amount of 7.45% Notes due March 1, 2008 issued by Fred Meyer.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of Kroger for the five fiscal years ended December 27, 1997 and Annual Reports to Stockholders and Annual Reports on Form 10-K of Fred Meyer for the five fiscal years ended January 31, 1998; certain interim reports to shareholders and quarterly reports on Form 10-Q of Kroger; certain

The Kroger Co.
October 18, 1998
Page Two

interim reports to stockholders and quarterly reports on Form 10-Q of Fred Meyer; certain other communications from Kroger and Fred Meyer to their respective shareholders and stockholders; certain internal financial analyses and forecasts for Kroger and Fred Meyer prepared by their respective managements, including analyses of certain cost savings and operating synergies projected by the management of Kroger to result from the transactions contemplated by the Agreement (the "Synergies"). We also have reviewed the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus, dated August 6, 1997, relating to the Special Meetings of Stockholders of Fred Meyer and Smith's Food & Drug Centers, Inc.; and the Registration Statement on Form S-4, including the Joint Proxy and Consent Solicitation Statement/Prospectus, dated January 27, 1998, relating to the Special Meetings of Stockholders of Fred Meyer and Quality Food Centers, Inc., and the consent of the stockholders of Food 4 Less Holdings, Inc. We have held discussions with members of the senior managements of Kroger and Fred Meyer regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. We also have reviewed the Commitment Letter, dated October 18, 1998, relating to amendments to the Kroger and Fred Meyer bank loan agreements (the "Bank Letter"). In addition, we have reviewed the reported price and trading activity for the Kroger Common Stock and the Fred Meyer Common Stock, compared certain financial and stock market information for Kroger and Fred Meyer with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the supermarket industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the financial forecasts prepared by the managements of Kroger and Fred Meyer, including, without limitation, the Synergies, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Kroger and Fred Meyer, and that such forecasts and Synergies will be realized in the amounts and time periods contemplated thereby. Also, with your consent, we have assumed that the transactions described in the Bank Letter will be consummated. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Kroger or Fred Meyer or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have also assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling-of-interests transaction under generally accepted accounting principles.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Kroger in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Kroger Common Stock should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to Kroger.

Very truly yours,

GOLDMAN, SACHS & CO.

                                                                      APPENDIX E

      [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]

                                          October 18, 1998

Board of Directors
Fred Meyer, Inc.
3800 S.E. 22nd Avenue
Portland, OR 97202

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the common stockholders of Fred Meyer, Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger, dated as of October 18, 1998 (the "Agreement"), by and between the Company, The Kroger Co. ("Kroger") and Fred Meyer Holdings, a wholly-owned subsidiary of Kroger ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger").

     Pursuant to the Agreement, each share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), excluding those shares held in the treasury of the Company or held by subsidiaries of the Company, Kroger or its subsidiaries, will be converted into the right to receive one (1) share (the "Exchange Ratio") of common stock, par value $1.00 per share, of Kroger ("Kroger Common Stock").

     In arriving at our opinion, we have reviewed the draft dated October 17, 1998 of the Agreement, including exhibits thereto, as well as financial and other information that was publicly available or furnished to us by the Company and Kroger including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning August 16, 1998 and ending January 31, 2004, prepared by management of the Company and certain financial projections of Kroger for the period beginning June 14, 1998 and ending December 31, 2003, prepared by management of Kroger. In addition, we have compared certain financial and securities data of the Company and Kroger with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock and Kroger Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in any other transaction with the Company.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Kroger or their respective representatives, or that was otherwise reviewed by us. In particular, we have reviewed and relied upon the estimates of the management of the Company of operating synergies achievable as a result of the Merger and upon our discussion of such operating synergies assumptions with the management of Kroger. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Kroger as to the future operating and financial performance of the Company and Kroger. We have not assumed any responsibility for making an independent evaluation of the Company's or Kroger's assets or liabilities or any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which Kroger Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors nor does it address the Board's decision to proceed with the

Merger. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services. During the past two years, DLJ lead managed a $1.75 billion public offering of Senior Notes of the Company in March 1997 and public offerings of Company Common Stock for certain selling shareholders of 7.1 million shares in March 1998, 9.0 million shares in June 1998 and 4.2 million shares in July 1998, for which it received usual and customary compensation. DLJ has also advised Food 4 Less Holdings, Inc. and Smith's Food & Drug Centers, Inc. in their respective mergers with the Company in May 1997 and November 1997.

     Based upon the foregoing and other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                                                      APPENDIX F

                     [SALOMON SMITH BARNEY INC. LETTERHEAD]

October 18, 1998

Board of Directors
Fred Meyer, Inc.
3800 S.E. 22nd Avenue
Portland, OR 97202

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Fred Meyer, Inc. (the "Company") of the Exchange Ratio (as defined below) provided for pursuant to the terms and conditions set forth in the Agreement and Plan of Merger by and among The Kroger Co. ("Kroger"), Fred Meyer Holdings, Inc. ("Merger Sub") and the Company, dated October 18, 1998 (the "Merger Agreement"). We understand that, in the Merger (as defined in the Merger Agreement), Merger Sub will be merged with and into the Company. We further understand that (i) upon effectiveness of the Merger, each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Fred Meyer Common Stock"), will be converted into one (1) (the "Exchange Ratio") validly issued, fully paid and non-assessable share of common stock of Kroger (the "Kroger Common Stock"), par value $1.00 per share and (ii) holders of shares of Fred Meyer Common Stock will also have the right to receive together with each share of Kroger Common Stock issued in the Merger, one associated right in accordance with the Rights Agreement, dated as of April 4, 1998, between Kroger and The Bank of New York, as rights agent.

In connection with rendering our opinion, we have reviewed or discussed: (i) a draft of the Merger Agreement that you have advised us is substantially in the form to be executed by the parties; (ii) certain publicly available business and financial information relating to the Company and Kroger which were discussed with us by the respective managements of the Company and Kroger; (iii) information relating to certain strategic implications and operational benefits anticipated to result from the Merger which was discussed with us by the Company; (iv) certain publicly available and other information concerning the trading of, and the trading market for, the publicly traded securities of the Company and Kroger; (v) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and Kroger; and (vi) certain publicly available information with respect to other merger and acquisition transactions that we believe to be comparable in certain respects to the Merger. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate to arrive at our opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information provided to or reviewed by us or publicly available, and we have not assumed any responsibility for any independent verification of any of such information. With respect to financial forecasts, and other information and data provided to or reviewed by, and relied upon by, us, we have been advised by the managements of the Company and Kroger that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company and Kroger as to the expected future financial performance of the Company and Kroger and the strategic implications and operational benefits anticipated from the Merger. We express no opinion with respect to such forecasts or the assumptions on which they were based. We further relied on the assurances of managements of the Company and Kroger that they were unaware of any facts that would make the forecasts or information and data provided to us incomplete or misleading. We have not made or been provided with any independent evaluations or appraisals of any of the Company's or Kroger's assets, properties, liabilities or securities, nor have we made any physical inspection of the properties or assets of the Company or Kroger. We have assumed that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles ("GAAP"), and that the Merger qualifies for such accounting treatment under GAAP. We have also assumed that the Merger will constitute a "reorganization"

Board of Directors
Fred Meyer, Inc.
October 18, 1998
Page 2

within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and none of the Company, Kroger, Merger Sub or holders of the Fred Meyer Common Stock will recognize gain or loss for U.S. federal and state income tax purposes as a result of the Merger.

As you are aware, Salomon Smith Barney Inc. ("Salomon Smith Barney") is acting as financial advisor to the Company in connection with the Merger for which we will receive certain fees, including with regard to the rendering of this opinion, a significant portion of which is contingent upon the consummation of the Merger. Additionally, Salomon Smith Barney has previously rendered financial advisory and investment banking services to the Company for which we have received customary compensation. In the ordinary course of our securities business we and our affiliates may hold or actively trade the debt and equity securities of the Company or Kroger for our own account and for the account of our customers and, accordingly, we may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain other business and financial relationships with the Company and Kroger.

Our opinion, as expressed below, relates to the relative values of the Company and Kroger and does not imply any conclusion as to what the value of the Kroger Common Stock actually will be when issued pursuant to the Merger or the price at which such stock will trade following the consummation of the Merger. Our opinion necessarily is based upon conditions and circumstances as they exist and can be evaluated as of the date hereof and does not address the underlying business decision of the Company to enter into the Merger Agreement. Specifically, we have not been asked to, nor do we, express an opinion as to the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in acquiring all or any part of the Company.

This opinion is for the benefit and use by members of the Board of Directors of the Company in connection with their evaluation of the Merger and does not constitute a recommendation to any holder of shares of the Fred Meyer Common Stock as to how such stockholder should vote with respect to the Merger. This opinion may not be published or otherwise used by the Company without our prior written consent, other than as provided for in our engagement agreement, dated October 13, 1998, between the Company and Salomon Smith Barney.

Based upon, and subject to, the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Fred Meyer Common Stock.

Very truly yours,

SALOMON SMITH BARNEY INC.

                                                                      APPENDIX G

                    SECTION 1701.85 OF THE OHIO REVISED CODE

     SECTION 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of the shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares had been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting form the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

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

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

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
                                                                       P R O X Y


                                  P R O X Y

                                FRED MEYER, INC.
                      Special Meeting, April 12, 1999

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Robert G. Miller, Kenneth Thrasher and Roger A. Cooke, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of stockholders of Fred Meyer, Inc. ("Fred Meyer") on April 12, 1999 and any adjournments thereof, with all powers that the undersigned would possess if personally present with respect to the following:

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for adoption of the Agreement and Plan of Merger and the transactions contemplated thereby. The proxies may vote in their discretion as to other matters that may come before this meeting.


                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


                               Fred Meyer, Inc.
                               P.O. Box 11228
                               New York, N.Y.  10203-0228

1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 18, 1998, among Fred Meyer, The Kroger Co., and Jobsite Holdings, Inc. and the transactions contemplated thereby.

         FOR [ ]                AGAINST [ ]             ABSTAIN [ ]

2. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of Fred Meyer are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

     The Special Meeting of Stockholders of Fred Meyer, Inc. will be held on April 12, 1999 at 3:00 p.m., Pacific Time, at Ralphs Grocery Company, 1100 West Artesia Blvd, Compton, California 90220.



                                         Change of Address and or Comments
                                         Mark here [ ]

                                         Please date and sign as name is
                                         imprinted hereon, including
                                         designation as executor, trustee,
                                         etc., if applicable. A corporation
                                         must sign its name by the
                                         president or other authorized
                                         officer.

                                         Date:                      , 1999
                                               ---------------------

                                         ---------------------------------

                                         ---------------------------------
                                              Signature or Signatures

                                         Votes MUST be indicated (X) in Black
                                         or Blue Ink [ ]

(Please sign, date and return this proxy in the enclosed Postage prepaid envelope.)